As filed with the U.S. Securities and Exchange Commission on September 19, 2024.

Registration No. 333-281693

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOMESTOLIFE LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	5712	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6 Raffles Boulevard, #02-01/02

Marina Square, Singapore 039594

+65 9730 3718

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Henry Yin, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR 852-3923-1111	Jane K. P. Tam, Esq. Loeb & Loeb LLP 901 New York Avenue, N.W. Washington, D.C. 20001 (202) 618-5000	Xiaoqin (Sherry) Li, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000	Joan Wu, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue 19th Floor New York, NY 10022 (212) 530-2208

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth Company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED SEPTEMBER 19, 2024

1,250,000 Shares

HomesToLife Ltd

This is an initial public offering of ordinary shares, par value US$0.0001 per share (“Shares”) of HomesToLife Ltd, an exempted company with limited liability incorporated under the laws of Cayman Islands (“we,” “us,” “our,” “HomesToLife Cayman,” or the “Company”). We are offering on a firm commitment basis our Shares. Prior to this offering, there has been no public market for our Shares. We expect the initial public offering price of our Shares to be in the range of $4 to $6 per share. We have applied to list our Shares on the Nasdaq Capital Market under the symbol “HTLM.” It is a condition to the closing of this offering that our Shares qualify for listing on a national securities exchange.

Upon the completion of this offering, we will be a “controlled company” as defined under corporate governance rules of Nasdaq, because our founders and Chairman/Vice Chairman, Messrs. Phua Yong Pin and Phua Yong Tat, will beneficially own approximately 75.6% of our then-issued and outstanding Shares and will be able to exercise approximately 69.1% of the total voting power of our issued and outstanding Shares immediately after the consummation of this offering, assuming the underwriters do not exercise its option to purchase additional Shares. Messrs. Phua Yong Pin and Phua Yong Tat will have the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents and approval of major corporate transactions. For further information, see “Principal Shareholders.” For more detailed description of risks related to being a “controlled company,” see “Risk Factors—Risks Related to Our Company—We will be a ‘controlled company’ within the meaning of the Nasdaq Listing Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.” At this time, we do not intend to rely on these exemptions to corporate governance requirements as a controlled company. However, we may elect to do so in the future.

Investing in our Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying our Shares.

The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Our Shares offered in this prospectus are shares of our Cayman Islands holding company, which has no material operations of its own and conducts substantially all of its operations through the operating entities established in Singapore. Investors of our Shares should be aware that they may never directly hold equity interests in our subsidiaries.

Please see “Risk Factors” beginning on page 7 of this prospectus for additional information.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions (7%) for sales to investors introduced by the underwriter (1)	$	$
Proceeds, before expenses, to us (2)	$	$

(1) We have agreed to pay the underwriters a discount equal to seven percent (7%) of the gross proceeds of the offering from investors introduced by the underwriters. The calculation above is based on the assumption that all shares sold in this offering were to investors introduced by the underwriters. Proceeds to the Company will be higher if any shares sold in this offering were to investors introduced by us. See “Underwriting” for additional disclosure regarding underwriting compensation payable by us.

(2) We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $1.7 million, exclusive of the underwriting discounts and the non-accountable expenses allowance. We will pay the underwriters a non-accountable expenses equal to one percent (1%) of the gross proceeds in this offering. See “Underwriting” for additional disclosure regarding underwriting compensation payable by us.

The underwriters are selling 1,250,000 Shares (or 1,437,500 Shares if the underwriters exercise their over-allotment option in full) in this offering on a firm commitment basis.

An underwriting discount or spread equal to seven percent (7%) of the offering price. The Registration Statement of which this prospectus is a part also covers the Shares issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting” beginning on page 102.

We have granted the underwriters an option, exercisable for forty-five (45) days following the closing date of this offering, to purchase up to an additional fifteen percent (15%) of the Shares offered in this offering on the same terms to cover over-allotments.

The underwriters expect to deliver the Shares against payment in U.S. dollars to purchasers on or about [●], 2024.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

US Tiger Securities Inc.

Prospectus dated [●], 2024

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About this Prospectus

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Shares is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless otherwise indicated, information contained in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 7 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Our financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

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Conventions that Apply to this Prospectus

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

●	“Company,” “HomesToLife Cayman” or “our Company” means HomesToLife Ltd, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on February 16, 2024.

●	“Companies Act” means the Companies Act (2023 Revision) of the Cayman Islands, as amended, supplemented or modified from time to time.

●	“Group”, “our Group”, “we”, “us”, or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

●	“HomesToLife Singapore” means HomesToLife Pte. Ltd., a company incorporated in Singapore on September 28, 1989, and an indirect wholly-owned subsidiary of our Company.

●	“HTL Group” means collectively all of the entities controlled or owned by Major Shareholders.

●	“Major Shareholders” means Messrs. Phua Yong Pin and Phua Yong Tat, who are also our founders and Chairman/Vice Chairman.

●	“S$” or “SGD” means Singapore dollars(s), the lawful currency of Singapore.

●	“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

●	“Securities Act” means the U.S. Securities Act of 1933, as amended, supplemented or modified from time to time.

●	“Singapore Companies Act” means the Companies Act 1967 of Singapore, as amended, supplemented or modified from time to time.

●	“US$”, “$” or “USD” means United States dollar(s), the lawful currency of the U.S.

●	“U.S.” or “United States” means the United States of America.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Our reporting currency is the Singapore dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Singapore dollars into U.S. dollars were made at S$1.3186 to US$1.00. We make no representation that the Singapore dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Singapore dollars, as the case may be, at any particular rate or at all.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Shares, discussed under “Risk Factors,” before deciding whether to buy our Shares.

Overview

Our operating company, HomesToLife Singapore, is one of the leading home furniture retailers that offers and sells customized furniture solutions in Singapore. As of the date of this prospectus, it has six retail store locations, and among furniture companies that sell furniture manufactured from China and other Asian countries, HomesToLife Singapore is the second largest in Singapore by the number of retail store locations. It has helped homeowners create living spaces that reflect their individuality since 2014. Its product offerings include leather and fabric upholstered furniture, case goods and accessories, and offers a one-stop shop for retail customers to furnish their homes. HomesToLife Singapore offers and sells selected HTL Group’s products and brands of luxury contemporary furniture in Singapore, as well as products supplied by trusted third party suppliers. Pursuant to a 20-year exclusive Products Supply Agreement, with the exclusive period commencing from January 4, 2021, it has with HTL Marketing Pte. Ltd. (“HTL Marketing”), a HTL Group company owned and controlled by our controlling shareholders and Chairman/Vice Chairman, Messrs. Phua Yong Pin and Phua Yong Tat, HomesToLife Singapore has secured a long-term and reliable supply of leather and fabric upholstered furniture from partners within the HTL Group in different parts of China, and is able to offer its customers a wide selection of design, leather and fabric materials, configuration and function of sofas. For the fiscal year ended December 31, 2023, sales of leather and fabric upholstered furniture and case goods and accessories amounted to SGD5.9 million (US$4.5 million) and SGD0.9 million (US$0.7 million), representing approximately 87.3% and 12.7%, respectively, of our total sales revenue.

To target the premium mass market by providing customers high-quality luxury products with affordable, reliable and customizable options, HomesToLife Singapore also reserves and dedicates an exclusive space in certain HomesToLife Singapore retail stores in Singapore for the marketing and selling of furniture under HTL’s “Domicil” brand and “Fabbrica” brand, two European furniture brands offering premium and luxury products that are designed by top designers from around the world and targeted at the middle and upper class consumer markets.

“HomesToLife” has a long-standing pledge to offer fair prices, great value, consistent and reliable quality, and on-time delivery to its customers. It maintains a website: www.homestolife.com offering consumers a seamless shopping experience online and post-sales customer service support. HomesToLife Cayman plans to use a significant portion of the proceeds from its initial public offering (“IPO”) to fund the expansion of its business and opening of new store locations in other parts of Asia including, Taiwan, Korea, Indonesia and Malaysia. Its mission is to become a leading home furniture retailer in all of Asia.

Corporate Information

Our principal executive offices are located at 6 Raffles Boulevard, #02-01/02, Marina Square, Singapore 039594, and our phone number is +65 9730 3718. Our registered office is located at the offices of Tricor Services (Cayman Islands) Limited, at Third Floor, Century Yard, Cricket Square, P.O. Box 902, Grand Cayman, Ky1-1103, Cayman Islands. We maintain a corporate website at http://www.homestolife.com/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

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Corporate Structure

The following diagram illustrates our corporate structure upon completion of the IPO based on a proposed number of 1,250,000 Shares being offered, assuming no exercise of the underwriters’ over-allotment option. For more details on our corporate history, please refer to “Our History and Structure.”

Phua Yong Pin
(Singapore)
Phua Yong Tat
(Singapore)
50%
50%
Golden Hill Investments
(Cayman)
100%
Golden Hill Capital Pte Ltd
(Singapore)
100%
Golden Hill Capital Ltd
(BVI)
Pre-IPO Investors
Summer Capital Pte. Ltd.
(Singapore)
IPO Investors
69.1%
8.5%
13.8%
8.6%
100%
HomesToLife Ltd
(Cayman)
100%
HomesToLife International Pte. Ltd.
(Singapore)
100%
HomesToLife Pte. Ltd.
(Singapore)

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Summary of Risk Factors

Investing in our Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business

●	We may incur losses in the future.
●	Our success depends on our ability to retain our core management team and other key personnel.
●	Our success depends in part on our ability to increase our net revenue per active customer. If our efforts to increase customer loyalty and repeat purchasing as well as maintain high levels of customer engagement are not successful, our growth prospects and net revenue will be materially adversely affected.
●	Our business depends on our ability to build and maintain strong brands. We may not be able to maintain and enhance our “HomesToLife” brand if we receive unfavorable customer complaints, negative publicity or otherwise fail to live up to consumers’ expectations, which could materially adversely affect our business, results of operations and growth prospects.
●	Our failure to operate effectively in a highly competitive and evolving industry could have a material adverse effect on our business.
●	Our business may be affected by increase in rental expenses or the termination of leases of our retail stores.
●	We may not succeed in implementing our business strategies and future expansion plan.
●	We may not be able to adequately protect our intellectual property rights and there may be copycat counterfeit competition and an inability to protect or use our intellectual property rights may adversely affect our business.
●	We may be subject to supply chain disruptions, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Doing Business in Singapore

●	Any adverse material changes to the Singapore market (whether localized or resulting from global economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease (such as COVID-19), could have a material adverse effect on our business, results of operations and financial condition. Many of the economies in Asia, including Singapore, are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability in the future.
●	Our operating subsidiary is subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.
●	Adverse change in government regulations may materially and adversely affect our operations and financial condition.
●	The ability of our subsidiary in Singapore to distribute dividends to us may be subject to restrictions under applicable laws.

Risks Related to Our Corporate Structure, Our Securities and This Offering

●	We will incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.
●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected.
●	It may be difficult for you to enforce any judgment obtained in the United States against us, our Directors, Executive Officers or our affiliates.
●	We will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

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●	The market price of our Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price. The sale or availability for sale of substantial amounts of our Shares could adversely affect their market price.
●	Securities analysts may not publish favorable research or reports about our business or may publish no in-formation at all, which could cause our stock price or trading volume to decline. Because our public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.
●	As a company incorporated in the Cayman Islands, we may adopt certain home country practices in relation to corporate governance matters that differ significantly from corporate governance requirements of Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance requirements of Nasdaq.
●	Judgments obtained against us by our shareholders may not be enforceable.
●	Assuming our Shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future.

Impact of COVID-19

The COVID-19 outbreak has adversely affected (and a significant outbreak of other infectious diseases could result in an additional widespread health crisis that could adversely affect) the economies and financial markets worldwide, and the business of the Company could be materially and adversely affected by the COVID-19 outbreak and any such other outbreak. Furthermore, our business may be adversely affected if continued concerns relating to COVID-19 continue to restrict travel, or result in the Company’s personnel, suppliers, vendors and services providers being unavailable to pursue their business objectives free of COVID-19 related restrictions. The extent to which COVID-19 impacts our business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including for example new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our ability to pursue our business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

Implications of Our Being an “Emerging Growth Company”

As a Company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth Company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth Company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth Company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

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Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth Company. The JOBS Act provides that we would cease to be an “emerging growth Company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public Company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq Listing Rules provide that a foreign private issuer may follow the practices of its home country, which for us is the Cayman Islands, rather than the rules of Nasdaq as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions. See “Risk Factors— Risks Related to Our Corporate Structure, Our Securities and This Offering—Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.”

Implications of Being a Controlled Company

Upon the completion of this offering, our founders and Chairman/Vice Chairman, Messrs. Phua Yong Pin and Phua Yong Tat, will beneficially own 69.1% of our total issued and outstanding Shares, representing 69.1% of our total voting power, assuming that the underwriters do not exercise their option to purchase additional Shares, or 68.2% of our total issued and outstanding Shares, representing 68.2% of our total voting power, assuming that the option to purchase additional Shares is exercised by the underwriters in full. We will be a “controlled company” as defined under the Nasdaq Listing Rules because Messrs. Phua Yong Pin and Phua Yong Tat will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. At this time, we do not intend to rely on these exemptions to corporate governance requirements as a controlled company. However, we may elect to do so in the future. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

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THE OFFERING

Securities offered by us	1,250,000 Shares

Over-allotment option	We have granted the underwriters an option, exercisable for forty-five (45) days from the closing date of this offering, to purchase up to an aggregate of 187,500 additional Shares at the initial public offering price, less underwriting discounts.

Price per Share	We currently estimate that the initial public offering price will be in the range of $4 to $6 per Share.

Shares outstanding prior to completion of this offering	13,250,000 Shares See “Description of Share Capital” for more information.

Shares outstanding immediately after this offering	14,500,000 Shares assuming no exercise of the underwriters’ over-allotment option. 14,687,500 Shares assuming full exercise of the underwriters’ over-allotment option.

Listing	We will apply to have our Shares listed on the Nasdaq Capital Market.

Proposed Ticker symbol	“HTLM”

Transfer Agent	Transhare Corporation

Use of proceeds	We intend to use the proceeds from this offering for opening new stores in the East of Singapore and other Asian countries such as Taiwan, Republic of Korea, Indonesia, and Malaysia; for sales and marketing; and for IT. See “Use of Proceeds” on page 33 for more information.

Lock-up	All of our directors, officers and the principal shareholders (5% or more shareholders) have agreed, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Shares or securities convertible into or exercisable or exchangeable for our Shares for a period of six (6) months after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors	The Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 7 for a discussion of factors to consider before deciding to invest in our Shares.

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RISK FACTORS

An investment in our Shares involves a high degree of risk. Before deciding whether to invest in our Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We may incur losses in the future.

We anticipate that our operating expenses, together with the increased general administrative expenses of a public company upon completion of this offering, will increase in the foreseeable future as we seek to maintain and continue to grow our business and attract potential customers. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result of the foregoing and other factors, we may incur net losses in the future and may be unable to achieve or maintain profitability on a quarterly or annual basis for the foreseeable future.

If we fail to manage our growth effectively, our business, financial condition and operating results could be harmed.

Our historical growth rates may not be sustainable or indicative of future growth. To manage our growth effectively, we must continue to implement our operational plans and strategies, improve and expand our infrastructure of people and information systems and expand, train and manage our employee base. If our new hires perform poorly, if we are unsuccessful in hiring, training, managing and integrating these new employees and staff, or if we are not successful in retaining our existing employees and staff, our business may be harmed. We also face significant competition for personnel. Failure to manage our hiring needs effectively or successfully integrate our new hires may have a material adverse effect on our business, financial condition and operating results. Properly managing our growth will also require us to establish consistent policies across regions and functions, and a failure to do so could likewise harm our business.

Additionally, the growth of our business places significant demands on our operations, as well as our management and other employees. Further, we have faced and may continue to face a number of challenges to our expansion into physical retail locations, including locating retail space with a cost and geographic profile that will allow us to operate in highly desirable shopping locations, hiring in-store talent and expanding our physical retail operations in a cost-effective manner. We have entered into and may continue to enter into long-term leases before we know whether our physical retail strategy or a particular geography will be successful. We are also required to manage relationships with a growing number of suppliers, customers and other third parties across the world. Our information technology systems and our internal controls and procedures may not be adequate to support future growth of our supplier and employee base.

Failure to manage our growth and organizational change effectively could lead us to over-invest or under-invest in technology and operations; result in weaknesses in our infrastructure, systems or controls; give rise to operational mistakes, losses or loss of productivity or business opportunities; reduce customer satisfaction; limit our ability to respond to competitive pressures; and result in loss of employees and reduced productivity of remaining employees. If we are unable to manage the growth of our organization effectively, our business, financial condition and operating results may be materially adversely affected.

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If we fail to acquire new customers, reactivate prior customers or retain existing customers, or fail to do so in a cost-effective manner, our business, financial condition and operating results could be harmed.

Our success depends on our ability to acquire and retain customers in a cost-effective manner. In order to expand our customer base, we must appeal to and acquire customers who have historically used other means of commerce to purchase home goods and may prefer alternatives to our offerings, such as the websites of our competitors or our suppliers’ own websites. We have made significant investments related to customer acquisition and expect to continue to spend significant amounts to acquire additional customers and to reactivate prior customers. Our paid advertising efforts are primarily online channel advertising, including social media advertising, search engine marketing and paid engagement of online media companies. We engage influencers or key opinion leaders within the community via product sponsorship. We also conduct offline advertisements including printed display ads, direct mailing and magazine advertisements. These efforts are expensive and may not result in the cost-effective acquisition of customers. Our marketing expenses have varied from period to period, and we expect this trend to continue as we test new channels and refine our marketing strategies. We may increase or decrease our marketing spend within a period, based on the degree of our achievement of intended results, which may result in increased or decreased customer engagement in any given period. We cannot assure you that the net profit from new or returning customers we acquire will ultimately exceed the cost of acquiring those customers. Additionally, actions by third parties to block or impose restrictions on the delivery of certain advertisements could also adversely impact our business. If we fail to deliver a quality shopping experience, or if consumers do not perceive the products we offer to be of high value and quality, we may not be able to acquire new customers or retain existing customers. If we are unable to acquire new customers or reactivate prior customers who purchase products in numbers sufficient to grow our business, we may not be able to generate the scale necessary to drive beneficial network effects with our suppliers or efficiencies in our logistics network, our net revenue may decrease, and our business, financial condition and operating results may be materially adversely affected.

We also utilize non-paid advertising. Our website benefits significantly from direct searches via various platforms. In addition, our non-paid advertising strategy includes leveraging the value of our organic social media content and user-generated content within our community. Although we employ search engine optimization and search engine marketing strategies, our ability to maintain and increase the number of visitors directed to our website and application is not entirely within our control. Search engines frequently update and change the logic that determines the placement and display of results of a user’s search, such that the purchased or algorithmic placement of links to our sites can be negatively affected. Moreover, a search engine could, for competitive or other purposes, alter its search algorithms or results, causing our sites to place lower in search query results. A major search engine could change its algorithms in a manner that negatively affects our paid or non-paid search ranking, and competitive dynamics could impact the effectiveness of search engine marketing or search engine optimization. We also obtain a significant amount of traffic via social networking websites or other channels used by our current and prospective customers. As e-commerce and social networking continue to rapidly evolve, we must continue to establish relationships with these channels and may be unable to develop or maintain these relationships on acceptable terms. If we are unable to cost-effectively drive traffic to our sites, our ability to acquire new customers, reactivate prior customers or retain our existing customers and our financial condition would suffer.

Further, some of our new customers originate from word of mouth or other non-paid referrals from existing customers. If our efforts to satisfy our existing customers are not successful, we may not be able to acquire new customers or reactivate prior customers through these referrals, which may adversely affect how we continue to grow our business, or may require us to incur significantly higher marketing expenses in order to acquire new customers.

Our success depends in part on our ability to increase our net revenue per active customer. If our efforts to increase customer loyalty and repeat purchasing as well as maintain high levels of customer engagement are not successful, our growth prospects and net revenue will be materially adversely affected.

Our ability to grow our business depends on our ability to generate increased net revenue and repeat purchases from our customer base. Since our customer base in almost exclusively retail in nature, that would require us to maintain high levels of customer engagement. To do this, we must continue to provide our customers and potential customers with a unified, convenient, efficient and differentiated shopping experience by:

●	maintaining high quality of products;
●	providing superior pre-sale consulting, and post-sale customer support, services;
●	delivering products on time and without damage; and
●	maintaining and further developing our online platforms to reduce conversion time from retail furniture consumers to customers.

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If we fail to increase net revenue per active customer, generate repeat purchases or maintain high levels of customer engagement, our growth prospects, operating results and financial condition could be materially adversely affected.

We have faced and will continue to face price competition in the future. In addition, competitors with whom we compete, or who can obtain better pricing, more favorable contractual terms and conditions, or more favorable mix of products during periods of limited supply may be able to offer lower prices than we are able to offer. Our operating results and financial condition may be adversely affected by these and other industry-wide pricing pressures.

Our business depends on our ability to build and maintain strong brands. We may not be able to maintain and enhance our “HomesToLife” brand if we receive unfavorable customer complaints, negative publicity or otherwise fail to live up to consumers’ expectations, which could materially adversely affect our business, results of operations and growth prospects.

We mainly engaged in the sales of (i) upholstered sofas under the brands “Domicil,” “Fabbrica” and other HTL brands; and (ii) to a lesser extent, complementary furniture pieces, such as case goods, tables, bedding and mattress. Our ability to maintain and enhance our one-stop shop concept depends largely on our ability to maintain customer confidence in our product offerings, including by customizing our recommendations of high quality furniture to fit customers’ living style; maintaining product availability and delivering products on time and without damage. If customers do not have a satisfactory shopping experience, they may seek out alternative offerings from our competitors and may not return to our retail stores as often in the future, or at all. In addition, unfavorable publicity regarding, product quality or availability, poor customer service, delivery problems, competitive pressures, litigation or regulatory activity, could seriously harm our reputation. Such negative publicity also could have an adverse effect on the size, engagement and loyalty of our customer base and result in decreased net revenue, which could adversely affect our business and financial results.

In addition, maintaining and enhancing our “HomesToLife” brand name may require us to make substantial investments, and these investments may not be successful. If we fail to promote and maintain our brand, or if we incur excessive expenses in this effort, our business, operating results and financial condition may be materially adversely affected. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Maintaining and enhancing our brand will depend largely on our ability to provide high quality products to our customers.

Customer complaints or negative publicity about our stores, products, delivery times, company practices, employees, customer data handling and security practices or customer support, could rapidly and severely diminish consumer confidence in us and result in harm to our “HomesToLife” brand name and decreased revenue, whether or not the complaints and negative sentiment are based in fact.

Our physical retail stores may not achieve sales or operations targets and may negatively impact our financial results.

We operate six physical retail stores in Singapore. We believe that continued expansion into new physical retail stores represents a growth opportunity for us. Our growth strategy is dependent on our ability to identify and open future store locations in new and existing markets. Our ability to open stores in a timely and successful manner depends in part on the following factors: the availability of desirable store locations; the availability and costs of construction labor and materials; local permitting timelines; the ability to negotiate acceptable lease and development terms at reasonable rates, including the length of rental periods and renewal options and the ability to obtain termination rights; our ability to obtain all required approvals and comply with other regulatory requirements; our relationships with current and prospective landlords; the ability to secure and manage the inventory necessary for the launch and operation of new stores; the availability of capital funding for expansion; and general economic conditions. Any or all of these factors and conditions could materially adversely affect our growth and profitability.

New store openings may negatively impact our financial results due to the effect of store opening costs and lower sales during the initial period following opening. New stores, particularly those in new markets, build their brand recognition and customer base over time and, as a result, may have lower margins and incur higher operating expenses. We may not anticipate all of the challenges imposed by the expansion of our operations into new geographic markets. We may not manage our expansion effectively, and our failure to achieve or properly execute our expansion plans could limit our growth or have a material adverse effect on our business, financial condition and results of operations.

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Our efforts to expand our business into new geographic markets internationally will subject us to additional business, legal, financial and competitive risks, may not be successful and could adversely affect our profitability and operating results.

Our business success depends to some extent on our ability to expand our existing one-stop shop concept and product offerings into new geographic markets from time to time. Our plan to expand and further penetrate in the Singapore and Asian home furnishings market may be subject to risks such as:

●	costs associated with expanding our physical retail locations;
●	costs associated with strengthening information technology infrastructure to support anticipated growth in sales and supply volume;
●	challenges in recruiting and retaining experienced sales, customer services and management personnel;
●	costs associated with potential strategic acquisitions; and
●	burdens of complying with a wide variety of local laws and regulations.

The occurrence of any of these risks could negatively affect our expansion plan and consequently our business and operating results.

With the proceeds of the IPO, we have plans to open new HomesToLife stores in not only Singapore, but also Taiwan, Korea, Indonesia and Malaysia over the next twelve months, and other parts of Asia in longer term. Expanding internationally is time-consuming, requires significant amounts of management time and resources, substantial upfront investments, including investments in marketing, information technology and additional personnel. Expanding our one-stop shop concept internationally is particularly challenging because it requires us to gain country-specific knowledge about consumers, regional competitors and local laws, construct catalogs specific to the country, open new physical stores, and build local logistics capabilities. These technological and logistical challenges can result in failures or other quality issues that may cause customer dissatisfaction and harm our reputation and brand. In the future, we may also consider incorporating the franchise model in our international expansion plan although there is no assurance at this time that that is what we will do. We also cannot guarantee the success of the franchise model. We may not be able to generate satisfactory net revenue from these efforts to offset related costs. Any lack of market acceptance of our efforts to expand our one-stop shop concept and product offerings into new geographic markets could have a material adverse effect on our business, prospects, financial condition and operating results.

In addition, our current and potential competitors in these new geographic markets may have greater brand recognition, financial resources, longer operating histories and larger customer bases than we do in these markets. If we are not successful to recoup our investments in these new markets, our business, financial condition and operating results may be materially adversely affected.

The upholstered furniture industry we are in is heavily reliant on consumer spending, housing market conditions, and design trends.

The upholstered furniture industry is heavily reliant on consumer spending, housing market conditions, and design trends. We target the premium mass market and at the middle and upper class consumer markets. If there is a decline of discretionary consumer spending or purchasing power in that demographics due to general economic conditions or other reasons, our business and operating results will be adversely affected. We target the customers who may be purchasing their second or third home and prefer furniture of premium quality at affordable prices. An unfavorable housing market condition can have material adverse effect on our business and operating results. We sell luxury contemporary leather and fabric upholstered furniture, such as, sofas, armchairs, recliners, and related accessories in Singapore. If we fail to move with the latest changes to the popular design trends in the market we operate, our business and operating results will suffer.

A cybersecurity attack, data breach or other security incident could impact our sites, networks, systems, platforms, confidential information and assets causing damage and substantial harm to our business and operating results, reputation and brand, and resulting in proceedings or actions against us by government regulatory bodies or private parties.

We collect, maintain, transmit and store data about our customers, employees, contractors, suppliers, vendors and others, including payment information and personally identifiable information, as well as other personal, confidential and proprietary information. In certain instances, we leverage and rely on third-party service providers to collect, maintain, transmit and store certain proprietary, personal and confidential information on our behalf, such as credit card data. To protect such data and other information from being breached, compromised or lost, we maintain and regularly assess against industry standard cybersecurity safeguards and best practices.

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Like many businesses, despite all of our efforts to defend against cyber threats and respond to incidents, we, and our third party service providers, have in the past and will in the future continue to be subject to cyber-attacks, cyber security threats and attempts to compromise and penetrate our data security systems and disrupt our operations. Recent cybersecurity incidents impacting large institutions, including those resulting in the compromise of sensitive data and the disruption of critical systems, suggest that the risk of such cyber events is significant, even when reasonable measures to protect the confidentiality, integrity, and availability of information are implemented. This may be as a result of deliberate malicious attempts to infiltrate our systems, including but not limited to, state-sponsored attackers or cybercriminal efforts, zero-day vulnerabilities, phishing attacks, software supply chain compromises, or non-malicious factors, including but not limited to, disruptions during the process of upgrading or replacing computer software or hardware, errors by the vendors we rely upon, or other disruptions that may jeopardize the security of our assets or information. We and our service providers may not anticipate or prevent all types of attacks until after they have already been launched and techniques used to obtain unauthorized access may change frequently and may not be known in the market. Security incidents such as ransomware attacks are becoming increasingly prevalent and severe, as well as increasingly difficult to detect. In addition, security breaches or data and asset leaks can also occur as a result of non-technical issues, including intentional or inadvertent actions by our employees or by persons with whom we have commercial relationships. Further, the prevalence of remote work by some of our employees and those of our third-party service providers creates increased risk that a cybersecurity incident may occur.

In addition to data loss and compromise, cybersecurity incidents or breaches of our security measures or those of our third-party service providers could result in interruption, disruption or malfunction of operations; costs relating to breach remediation, deployment or training of additional personnel and protection technologies, responses to governmental investigations and media inquiries and coverage; engagement of third party experts and consultants; litigation, regulatory action and other potential liabilities. Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data security and other laws and regulations, and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have a material adverse effect on our business, financial condition and operating results. Our reputation and brand could be damaged, our business may suffer, we could be required to expend significant capital and other resources to alleviate problems caused by such incidents and we could be exposed to a risk of loss, litigation or regulatory action and possible liability. Although we maintain cyber liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. We may need to devote significant resources to protect against security breaches or to address problems caused by breaches, diverting resources from the growth and expansion of our business.

Our failure to operate effectively in a highly competitive and evolving industry could have a material adverse effect on our business.

Our business is rapidly evolving and intensely competitive, with numerous competitors including furniture stores, big box retailers, department stores, specialty retailers and online retailers and marketplaces in Singapore.

We expect competition generally to continue to increase. We believe that our ability to compete successfully depends upon many factors both within and beyond our control, including:

●the size and composition of our customer base;

●the number of suppliers and products we feature in our stores and on our websites;

●our selling and marketing efforts;

●our ability to anticipate consumer demand and preferences;

●the quality, price and reliability of products we offer;

●the convenience of the shopping experience that we provide;

●the adequacy of our customer service;

●our ability to distribute our products and manage our operations; and

●our reputation and brand strength.

Some of our current competitors have, and potential competitors may have, longer operating histories, greater brand recognition, larger fulfillment infrastructures, greater technical capabilities, faster and less costly shipping and assembling, lower prices, significantly greater financial, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to derive greater net revenue and profits from their existing customer base, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in consumer habits.

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Our marketing efforts to help grow our business may not be effective, and failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our products and services.

Our success will depend, in part, on our ability to attract new consumers and retain existing customers. We may have to incur significantly higher and more sustained advertising and promotional expenditures in order to attract additional consumers to our stores and convert them into purchasing customers.

In addition, if we do not have a clear and relevant promotional calendar to engage our customers, especially in the current macroeconomic environment, our customers may purchase fewer goods from us or we may have to increase our promotional activities. If the shopping experience we provide does not appeal to consumers or meet the expectations of existing customers, we may not acquire new customers at sustainable rates, acquired customers may not become repeat customers and existing customers’ buying patterns and levels may decrease.

Our business may be affected by increase in rental expenses or the termination of leases of our retail stores.

We operate our own retail stores under the name “HomesToLife” by offering a one-stop solution to retail customers to address their furniture needs. As of December 31, 2023, we have in operation six retail stores owned and operated by us under our brand name “HomesToLife” in Singapore. The retail stores are essential to our business as they are an important distribution channel of our products. However, there is no assurance that we can renew the existing tenancies upon their respective expiry or can renew the same on terms and conditions no less favorable to us that the existing ones. Failure to renew the existing tenancies on terms and conditions acceptable to us may lead to disruption of our business and additional costs being incurred for relocation and renovation. If we are unable to find alternative locations that are suitable or on commercially acceptable terms in a timely manner, it may lead to reduction in the number of retail stores and our business, results of operation and financial condition may be adversely affected.

Furthermore, rental expenditure is one of the major costs in our business operation. For the two fiscal years ended December 31, 2023 and 2022, payments on lease liabilities, which represent rental costs, accounted to SGD1.4 million (US$1.1 million) and SGD1.3 million, respectively. Any substantial increase in rental expenses of our retail venues may increase our cost of operation and may adversely affect our profitability and financial positions.

We materially rely on HTL Marketing Pte. Ltd. (“HTL Marketing”) and HTL Manufacturing Pte. Ltd. (“HTL Manufacturing”), our sofa suppliers, which are related parties to us. Such arrangement materially and adversely exposes us to unique risk. Any disruption in the supplier’s relationship could have a material adverse effect on our business. Any disruption in the manufacturing of sofas and our inability to identify alternative sofa suppliers may materially and adversely affect our business operations and financial results.

We materially rely on HTL Marketing and HTL Manufacturing, which are related parties to us for supply of goods. For the year ended December 31, 2023, our purchases from HTL Marketing and HTL Manufacturing amount-ed to SGD1.9 million and nil, representing 78% and nil of our purchases, respectively. For the year ended December 31, 2022, our purchases from HTL Marketing and HTL Manufacturing amounted to SGD1.3 million and SGD1.0 million, representing 47% and 35% of our purchases, respectively.

Such arrangements materially and adversely exposes us to a unique risk. Our business relies solely and heavily on a stable and adequate supply of sofas from the sofa manufacturers. If our business relationships with the sofa suppliers are interrupted or terminated, this may lead to a material interruption of our operations or a suspension of our ability to procure sofas or delays in fulfilling our customer orders until we find another supplier that can supply our sofa products. Although we have entered into long term agreements with the sofa manufacturers, there is no assurance that the agreements can be renewed on commercially favorable terms upon their expiration.

Any disruption in our supplier relationships could have a material adverse effect on our business. Events that adversely affect our suppliers could impair our ability to obtain the sofa supply that we desire. Such events include problems with our suppliers’ businesses, finances, labor relations, ability to obtain raw materials, costs, production, quality control, insurance and reputation, as well as natural disasters, pandemics, or other catastrophic occurrences. A failure by any current or future supplier to comply with the environmental, safety or other laws and regulations, meet require timelines, and hire and retain qualified employees may disrupt our supply of products.

In the event of any early termination or non-renewal of our agreements with the sofa manufacturers, or in the event of any disruption, delay or inability on the part of our suppliers to manufacture sufficient and quality products to us, we cannot assure you that we would be able to identify alternative suppliers on commercially acceptable terms which may thereby result in material and adverse effects on our business, financial conditions and operating results. Failure to find a suitable replacement, even on temporary basis, would have an adverse effect on our brand image, financial conditions, and the result of operations.

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If our sofa manufacturers fail to deliver the sofa supply we need on the terms we have agreed, it may be challenging to secure alternative sources at commercially acceptable prices or on other satisfactory terms, in a timely manner. Any extended delays in securing an alternative source could result in late shipments of our products to our customers, which could materially and adversely affect our customer relationship, our brand image, profitability, results of operations, and financial condition. If we experience significant increased demand for our products, there can be no assurance that additional supplies of sofas will be available for us when required on acceptable terms, or at all, or our suppliers would allocate sufficient capacity to us in order to meet our requirements, fulfill our orders in a timely manner or meet our strict quality standards. Even if our existing suppliers are able to meet our needs or if we are able to find new manufacturers, we may encounter delays in production, inconsistencies in quality and additional costs. We are not likely to be able to pass the increased costs to the customer immediately, if at all, which may decrease or eliminate our profitability in any period. Any delays or interruption in or increased costs of purchases could have a material and adverse effect on our ability to meet customers’ demand for our products and result in lower net sales and profitability both in the short and long term.

The supply and price of our products are influenced by a number of factors, some of which are beyond our control.

As we do not manufacture our products and instead source them from suppliers in the PRC and a few other Asian countries, the price, quality and supply of our products may be influenced by a number of factors that are beyond our control, including but not limited to the prices of raw materials, the imposition of import or export tariffs or sales taxes, the quality control of our suppliers, logistics costs, shipment delay, bad weather and natural hazards. Any of the above mentioned factors could impact on the price, quality and supply of our products which could materially and adversely affect our business, results of operation and financial condition.

We may be subject to product liability and other similar claims and lawsuits if people or property are harmed by the products we sell.

We source our products from suppliers and are subject to the inherent risks associated therewith, including product recalls, product liability claims, quality control and regulatory action relating to safety, personal injury, death or environmental or property damage. Our suppliers may not have adequate financial resources or insurance coverage to fulfill their obligations under any product warranties given by them. Seeking indemnifications from our suppliers may potentially lead to litigation and claims against us by our customers which may have an adverse effect on our reputation and brand image, lead to negative publicity and, regardless of the validity of such claims, may reduce our sales which may in turn adversely affect our financial performance. We may also be held liable for purchase or import of products made of restricted materials or failing safety standards under the relevant laws and regulations governing the supplier and/or our business operations in Singapore. In addition, if complaints from customers escalate into legal claims, resources such as time and legal costs would have to be incurred to address such claims, thereby further affecting our business and financial performance.

Seasonal trends in our business create variability in our financial and operating results and place increased strain on our operations.

Historically, we have experienced surges in orders associated with promotional activities and seasonal trends. This activity may place additional demands on our staff in our retail stores and our logistics network and could cause or exacerbate slowdowns or interruptions. Any such service interruptions could prevent us from efficiently receiving or fulfilling orders, which may reduce the volume or quality of goods or services we sell and may cause customer dissatisfaction and harm our reputation and brand. We generally record a higher volume of order in March, April, June, August, November and December. In addition, the comparison of our revenue and operating results between different periods in any given financial year may not be relied upon as indicators of our performance. Any unpredictable and material changes in the market during our peak seasons may materially and adversely affect our financial condition and profitability.

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Merchandise returns could harm our business.

We allow our customers to return products, subject to our return policy. While our current merchandise returns are minimal, if merchandise returns are significant in the future, our business, prospects, financial condition and results of operations could be affected. Further, we modify our policies relating to returns from time to time, which may result in customer dissatisfaction or an increase in the number of product returns. Many of our products are large and require special handling and delivery. From time to time, our products are damaged in transit, which can increase return rates and affect our brand image and reputation.

We are subject to risks related to online transactions and payment methods.

We accept payments using a variety of methods, including credit card, debit card, electronic and mobile payment technologies, credit accounts (including promotional financing), gift cards and customer invoicing. We rely on third parties to provide many of these payment methods and payment processing services, including certain promotional financing. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from consumers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially and adversely affected.

We rarely, if not never, have received orders placed with fraudulent credit card data, we may, in the future, suffer losses as a result of orders placed with such fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. We may, in the future, also suffer losses from other online transaction fraud, including fraudulent returns. If we are unable to detect or control credit card or transaction fraud, our liability for these transactions could harm our business, financial condition and operating results.

We may not succeed in implementing our business strategies and future expansion plan.

We cannot guarantee our business strategies and future expansion plans as proposed will be successful as there are a number of factors which are beyond our control and may affect our business prospects such as economic and political conditions, global economic conditions, change in government regulations and customers’ behavior. In particular, there is no assurance that we will be able to find suitable locations for the opening of new retail stores on terms commercially acceptable to us. On the other hand, such expansion may put pressure on our managerial, financial and operational resources. If we are unable to manage our expansion and the rising costs associated with such expansion effectively, our financial condition and result of operation may be adversely affected.

We may be subject to risks associated with debt financing, including rising interest rates.

Due to our working capital requirements to support our day-to-day operations and business expansion, we may finance all or a substantial portion of our costs through bank loans and credit facilities.

While we believe that we have sufficient capital from our available cash resources, our cash generated from our business operations and our credit facilities to meet our current working capital and capital expenditure requirements, we may require additional debt financing to operate our business, implement our future business strategies and/or acquire complementary businesses.

Our ability to obtain debt financing depends on a number of factors including our financial strength, creditworthiness and prospects, as well as other factors beyond our control, including general economic, liquidity and political conditions. There is no assurance that we will be able to secure adequate debt financing on terms acceptable to us, or at all. In the event that we are unable to secure adequate debt financing on terms acceptable to us, we may not be able to implement our business strategies and our business and prospects could be materially and adversely affected as a result. Rising interest rates may increase the Company’s operational costs of funds.

Any disruptions, volatility or uncertainty of the credit markets could limit our ability to borrow funds or cause our borrowings to become more expensive. As such, we may be forced to pay unattractive interest rates, thereby increasing our interest expense, decreasing our profitability and reducing our financial flexibility if we take on additional debt financing. Any material increase in interest rates would also increase our cost of borrowing and debt financing costs, which may weaken our ability to obtain further future debt financing.

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Further, debt financing may restrict our freedom to operate our business as it may require conditions and/or covenants that:

a.	limit our ability to pay dividends or require us to seek consent for the payment of dividends;

b.	require us to dedicate a portion of our cash flow from operations to repayments of our debt, thereby reducing the availability of our cash flow for capital expenditures, working capital and other general corporate purposes; and

c.	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

Our success depends on our ability to retain our core management team and other key personnel.

Our performance depends on the continued service and performance of our directors, officers and senior management as they are expected to play an important role in guiding the implementation of our business strategies and future plans. If any of our directors, officers or any members of our senior management were to terminate their service or employment, there can be no assurance that we would be able to find suitable replacements in a timely manner, at acceptable cost or at all. The loss of services of key personnel or the inability to identify, hire, train and retain other qualified and managerial personnel in the future may materially and adversely affect our business, financial condition, results of operations and prospects.

Our directors’ and executive officers’ other business activities may pose conflicts of time commitment and conflicts of interest.

Our directors and executive officers have other business interests outside the Company that could potentially give rise to conflicts of time commitment. For example, our directors and executive officers own and/or are employed in executive positions in other HTL Group companies that operate and conduct business outside of Asia, including in the retail sale of such upholstered furniture and related goods, as well as in the manufacturing of such upholstered furniture and related goods.

Below is a chart showing the approximate percentages of the time historically devoted by certain directors and officers to matters concerning the Company and other companies.

Name	Title	To Company	To other companies
Phua Yong Pin	Chairman	10%	90%
Phua Yong Tat	Vice-Chairman	10%	90%
Phua Mei Ming	Chief Executive Officer	50%	50%
Chew Kwang Yong	Chief Financial Officer	30%	70%

As these directors and officers devote considerable time and effort to other companies, these sort of business activities could both distract them from focusing on the Company and pose a conflict of time commitment.

Our management team has limited experience managing a public company listed in the U.S.

While the members of our management team have experience in managing a publicly traded company on the Singapore stock exchange in various capacities, most members of our management team have not previously served as management of a publicly traded company on a US stock exchange and may not have experience complying with the increasingly complex laws pertaining to such public companies. Our management team may not successfully or efficiently manage a public company that is subject to significant regulatory oversight and reporting obligations under the U.S. federal securities laws as well as the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business and financial performance.

We are exposed to legal or other proceedings or to other disputes or claims.

In the event that our customers do not make payment in a timely manner, we may seek to enforce our contractual rights and seek recourse via litigation or arbitration. These legal procedures are time-consuming and the settlement of a contract dispute may require additional financial and other resources. Failure to secure adequate payments in time or to manage past due receivables effectively could have a material and adverse effect on our business, financial condition, results of operations and prospects.

Further, disputes and claims may arise, from time to time, between our Group and our customers, suppliers or sub-contractors for various reasons such as delays, unsatisfactory service delivery and alleged breaches of service contracts. To date, we have not been the subject of workplace safety and/or negligence claims from employees and/or members of the public, but there is a risk that such claims may be made against us in the future. These disputes, if remain unresolved or worsen, may eventually result in legal or other proceedings and therefore cause disruptions and delays to our operations, in addition to the extra costs that may be incurred in their settlement or other resolution. Our resources may also be diverted to defend the claims, thereby adversely affecting our Group’s business, financial condition, results of operations and prospects.

In the event that we are unable to resolve the aforementioned disputes or claims satisfactorily in a timely manner or at all, our Group’s business, financial condition and results of operation may be materially and adversely affected. Please refer to the section titled “General Information on our Group — Our Business Overview — Legal Proceedings” of this prospectus for further details.

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We are exposed to foreign exchange fluctuation.

Some of our products are imported from overseas sourced from the PRC and a few other Asian countries and we are therefore subject to exchange rate risks. Most of our purchases are settled in USD, but our sales are in Singapore dollars. There is no assurance on sustainability of our growth. We do not undertake any hedging of the currency exchange risk. We cannot predict the impact of future exchange rate fluctuations on our results of operations. In the event of appreciation of USD and/or other foreign currencies against Singapore dollars, our profit margin will be affected if we are unable to transfer such additional cost to our customers, and our profitability and financial performance may suffer.

Our existing insurance may not sufficiently cover the risks related to our business operation.

We maintain business insurance of our stores and our office, such as combined general and products liability insurance. We also maintain directors and officers liability insurance. While our management believes that we have sufficient insurance coverage for our business operations in line with industry standards and business practices in Singapore and although we may be able to increase our insurance coverage when required, we cannot guarantee that our existing insurance policies will sufficiently cover all potential liabilities or risks associated with our business operations. In the event that our insurance does not or is insufficient to compensate, or should we be unable to effect any insurance, for the losses or damages arising from the potential liabilities, our financial condition and results of operations could be adversely affected.

As a public company, we expect the laws, rules and regulations governing U.S. public companies will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.

In the event that our existing insurance coverage is insufficient to indemnify us against all or any losses, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We may not be able to adequately protect our intellectual property rights and there may be copycat counterfeit competition and an inability to protect or use our intellectual property rights may adversely affect our business.

As of the date of this prospectus, we have two trademarks registered in Singapore. We are also authorized to use four trademark(s). We cannot assure you that our pending trademark applications will proceed to registration, and even registered trademarks could be challenged by a third party including by way of revocation or invalidity actions. Unauthorized use of our trademarks may do damage to our brand and reputation and/or affect our business in other ways. We are not aware of any infringement of our intellectual property rights in the past in Singapore but there is no assurance that there will not be any infringement in the future. In the event that any infringement occurs, we may have to protect our intellectual property rights or other rights through litigation which may be costly and could have adverse impact on our business, results of operations and financial condition.

Moreover, there is no assurance that there will not be any counterfeit products of the furniture products we sourced overseas or our own products being sold in Singapore or neighboring countries. Demand for our products may be adversely affected should there be any copycat products and in which case, our performance and business operations may also be adversely affected.

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In addition, there could be potential trade name or trademark ownership or infringement claims brought by owners of other rights, including registered trademarks, in our marks or marks similar to ours. Any such claims, brand dilution or consumer confusion related to our “HomesToLife” brand could damage our reputation and brand identity and substantially harm our business, financial condition, cash flows and results of operations.

Our products may be subject to third party intellectual property rights.

As the products sourced by us are procured from various suppliers, it is not commercially practicable for us to ascertain whether such products infringe on third party intellectual property rights. In the event that any product we sell infringes on third party intellectual property rights, we may also be found liable for such infringement and be compelled to discontinue the sale of the infringing products and/or pay damages or suffer other liabilities. It may also lead to litigation which could result in substantial costs and diversion of resources and negatively affect our reputation, profitability and prospects.

Competition for highly skilled personnel is often intense and we may incur significant costs or be unsuccessful in attracting, integrating, or retaining qualified personnel to fulfil our current or future needs.

We have, from time to time, experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. In addition, if any of our senior management or key personnel joins a competitor or engages in a competing business, we may lose business, trade secrets, business partners and key personnel. Furthermore, prospective candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. Thus, our ability to attract or retain highly skilled employees may be adversely affected by any declines in the perceived value of our equity or equity awards. Furthermore, there are no assurances that the number of shares reserved for issuance under our 2024 Incentive Securities Plan will be sufficient to grant equity awards adequate to recruit new employees and to compensate existing employees.

Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.

Although our operating entity, namely HomesToLife Singapore, was incorporated with limited liability in Singapore in 1989, the actual period of business operation of furnitures only started from 2014. Our operating history may not be indicative of our future growth or financial results. There is no assurance that we will be able to grow our revenues in future periods. Our growth rates may decline for any number of possible reasons, and some of them are beyond our control, including decreasing customers, decreasing customer demand, increasing competition, declining growth of the furniture industry in general, shortage of raw materials, price increase of raw materials, or changes in government policies or general economic conditions. We will continue to expand our sales network and product and services offerings and to increase our customer base and volume of sales. However, the execution of our expansion plan is subject to uncertainty and the sales may not grow at the rate we expect for the reasons stated above. If our growth rates decline, investors’ perceptions of our business and prospects may be adversely affected and the market price of our securities could decline.

We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could have a materially adverse effect on our business.

We are subject to various anti-corruption laws that prohibit companies and their agents from making improper payments or offers of payments for the purpose of obtaining or retaining business. We may conduct business in countries and regions that are generally recognized as potentially more corrupt business environments. Activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees or agents that could be in violation of various anti-corruption laws, including the United States Foreign Corrupt Practices Act (the “FCPA”) and the Singapore Prevention of Corruption Act 1960 (the “POCA”). We have implemented safeguards and policies to discourage these practices by our employees and agents but we cannot provide assurance that our internal controls and compliance systems will always protect us from acts committed by our employees or agents. If our employees or agents violate our policies or we fail to maintain adequate record keeping and internal accounting practices to accurately record our transactions, we may be subject to regulatory sanctions. Violations of the FCPA, POCA or other anti-corruption laws, or allegations of any such acts, could damage our reputation and subject us to civil or criminal investigations in the United States and in other jurisdictions. Those and any related shareholder lawsuits could lead to substantial civil and criminal, monetary and nonmonetary penalties and cause us to incur significant legal and investigatory fees which could adversely affect our business, combined financial condition and results of operations.

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Any inability by us to consummate and effectively integrate acquisitions into our business operations may adversely affect our results of operations.

We may in the future invest time and resources into carefully assessing opportunities for acquisitions and/or strategic investments, and we continue to evaluate potential acquisition opportunities to support, strengthen and grow our business, including potentially in the near term.

Despite diligence and integration planning, acquisitions still present certain risks, including the time and economic costs of integrating an acquisition’s IT system, control and financial systems, unforeseen liabilities, and difficulties in bringing together different work cultures and personnel. There can be no assurance that we will be able to locate suitable acquisition candidates, acquire potential acquisition candidates, acquire such candidates on commercially reasonable terms, or integrate acquired businesses successfully in the future. Future acquisitions, including those we may consummate in the near term, may require us to incur additional debt and contingent liabilities, which may adversely affect our business, results of operations and combined financial condition. The process of integrating acquired businesses into our existing operations may result in operating, contractual and supply chain difficulties, such as the failure to retain customers or management personnel. Such difficulties may divert significant financial, operational and managerial resources from our existing operations, and make it more difficult to achieve our operating and strategic objectives.

We may be subject to claims against us relating to any acquisition or business combination.

There may be liabilities assumed in any acquisition or business combination that we did not discover or that we underestimated in the course of performing our due diligence. Although a seller generally will have indemnification obligations in favor of us under an acquisition or merger agreement, these obligations will usually be subject to financial limitations, such as general deductibles and maximum recovery amounts, as well as time limitations. We cannot ensure that our right to indemnification from any sellers will be enforceable, collectible or sufficient in amount, scope or duration to fully offset the amount of any undiscovered or underestimated liabilities that we may incur. Any such liabilities, individually or collectively, could have a material and adverse effect on our prospects, business and financial results.

We may be subject to supply chain disruptions, which could have a material adverse effect on our business, financial condition and results of operations.

We have experienced some, but limited disruptions to our supply chain during the PRC government mandated lockdown due to the COVID-19 pandemic. Additionally, our retail stores in Singapore had to close for two months from April 2020 to May 2020 during the Singapore government mandated “circuit breaker” (i.e., lockdown), due to the COVID-19 pandemic, which affected our business. While all our major suppliers are currently fully operational, any future disruption in their operations would impact our ability to produce and deliver our products to customers. Any future reductions in commercial airline and cargo flights, disruptions to ports and other shipping infrastructure resulting in increased transport times to deliver our products to customers, may limit our ability to fulfill orders and we may be unable to satisfy all of the demand for our products in a timely manner, which may adversely affect our relationships with our customers. As a result, any supply chain disruptions may materially affect our outlook or business goals.

Although we have long term and stable cooperation with our suppliers and will continue to work with our existing suppliers, we will continue to identify and secure new suppliers, to expand our supply base. We do not expect our mitigation efforts to introduce new material risks, including those related to product quality, reliability, or regulatory approval of products.

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Failure to effectively manage inflationary pressures in our product procurement costs, wages, rental rates and freight charges could materially adversely affect our business, operating results and financial performance.

Our major costs include (i) product procurement; (ii) wages, (iii) rental rates, and (iv) freight charges. Our operating results can be materially affected by changes in our procurement costs, including product costs, rents at our retail stores, and transportation costs. Due to the uncertainty of product price fluctuations and inflation, we may not be able to pass some or all of these increased costs to our customers, which may result in lower profit margins. Even if we are able to pass on some of the increased freight charges to our customers in the case of customer ordered furniture, there is no assurance that we will always be successful in doing so. Accordingly, any rapid and significant changes in product prices or other supply chain costs may have a material adverse effect on our gross margins, operating results and financial performance.

Global economic conditions and the effect of economic pressures and other business factors on discretionary consumer spending and consumer preferences may have a material adverse effect on our business, results of operations and financial condition.

Uncertainties in global economic conditions that are beyond our control have in the past impacted our business and may in the future materially adversely affect our business, results of operations, financial condition and stock price. These adverse economic conditions include inflation, slower growth or recession, new or increased tariffs and other, changes to fiscal and monetary policy, higher interest rates, high unemployment, decreased consumer confidence in the economy, armed hostilities, such as the ongoing military conflict between Russia and Ukraine and the Israel-Hamas war, foreign currency exchange rate fluctuations, conditions affecting the retail environment for products we sell, and other matters that influence consumer spending and preferences.

In addition, consumer confidence and spending can be materially adversely affected in response to financial market volatility, negative financial news, conditions in the real estate and mortgage markets, including home equity loans and consumer credit, changes in net worth based on market changes and uncertainty, energy shortages and cost increases, labor and healthcare costs, government actions and general uncertainty regarding the overall future economic environment. Consumers may view a substantial portion of the products we offer as discretionary items rather than necessities. As a result, our operating results are sensitive to changes in macroeconomic conditions that impact consumer spending, including discretionary spending. Declines in consumer spending have and, in the future, may result in decreased demand for our products and services which may have an adverse effect on our results of operations.

A downturn in the economic environment can also lead to financial instability, increased credit and collectability risk on our receivables, the failure of important partners, including suppliers, logistics providers, derivative counterparties and other financial institutions, limitations on our ability to issue new debt, reduced liquidity and declines in the fair value of our financial instruments. These and other economic factors can materially adversely affect our business, results of operations, financial condition and stock price.

The ongoing COVID-19 pandemic, and any future outbreaks or other public health emergencies, could materially affect our business, liquidity, financial condition and operating results.

The COVID-19 pandemic has negatively impacted the global economy, disrupted consumer spending and global supply chains and created significant volatility and disruption of financial markets. The COVID-19 pandemic and the various responses to it globally have created significant volatility, uncertainty and economic disruption.

In particular, while we saw increased sales and order activity at times during the COVID-19 pandemic, the pandemic significantly disrupted the global supply chain, including many of our suppliers, logistics providers and other partners. Such disruptions, including staffing shortages, raw material and labor inflation, factory closures and production slowdowns, port closures a stoppages and/or disruptions in delivery systems, have and may continue to materially and adversely affect our suppliers’ ability to provide products in a timely manner, or at all, and have and may continue to materially and adversely affect our logistics providers’ ability to distribute products to our customers in a timely manner, or at all. The issues related to the global supply chain may continue into 2024.

Negative publicity relating to our Group or our Directors, Executive Officers or Major Shareholders or our major suppliers may materially and adversely affect our reputation and Share price.

Negative publicity or announcements relating to our Group or any of our Directors, Executive Officers or Major Shareholders, whether with or without merit, may materially and adversely affect the reputation and goodwill of our Group in the home furnishings industry, consequently affecting our relationships with our customers, suppliers and sub-contractors. Since we rely on a limited number of key suppliers for our leather and fabric upholstered furniture which contributed to a significant portion of our purchases of goods for the fiscal years ended December 31, 2023 and 2022, any negative publicity or announcements relating to our key suppliers may also adversely affect our reputation in the industry. In addition, such negative publicity may affect market perception of our Group and the performance of our Share price.

Negative publicity or announcements may include, among others, newspaper reports of accidents at our work sites, unsuccessful attempts in joint ventures, acquisitions or take-overs, any involvement we or our major suppliers may have in litigation or insolvency proceedings, and unfavorable or negative articles on any of our Directors, Executive Officers or Major Shareholders. Any claims and legal actions brought forward by our customers may also damage our brand image. If our customers, suppliers and sub-contractors subsequently lose confidence in us, this could result in the termination of business relationships or consumer orders. To this end, our business, financial condition, results of operations and prospects may be adversely impacted.

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Risks Related to Doing Business in Singapore

Any adverse material changes to the Singapore market (whether localized or resulting from global economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease (such as COVID-19), could have a material adverse effect on our business, results of operations and financial condition.

During the years ended December 31, 2023 and 2022, substantially all of our revenue was derived from our operations in Singapore. Any adverse circumstances affecting the Singapore market, such as an economic recession, epidemic outbreak or natural disaster or other adverse incidents may adversely affect our business, financial condition, results of operations and prospects. Any downturn in the industry which we operate in resulting in the postponement, delay or cancellation of contracts and delay in recovery of account receivables is likely to have an adverse impact on our business and profitability.

Uncertain global economic conditions have had and may continue to have an adverse impact on our business in the form of lower net sales due to weakened demand, unfavorable changes in product price/mix, or lower profit margins. In addition, the effect of inflation often results in reduced consumer spending.

During economic downturns or recessions, there can be heightened competition for sales and increased pressure to reduce selling prices as our customers may reduce their demand for our products. If we lose significant sales volume or reduce selling prices significantly, then there could be a negative impact on our combined financial condition or results of operations, profitability and cash flows.

Reduced availability of credit may also adversely affect the ability of some of our customers and suppliers to obtain funds for operations and capital expenditures. This could negatively impact our ability to obtain necessary supplies. This could also result in reduced or delayed collections of outstanding accounts receivable.

The outbreak of COVID-19 contributed to a decrease in our sales revenue, from SGD8.2 million in fiscal year ended December 31, 2022 to SGD6.8 million (US$5.2 million) in fiscal year ended December 31, 2023.

COVID-19 has impacted Singapore’s economy resulting in significant economic contraction and high unemployment rates during the years ended December 31, 2023 and 2022. The general economic downturn may affect the ability of our counterparties to perform their obligations in a timely manner or at all. Singapore government measures to alleviate the economic impact of COVID-19 such as the imposition of relief from actions for inability to perform scheduled contracts, or relief for financially distressed individuals, firms and other businesses could adversely affect our ability to enforce and require our counterparties to perform their obligations under our contracts.

Our revenue and profitability may be materially impacted if COVID-19 (or any health epidemic or virus outbreak) affects or continues to affect the overall economic and market conditions in Singapore for a prolonged period of time. Such an economic slowdown and/or negative business sentiment could potentially have an adverse impact on our business and operations. We are uncertain as to when the Singapore market will be able to fully recover to pre-COVID-19 levels. If these disruptions are for a prolonged period of time, or if there are further outbreaks of infectious diseases, these may have a material adverse effect on our Group’s business, financial condition, results of operations, and prospects.

Many of the economies in Asia, including Singapore, are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability in the future.

While many of the economies in Asia have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures. As governments take steps to address the current inflationary pressures, there may be significant changes in the availability of bank credit, interest rate increases, limitations on loans, or restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If prices for the products we source or if wages rise at a rate that is insufficient to compensate for the rise in these costs, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth and lower discretionary spending by the consumers at large.

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Our operating subsidiary is subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

As our operating subsidiary, namely HomesToLife Singapore, is a Singapore incorporated company, it is required to comply with the laws of Singapore, certain of which are capable of extra-territorial application, as well as their Constitution. In particular, this subsidiary is required to comply with certain provisions of the Securities and Futures Act 2001 of Singapore (the “SFA”), which prohibit certain forms of market conduct and information disclosures, and impose criminal and civil penalties on corporations, directors and officers in respect of any breach of such provisions.

Adverse change in government regulations may materially and adversely affect our operations and financial condition.

Our principal business operations are based in Singapore. Our operations are subject to laws and government regulations of Singapore. In addition, we are required to obtain and maintain several statutory and regulatory permits and approvals under central, state and local rules in Singapore, generally for carrying out our business. Some these approvals are granted for a limited duration and require renewal, and are generally subject to conditions stipulated in the licences and permits and/or relevant laws or regulations under which such licences and permits are issued. Failure to comply with such conditions could result in the revocation or non-renewal of the relevant licence or permit. As such, we have to constantly monitor and ensure our compliance with such conditions. Should there be any failure to comply with such conditions resulting in the revocation of any of the licences and permits, we will not be able to carry out our operations. In addition, any change in or introduction of new regulations that require our compliance may increase our cost of operations. All of these will have an adverse effect on our business and financial performance.

Currently we have obtained all licenses necessary for carrying on its businesses in the current scope. Should there be any changes in the regulatory requirements and we are not able to comply with them in a timely manner or if compliance of these requirements involved substantial costs, the business, results of operation and our financial position may be adversely affected.

The ability of our subsidiary in Singapore to distribute dividends to us may be subject to restrictions under applicable laws.

We are a holding company, and our operating subsidiary is located in Singapore. Part of our primary internal sources of funds to meet our cash needs is our share of the dividends, if any, paid by our operating subsidiary. The distribution of dividends to us from our subsidiary is subject to restrictions imposed by the applicable laws and regulations in these markets, which are more fully described in the section titled “Dividend Policy” in this prospectus. In addition, although there are currently no foreign exchange control regulations which restrict the ability of our operating subsidiary in Singapore to distribute dividends to us, the relevant regulations may be changed and the ability of our subsidiary to distribute dividends to us may be restricted in the future.

It may be difficult for you to enforce any judgment obtained in the United States against us, our Directors, Executive Officers or our affiliates.

We are a company incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and, except for certain of our investments, substantially all of our assets are located outside the United States. In addition, certain of our Directors and Executive Officers reside outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of these persons, including judgments based upon the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to enforce liabilities based upon U.S. securities laws.

Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Singapore or other relevant jurisdiction may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and Singapore, please see the section titled “Enforceability of Civil Liabilities” in this prospectus.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our Directors or our Executive Officers, judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

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It is not certain if the Company will be classified as a Singapore tax resident.

Under the Singapore Income Tax Act 1947 (the “Singapore Income Tax Act”), a company established outside Singapore but whose governing body, being the board of directors, usually exercises de facto control and management of its business in Singapore could be considered a tax resident in Singapore. However, such control and management of the business should not be deemed to be in Singapore if physical board meetings are conducted outside of Singapore. Where board resolutions are passed in the form of written consent signed by the directors each acting in their own jurisdictions, or where the board meetings are held by teleconference or videoconference, it is possible that the place of de facto control and management will be considered to be where the majority of the board are located when they sign such consent or attend such conferences.

We believe that the Company, which is a Cayman Islands exempted company, is not a Singapore tax resident for Singapore income tax purposes. However, the tax residence status of the Company is subject to determination by the Inland Revenue Authority of Singapore (“IRAS”), and uncertainties remain with respect to the interpretation of the term “control and management” for the purposes of the Singapore Income Tax Act. If IRAS determines that the Company is a Singapore tax resident for Singapore income tax purposes, the portion of the Company’s single company income on an uncombined basis that is received or deemed by the Singapore Income Tax Act to be received in Singapore, where applicable, may be subject to Singapore income tax at the prevailing tax rate of 17% before applicable income tax exemptions or relief. If the Company is regarded as a Singapore tax resident, any dividends received or deemed received by the Company in Singapore from our subsidiary located in a foreign jurisdiction with a rate of income tax or tax of a similar nature of no more than 15% may generally be subject to additional Singapore income tax where there is no other applicable tax treaty between such foreign jurisdiction and Singapore. Income is considered to have been received in Singapore when it is: (i) remitted to, transmitted or brought into Singapore; (ii) applied in or towards satisfaction of any debt incurred in respect of a trade or business carried on in Singapore; or (iii) applied to purchase any movable property that is brought into Singapore. In addition, as Singapore does not impose withholding tax on dividends declared by Singapore resident companies, if the Company is considered a Singapore tax resident, dividends paid to the holders of our Shares will not be subject to withholding tax in Singapore. Regardless of whether or not the Company is regarded as a Singapore tax resident, holders of our Shares who are not Singapore tax residents would generally not be subject to Singapore income tax on gains derived from the disposal of our Shares if such shareholders do not maintain a permanent establishment in Singapore, to which the disposition gains may be effectively connected, and the entire process (including the negotiation, deliberation, execution of the acquisition and sale, etc.) leading up to the actual acquisition and sale of our Shares is performed outside of Singapore. For Singapore resident shareholders, if the gain from disposal of our Shares is considered by IRAS as income in nature, such gain will generally be subject to Singapore income tax, and not taxable in Singapore if the gain is considered by IRAS as capital gains in nature. Please refer to the section titled “Material Income Tax Considerations—Singapore Tax Considerations” in this prospectus.

Risks Related to Our Corporate Structure, Our Securities and This Offering

We will incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

We will incur significant legal, accounting, insurance and other expenses as a result of being a public company. Laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Act of 2010, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and Nasdaq, will significantly increase our costs as well as the time that must be devoted to compliance matters. We expect that compliance with these laws, rules, regulations and standards will substantially increase our expenses, including our legal and accounting costs, and make some of our operating activities more time-consuming and costly. These new public company obligations also will require attention from our senior management and could divert their attention away from the day-to-day management of our business. We also expect these laws, rules, regulations and standards to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as officers. As a result of the foregoing, we expect a substantial increase in legal, accounting, insurance and certain other expenses in the future, which will negatively impact our financial performance and could cause our results of operations and financial condition to suffer. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Shares, fines, sanctions and other regulatory actions and potential civil litigation.

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If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected.

Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Section 404 of the Sarbanes-Oxley Act of 2002 requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our second annual report on Form 20-F after we have already become a publicly held company. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, when required, our new reporting obligations will likely place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes- Oxley Act of 2002, we may identify weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting. If we fail to achieve and maintain an effective internal control environment when required, we could suffer material misstatements in our financial statements and fail to meet our new reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

We do not expect to be subject to certain Nasdaq corporate governance rules applicable to U.S. listed companies.

As a foreign private issuer, we are entitled to rely on a provision in Nasdaq’s corporate governance rules that allows us to follow Cayman Islands corporate law with regards to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on Nasdaq.

In addition, our Audit Committee is not subject to additional Nasdaq requirements applicable to listed U.S. companies, including an affirmative determination that all members of the Audit Committee are “independent,” using more stringent criteria than those applicable to the Company under relevant SEC rules. Nasdaq’s corporate governance rules require listed U.S. companies to, among other things, seek shareholder approval for the implementation of certain equity compensation plans and issuances of shares, which the Company is not required to follow as a foreign private issuer. However, effective upon the consummation of the IPO, we will have a majority of independent Directors and our Audit Committee will consist of three independent Directors.

It may be difficult for you to enforce any judgment obtained in the United States against us, our Directors, Executive Officers or our affiliates.

All of our Directors and Executive Officers reside outside the United States. In addition, all of our assets are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of these persons, including judgments based upon the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to enforce liabilities based upon U.S. securities laws.

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There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore. It is not clear whether a Singapore court may impose civil liability on our Directors and officers who reside in Singapore in an action brought in the Singapore courts against such persons with respect to a violation solely of the federal securities laws of the United States.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our Directors or our Executive Officers, judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

We will be a “controlled company” within the meaning of the Nasdaq Listing Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We will be a “controlled company” as defined under the Nasdaq Listing Rules because our founders and Chairman/Vice Chairman, Messrs. Phua Yong Pin and Phua Yong Tat, will beneficially own approximately 75.6% of our then-issued and outstanding Shares and will be able to exercise approximately 69.1% of the total voting power of our issued and outstanding Shares immediately after the consummation of this offering, assuming the underwriters do not exercise its option to purchase additional Shares.. For so long as we remain a controlled company under that definition, we are permitted to elect to rely on, and may rely on, certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. At this time, we do not intend to rely on these exemptions to corporate governance requirements as a controlled company. However, we may elect to do so in the future. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

Following this offering, we will be subject to rules and regulations by various governing bodies and self-regulatory organizations, including, for example, the SEC and The Nasdaq Stock Market, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

An active trading market for our Shares or our Shares may not continue and the trading price for our Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Shares will continue. If an active public market for our Shares does not continue following the completion of this offering, the market price and liquidity of our Shares may be materially and adversely affected. The public offering price for our securities in this offering was determined by negotiation between us and the underwriters based upon several factors, and we can provide no assurance that the trading price of our Shares after this offering will not decline below the public offering price. As a result, investors in our securities may experience a significant decrease in the value of their Shares.

The market price of our Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Shares following our public offering. If you purchase our Shares in our public offering, you may not be able to resell those shares at or above the public offering price. The market price of our Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

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●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us or our major suppliers; and
●	other events or factors, including those resulting from war or incidents of terrorism, pandemics, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Shares.

In addition, if the trading volumes of our Shares are low, persons buying or selling in relatively small quantities may easily influence prices of the Shares. This low volume of trades could also cause the price of the Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of the Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of the Shares. As a result of this volatility, investors may experience losses on their investment in the Shares. A decline in the market price of the Shares also could adversely affect our ability to sell additional Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in the Shares will develop or be sustained. If an active market does not develop, holders of the Shares may be unable to readily sell the Shares they hold or may not be able to sell their Shares at all.

In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

The sale or availability for sale of substantial amounts of our Shares could adversely affect their market price.

Sales of substantial amounts of our Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we had 13,250,000 Shares outstanding. The Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. There will be 14,500,000 Shares outstanding immediately after this offering, assuming no exercise of the related over-allotment option. In connection with this offering, our directors and officers named in the section “Management,” and certain shareholders have agreed not to sell any Shares until six months after the date of this prospectus without the prior written consent of the representative, subject to certain exceptions. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Shares. See “Plan of Distribution” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

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Techniques employed by short sellers may drive down the market price of the Shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Shares for return on your investment.

We currently intend to retain all of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Shares will likely depend entirely upon any future price appreciation of our Shares. There is no guarantee that our Shares will appreciate in value in the future or even maintain the price at which you purchased our Shares. You may not realize a return on your investment in our Shares and you may even lose your entire investment.

Because our public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Shares in this offering, you will pay more for each Shares than the corresponding amount paid by existing shareholders for their Shares. If you purchase Shares in this offering at a public offering price of $5 per share, you will suffer immediate and substantial dilution of approximately US$4.65 per share in the net tangible book value of the Units, assuming no exercise of the over-allotment option. See “Dilution” for a more complete description of how the value of your investment in our Units will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase our share price.

We plan to use the net proceeds of this offering primarily for working capital purposes. See “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

As a company incorporated in the Cayman Islands, we may adopt certain home country practices in relation to corporate governance matters that differ significantly from corporate governance requirements of Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance requirements of Nasdaq.

As a company incorporated under the laws of the Cayman Islands that is listed on Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands which is our home country, may differ significantly from corporate governance requirements of Nasdaq, including, but not limited to, board of directors independent requirements, director nomination procedures, compensation committee matters. We may follow our home country law instead of the Nasdaq Listing Rules that require us to obtain shareholder approval for certain dilutive events, such as certain transactions other than a public offering involving issuances of a 20% or greater interest in the Company, and acquisitions of the stock or assets of another Company. As a result, our shareholders may be afforded less protection than they otherwise would enjoy under the corporate governance requirements of Nasdaq applicable to U.S. domestic issuers.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our post-offering amend and re-stated memorandum and articles of association that will become effective upon the completion of this offering to determine whether or not, and under what conditions, our corporate records may be inspected by our share-holders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

We are a foreign private issuer and, as a result, will not be subject to U.S. proxy rules and will be subject to more lenient and less frequent Exchange Act reporting obligations than a U.S. issuer.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempted from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act that require insiders to file public reports of their stock ownership and trading activities and impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing of quarterly reports on Form 10-Q containing unaudited financial and other specified information and current reports on Form 8-K upon the occurrence of specified significant events.

In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are not large accelerated filers or accelerated filers are required to file their annual report on Form 10-K within 90 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, aimed at preventing issuers from making selective disclosures of material information. As a result, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares.

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There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in our Shares to significant adverse U.S. income tax consequences.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Certain United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, President Obama signed into law the JOBS Act. We are classified as an “emerging growth Company” under the JOBS Act. For as long as we are an emerging growth Company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth Company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Shares to be less attractive as a result, there may be a less active trading market for our Shares and our share price may be more volatile.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq Listing Rules.

Our Major Shareholders have substantial influence over our company. Their interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions.

As of the date of this prospectus, our founders and Chairman/Vice Chairman, Messrs. Phua Yong Pin and Phua Yong Tat, beneficially owns approximately 75.6% of our then-issued and outstanding Shares and will be able to exercise approximately 69.1% of the total voting power of our issued and outstanding Shares immediately after the consummation of this offering, assuming the underwriters do not exercise its option to purchase additional Shares.

Accordingly, Major Shareholders could have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. Without the consent of our Major Shareholders, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, our directors and officers could violate their fiduciary duties by diverting business opportunities from us to themselves or others. The interests of our Major Shareholders may differ from the interests of our other shareholders. The concentration in the ownership of our Shares may cause a material decline in the value of our Shares. For more information regarding our principal shareholder, see “Principal Shareholders.”

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Judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers and the experts named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Ogier, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities”.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Assuming our Shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future.

Assuming our Shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Shares, we and our Shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Shares;
●	reduced liquidity for our Shares;
●	a determination that our Shares are “penny stock”, which would require brokers trading in our Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Shares;
●	a limited amount of news about us and analyst coverage of us; and
●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

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The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

We will have broad discretion in the use of proceeds of the IPO.

We currently intend to use the net proceeds from the IPO for opening new stores in Singapore and other Asian countries, sales and marketing, and IT. Our management will have broad discretion over the use and investment of the net proceeds of the IPO within and also potentially among those categories. Accordingly, investors in the IPO have only limited information concerning management’s specific intentions and will need to rely upon the judgment of our management with respect to the use of proceeds.

We have not determined a specific use for a portion of the net proceeds of the IPO now earmarked for working capital and other general corporate purposes, and our management will have considerable discretion in deciding how to apply these proceeds, including for any of the purposes described in the section titled “Use of Proceeds”. Because of the number and variability of factors that will determine our full use of our net proceeds from the IPO, their ultimate use may vary substantially from their currently intended use. This creates uncertainty for our Shareholders and could adversely affect our Company’s business, prospects, financial condition and results of operations. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of the IPO. We cannot assure you that the net proceeds will be used in a manner that would improve our results of operations or increase the share price, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

If a trading market for our securities develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly listed company, we may be slow to attract research coverage and the analysts who publish information about our securities will have had relatively little experience with us, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline and result in the loss of all or a part of your investment in us.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract consumers and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	the COVID-19 pandemic;

●	trends and competition in our industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to the home furnishings industry in Singapore. This industry data includes projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The furniture industry may not grow at the rate projected by industry data, or at all. The failure of the industries to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Shares. In addition, the rapidly changing nature of the furniture industry and the technologies in the industry subjects any projections or estimates relating to the growth prospects or future condition of our industries to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted Company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168 as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with this offering under the federal securities laws of the United States or the securities laws of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with this offering under the securities laws of the State of New York.

Cayman Islands

We have been advised by Ogier, our counsel as to Cayman Islands law, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and
●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;
(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
(c)	is final;
(d)	is not in respect of taxes, a fine or a penalty;
(e)	was not obtained by fraud; and
(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Singapore

We have been advised by Icon Law LLC, our counsel as to Singapore law, that it is possible that the Singapore courts may not (i) recognize and enforce judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States; or (ii) enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. Additionally, the court where the judgment was obtained must have had international jurisdiction over the party sought to be bound in the local proceedings. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our Directors or Executive Officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

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USE OF PROCEEDS

Based upon an assumed initial public offering price of $5 per Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately $4.1 million if the underwriters do not exercise their over-allotment option, and $4.9 million if the underwriters exercise their over-allotment option in full.

We plan to use the net proceeds we receive from this offering for the following purposes:

●	$2.3 million, which is expected to be approximately 70% of the net proceeds, for opening new stores in the East of Singapore and other Asian countries such as Taiwan, Republic of Korea, Indonesia, and Malaysia;
●	$0.7 million, which is which is expected to be approximately 20% of the net proceeds, for sales and marketing;
●	$0.3 million, which is which is expected to be approximately 10% of the net proceeds, for IT.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments. To the extent that our actual net proceeds are not sufficient to fund all of the proposed purposes, we will decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis unless and until we can raise the balance of the funds required through equity or debt financing to fully fund our proposed uses above.

As of the date of this prospectus, we have not yet identified specific assets or businesses to acquire.

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DIVIDEND POLICY

We have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding Company incorporated in the Cayman Islands. We rely principally on dividends from our Singapore subsidiary for our cash requirements, including any payment of dividends to our shareholders.

The declaration, amount, and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions; our financial condition and results of operations; our available cash and current and anticipated cash needs; capital requirements; contractual, legal, tax, and regulatory restrictions; and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Subject to the Companies Act and the post-offering amended and restated memorandum and articles of association, our Company in general meeting may declare dividends in accordance with the respective rights of the members but no dividend shall be declared in excess of the amount recommended by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of post-offering amended and restated memorandum and articles of association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2023:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of the Shares by us in this offering at the assumed initial public offering price of $5 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts, and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the combined financial statements and the related notes appearing elsewhere in this prospectus.

	December 31, 2023
	Actual	As adjusted (Over-allotment option not exercised)	As adjusted (Over-allotment option exercised in full)
	$	$	$
Cash	1,366,956	5,416,956	6,279,456

Shareholders’ Equity:
Shares, US$0.0001 par value, 100,000,000 Shares authorized, 13,250,000 Shares issued and outstanding; 14,500,000 Shares issued and outstanding, as adjusted assuming the over-allotment option is not exercised, and 14,687,500 Shares issued and outstanding, as adjusted assuming the over-allotment option is exercised in full	1,325	1,450	1,469
Additional paid-in capital(1)	29,423,823	33,473,698	34,336,179
Accumulated losses	(24,289,144)	(24,289,144)	(24,289,144)
Accumulated other comprehensive loss	(3,539,177)	(3,539,177)	(3,539,177)
Total Shareholders’ Equity	1,596,827	5,646,827	6,509,327
Total Capitalization	1,596,827	5,646,827	6,509,327

(1)	Additional paid-in capital reflects the sale of Shares in this offering at an assumed initial public offering price of $5 per share, and after deducting the estimated underwriting discounts, and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. We estimate that such net proceeds will be approximately $4.1 million ($6.25 million offering, less underwriting discounts of $0.4 million, non-accountable expenses of $0.06 million and offering expenses of approximately $1.7 million) if the underwriters’ over-allotment option is not exercised, or $4.9 million ($7.2 million offering, less underwriting discounts of $0.5 million, non-accountable expenses of $0.07 million and offering expenses of approximately $1.7 million) if the underwriters’ over-allotment option is exercised in full.

A $1.00 increase (decrease) in the assumed initial public offering price of $5 per share would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by $1.2 million if the underwriters’ over-allotment option is not exercised or $1.3 million if the underwriters’ over-allotment option is exercised in full, assuming the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts, and estimated expenses payable by us.

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DILUTION

If you invest in our Shares, your interest will be diluted for each Share you purchase to the extent of the difference between the initial public offering price per Share and our net tangible book value per Share after this offering. Dilution results from the fact that the initial public offering price per Share is substantially in excess of the net tangible book value per Share attributable to the existing shareholders for our presently outstanding Shares.

Our net tangible book value as of December 31, 2023, was US$1,596,827, or US$0.12 per Share. Net tangible book value represents the amount of our total combined tangible assets, less the amount of our total combined liabilities. Dilution is determined by subtracting the net tangible book value per Share (as adjusted for the IPO) from the initial public offering price per Share and after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

After giving effect to our sale of 1,250,000 Shares offered in this offering based on an assumed initial public offering price of $5 per Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023, would have been $5,646,827, or $0.39 per outstanding Share. This represents an immediate increase in net tangible book value of $0.27 per Share to the existing shareholders, and an immediate dilution in net tangible book value of $4.61 per Share to investors purchasing Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Assumed Initial public offering price per Share	$5	$5
Net tangible book value per Share as of December 31, 2023	$0.12	$0.12
Increase in net tangible book value per Share attributable to payments by new investors	$0.27	$0.32
Pro forma net tangible book value per Share immediately after this offering	$0.39	$0.44
Amount of dilution in net tangible book value per Share to new investors in the IPO	$4.61	$4.56

The following tables summarize, on a pro forma as adjusted basis as of December 31, 2023, the differences between existing shareholders and the new investors with respect to the number of Shares purchased from us, the total consideration paid and the average price per Share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

	Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option not exercised	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholder	13,250,000	91.4%	$1,325	0.02%	$0.0001
New investors	1,250,000	8.6%	$6,250,000	99.98%	$5
Total	14,500,000	100%	$6,251,325	100%	$0.43

	Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option exercised in full	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholder	13,250,000	90.2%	$1,325	0.02%	$0.0001
New investors	1,437,500	9.8%	$7,187,500	99.98%	$5
Total	14,687,500	100%	$7,188,825	100%	$0.49

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Shares and other terms of this offering determined at the pricing.

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OUR HISTORY AND STRUCTURE

Our Company was incorporated in the Cayman Islands on February 16, 2024 under the Companies Act as an exempted company with limited liability. Our authorized share capital is currently US$10,000 divided into 100,000,000 Shares, par value US$0.0001 each.

Our principal operating subsidiary, HomesToLife Singapore, was initially incorporated in September 1989 under the name, “Hwa Tat Lee Leather Pte Ltd” in Singapore by three brothers, Messrs. Phua Yong Pin, Phua Yong Sin and Phua Yong Tat (altogether known as, the “Phua Brothers”), as part of the then HTL Group of companies founded by the Phua Brothers. It was initially engaged in the leather trading business. In 1999, it changed its name to “HTL Leather Pte Ltd.” In 2009, it changed its name to “Trends Furniture Pte. Ltd.” In 2014, it shifted to the furniture retail business. In 2019, it changed its name to “HomesToLife Pte. Ltd.”

In May 2014, HomesToLife Singapore started operating as the retail arm of HTL International Holdings Pte. Ltd., a Singapore incorporated holding company with subsidiaries operating in the leather and fabric manufacturing and production of leather and fabric upholstered furniture business in different parts of China. Until September 2016, the Phua Brothers held at least a majority equity interest in HTL International Holdings Pte. Ltd. In August 2018, HomesToLife Singapore was sold as a stand-alone entity to a third party, Champion Retailing Pte. Ltd., a Singapore incorporated company, and from May 2022, the beneficial ownership of HomesToLife Singapore returned to Messrs. Phua Yong Pin and Phua Yong Tat. Prior to the reorganization described below, HomesToLife Singapore was a wholly-owned subsidiary of New Century International Homes Pte. Ltd., a Singapore incorporated company, which was in turn an indirect wholly-owned subsidiary of Golden Hill Investments.

Reorganization

In preparation for the initial public offering, our Group completed a reorganization (the “Reorganization”) from February to April 2024, which involved the following steps:

●	On February 8, 2024, Golden Hill Capital Ltd. (“Golden Hill BVI”) was incorporated in the British Virgin Islands as a wholly owned subsidiary of Golden Hill Capital Pte. Ltd.

●	On February 16, 2024, HomesToLife Cayman was established under the laws of the Cayman Islands as an exempted company with limited liability. On the same day, Golden Hill BVI acquired 10,000 Shares of HomesToLife Cayman.

●	On February 22, 2024, HomesToLife International Pte. Ltd. was incorporated in Singapore as a private company limited by shares and as a wholly owned subsidiary of HomesToLife Cayman.

●	On March 12, 2024, HomesToLife International Pte. Ltd. acquired the 38,800,000 ordinary shares in the issued and paid-up share capital of HomesToLife Singapore from New Century International Homes Pte. Ltd. for a consideration of S$2,847,127.

●	On April 24, 2024, HomesToLife Cayman issued 13,240,000 Shares to Golden Hill BVI

●	On April 24, 2024, Summer Capital Pte. Ltd., a company controlled by our Chief Financial Officer, acquired 1,237,500 Shares of HomesToLife Cayman from Golden Hill BVI for a consideration of US$300,000.

●	In May 2024, four investors (the “Pre-IPO Investors”) acquired 660,000, 660,000, 630,000 and 50,000 ordinary shares of par value of US$0.0001 in the issued and paid-up share capital of HomesToLife Cayman from Golden Hill BVI for a consideration of US$160,000, US$160,000, US$152,710 and US$12,120, respectively.

After the Reorganization, HomesToLife Cayman directly owns HomesToLife International Pte. Ltd., which is the direct holding company of 100% shares of HomesToLife Singapore. Golden Hill BVI, Summer Capital Pte. Ltd. and the Pre-IPO Investors collectively own all issued and outstanding Shares of HomesToLife Cayman.

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Corporate Structure

As at the date of this prospectus, our Group comprises of the Company and its subsidiaries, HomesToLife International Pte. Ltd. and HomesToLife Singapore.

The chart below illustrates our corporate structures and identifies our subsidiaries prior to the IPO:

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The chart below illustrates our corporate structure and identifies our subsidiaries after giving effect to the IPO, assuming no over-allotment option is exercised:

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the Company’s combined financial statements and related notes appearing elsewhere in this prospectus. The following discussion gives effect to the restatement of our audited combined financial statements as of and for the years ended December 31, 2021, 2022 and 2023. Please see Note 13-Restatement of Previously Issued Combined Statements of Operations to the combined financial statements as of and for the years ended December 31, 2021, 2022 and 2023. In addition to historical information, this discussion and analysis here and throughout this prospectus contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus.

OVERVIEW

Our operating company, HomesToLife Singapore, is one of the leading home furniture retailers that offers and sells customized furniture solutions in Singapore. As of the date of this prospectus, it has six retail store locations, and among furniture companies that sell furniture manufactured from China and other Asian countries, HomesToLife Singapore is the second largest in Singapore by the number of retail store locations. It has helped homeowners create living spaces that reflect their individuality since 2014. Its product offerings include leather and fabric upholstered furniture, case goods and accessories, and offers a one-stop shop for retail customers to furnish their homes. HomesToLife Singapore offers and sells selected HTL Group’s products and brands of luxury contemporary furniture in Singapore, as well as products supplied by trusted third party suppliers. Pursuant to a 20-year exclusive Products Supply Agreement it has with HTL Marketing Pte. Ltd. (“HTL Marketing”), a HTL Group company owned and controlled by our controlling shareholders and Chairman/Vice Chairman, Messrs. Phua Yong Pin and Phua Yong Tat, HomesToLife Singapore has secured a long-term and reliable supply of leather and fabric upholstered furniture from partners within the HTL Group in different parts of China, and is able to offer its customers a wide selection of design, leather and fabric materials, configuration and function of sofas. For the fiscal year ended December 31, 2023, sales of leather and fabric upholstered furniture and case goods and accessories amounted to SGD5.9 million (US$4.5 million) and SGD0.9 million (US$0.7 million), representing approximately 87.3% and 12.7%, respectively, of our total sales revenue.

EFFECTS OF COVID-19

The COVID-19 pandemic and resulting global disruptions have affected our businesses, as well as those of our customers and suppliers. To serve our customers while also providing for the safety of our employees and service providers, we have adopted numerous prevention measure such as enhanced cleaning and physical distancing, personal protective gear, disinfectant spraying, and temperature checks. We will continue to prioritize employee and customer safety and comply with evolving state and local standards as well as to implement standards or processes that we determine to be in the best interests of our employees, customers, and communities.

We have experienced some, but limited disruptions to our supply chain during the PRC government mandated lockdown due to the COVID-19 pandemic. Additionally, our retail stores in Singapore had to close for two months from April 2020 to May 2020 during the Singapore government mandated “circuit breaker” (i.e., lockdown), due to the COVID-19 pandemic, which affected our business. As of the date of this prospectus, all our retail stores and office and major suppliers are currently fully operational.

The extent of the impact of COVID-19 on the Company’s results of operations and financial condition will depend on the virus’ future developments, which are highly uncertain and cannot be predicted. Our revenue and profitability may be materially impacted if COVID-19 (or any health epidemic or virus out-break) affects or continues to affect the overall economic and market conditions in Singapore for a prolonged period of time.

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RESULTS OF OPERATIONS

The following table sets forth a summary of the combined results of operations of the Company for the years indicated.

	Years ended December 31,
	2021	2022	2023	2023
	SGD	SGD	SGD	USD
Revenues, net
Revenue from third parties	$7,386,268	$8,235,089	$6,811,111	$5,165,411
Cost of goods sold	(2,750,236)	(3,116,993)	(1,928,492)	(1,462,532)

Gross profit	4,636,032	5,118,096	4,882,619	3,702,879

Operating expenses:
Sales and distribution expenses	(2,866,960)	(2,747,981)	(3,078,543)	(2,334,705)
General and administrative expenses	(1,755,608)	(1,345,886)	(1,521,472)	(1,153,851)
Total operating expenses	(4,622,568)	(4,093,867)	(4,600,015)	(3,488,556)

Income from operations	13,464	1,024,229	282,604	214,323

Other income:
Interest income	-	-	8,234	6,245
Government grant	293,364	78,702	11,500	8,721
Legal compensation	1,000,000	-	-	-
Sundry income	-	20,334	16,575	12,570
Total other income, net	1,293,364	99,036	36,309	27,536

Income before income taxes	1,306,828	1,123,265	318,913	241,859

Income tax expense	-	-	-	-

NET INCOME	$1,306,828	$1,123,265	$318,913	$241,859

Revenues

For the years ended December 31, 2023, 2022 and 2021, respectively, the Company generated its revenues by the offers and sales of customized furniture solutions, which include leather and fabric upholstered furniture, case goods and accessories through the Company’s wholly-owned operating subsidiaries. For the year ended December 31, 2023, revenue from sales of leather and fabric upholstered sofa contributed 87.3% of the Group’s revenue, and revenue from sales of case goods and accessories contributed 12.7% of the Group’s revenue. For the year ended December 31, 2022, revenue from sales of leather and fabric upholstered sofa contributed 88.2% of the Group’s revenue, and revenue from sales of case goods and accessories contributed 11.8% of the Group’s revenue. For the year ended December 31, 2021, revenue from sales of leather and fabric upholstered sofa contributed 88.1% of the Group’s revenue, and revenue from sales of case goods and accessories contributed 11.9% of the Group’s revenue.

Revenue decreased by SGD1.4 million, or 17.3%, to SGD6.8 million (US$5.2 million) for the year ended December 31, 2023 from SGD8.2 million for the year ended December 31, 2022, primarily because of the decrease in revenue for our leather and fabric upholstered home furniture products. During the year ended December 31, 2023, despite that the overall market condition and business operation of the Group has been gradually recovered as economic activities resume to normal from the COVID-19 pandemic since December 2022, the general slowdown in economic conditions globally have inevitably negatively affected the home furniture market during the year, thereby affecting the Group’s sales.

Revenue increased by SGD0.8 million, or 11.5%, to SGD8.2 million for the year ended December 31, 2022 from SGD7.4 million for the year ended December 31, 2021, primarily due to the increase in the local demand during the COVID-19 period.

Cost of goods sold

Cost of goods sold primarily represented cost of acquiring leather and fabric upholstered furniture from leather and fabric production suppliers.

Cost of goods sold decreased by SGD1.2 million, or 38.1%, to SGD1.9 million (US$1.5 million) for the year ended December 31, 2023 from SGD3.1 million for the year ended December 31, 2022. The decrease in cost of goods sold was primarily attributable to the decrease in cost of acquiring leather and fabric upholstered furniture from leather and fabric production suppliers, as well as the decrease in our inward freight costs, in line with that of the revenue during the same period.

Cost of goods sold increased by SGD0.3 million, or 13.3%, to SGD3.1 million for the year ended December 31, 2022 from SGD2.8 million for the year ended December 31, 2021. The increase in cost of goods sold was primarily attributable to the increase in the revenue during the period.

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Gross profit

As a result of the foregoing, gross profit for the years ended December 31, 2023 and 2022, respectively, was SGD4.9 million and SGD5.1 million, a decrease of SGD0.2 million or 4.6%, while gross profit for the years ended December 31, 2022 and 2021, respectively, was SGD5.1 million and SGD4.6 million, an increase of SGD0.5 million or 10.4%.

During the year ended December 31, 2023, various adverse factors related to the COVID-19 pandemic have gradually wane from the pandemic, and thus led to the decrease in the Group’s average unit costs. As a result of the above, the Group’s gross profit margin for the year ended December 31, 2023 increased to 71.7%, compared to 62.1% for the year ended December 31, 2022.

During the year ended December 31, 2022, gross profit margin remained steady at 62.1%, as compared to the gross profit margin at 62.8% for the year ended December 31, 2021.

Our Group will also closely monitor and optimize our product-mix from time to time to enhance our gross profit margin.

Sales and distribution expenses

Major components of sales and distribution expenses included salaries of our sales persons, sales commissions, depreciation of right-of-use assets of our retail stores, and outwards land transports. For the year ended December 31, 2023, sales and distribution expenses were SGD3.1 million (US$2.3 million), which increased by SGD0.3 million from SGD2.7 million for the preceding year. The increase was mainly due to increases in the salaries of our sales persons, depreciation of right-of-use assets being our retail stores and advertising expenses due to openings of two stores.

For the year ended December 31, 2022, sales and distribution expenses were SGD2.7 million, which decreased by SGD0.1 million, as compared to SGD2.8 million for the preceding year ended December 31, 2021.

General and administrative expenses

Major components of general and administrative expenses included salaries of our office staff, depreciation of right-of-use assets of our office and traveling expenses. For the year ended December 31, 2023, general and administrative was SGD1.5 million (US$1.2 million), which represented a slight increase when compared to SGD1.3 million for the preceding year.

For the year ended December 31, 2022, general and administrative was SGD1.3 million, which decreased by SGD0.4 million, as compared to SGD1.7 million for the preceding year ended December 31, 2021, due to tight cost control under COVID-19 pandemic period.

Income from operations

As a result of the aforementioned, the Group’s income from operations decreased by SGD0.7 million, or 72.4%, to SGD0.3 million (US$0.2 million) for the year ended December 31, 2023 when compared to SGD1.0 million for the preceding year, which was primarily due to the decrease in the Group’s gross profit and increase in sales and distribution expenses during the years.

The Group recovered with an operating profit of SGD1.0 million for the year ended December 31, 2022, when compared to an operating income of SGD0.01 million for the preceding year ended December 31, 2021, during COVID-19 pandemic period.

Other income

For the years ended December 31, 2023 and 2022, respectively, the Group’s other income consisted of government grant of SGD0.01 million (US$0.009 million) and SGD0.08 million and sundry income of SGD0.02 million (US$0.01 million) and SGD0.02 million.

For the year ended December 31, 2021, the Group’s other income consisted of SGD1.0 million compensation from legal claims in prior years and SGD0.3 million government grant.

Net income

As a result of the foregoing, net income for the years ended December 31, 2023 and 2022, respectively, was SGD0.3 million (US$0.2 million) and SGD1.1 million, a decrease of SGD0.8 million or 71.6%, while the Group generated net income of SGD1.1 million and SGD1.3 million for the years ended December 31, 2022 and 2021, with a decrease of SGD0.2 million, or 14.0%. Net profit margin was 4.7%, 13.6% and 17.7%, respectively, for the aforesaid years.

LIQUIDITY AND CAPITAL RESOURCES

The Company financed its daily operations and business development through cash generated from its operating subsidiary. As of December 31, 2023, 2022 and 2021, its cash balance was SGD1.8 million (US$1.4 million), SGD2.9 million, SGD1.8 million, respectively.

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Working capital

The following table sets forth a summary of the Company’s working capital as of December 31, 2023, 2022 and 2021, respectively:

	As of December 31,
	2021	2022	2023	2023
	SGD	SGD	SGD	USD

Current assets	$3,956,978	$5,140,710	$4,987,732	$3,782,597
Current liabilities	3,922,562	4,079,395	4,346,099	3,295,995
Net current assets	$34,416	$1,061,315	$641,633	$486,602

As of December 31, 2023, current assets of SGD5.0 million (US$3.8 million) comprised cash and cash equivalents of SGD1.8 million (US$1.4 million), accounts receivables of SGD0.1 million (US$0.1 million), net inventories of SGD0.9 million (US$0.7 million), amount due from related parties of SGD0.5 million (US$0.4 million), amount due from former shareholder of SGD0.7 million (US$0.6 million), and deposit, prepayments and other receivables of SGD0.9 million (US$0.7 million). Current liabilities of SGD4.3 million (US$3.3 million) comprised accounts payable of SGD1.3 million (US$1.0 million), customer deposits of SGD1.1 million (US$0.8 million), accrued liabilities and other payables of SGD0.3 million (US$0.2 million), and lease liabilities of SGD1.6 million (US$1.2 million). As a result of the foregoing, net current assets as of December 31, 2023 was SGD0.6 million (US$0.5 million).

As of December 31, 2022, current assets of SGD5.1 million comprised cash and cash equivalents of SGD2.9 million, accounts receivables of SGD0.2 million, net inventories of SGD0.8 million, amount due from former shareholder of SGD0.7 million, and deposit, prepayments and other receivables of SGD0.5 million. Current liabilities of SGD4.1 million comprised accounts payable of SGD0.8 million, customer deposits of SGD2.0 million, accrued liabilities and other payables of SGD0.3 million, and lease liabilities of SGD1.1 million. As a result of the foregoing, net current assets as of December 31, 2022 was SGD1.1 million.

As of December 31, 2021, current assets of SGD4.0 million comprised cash and cash equivalents of SGD1.8 million, accounts receivables of SGD0.1 million, net inventories of SGD0.8 million, amount due from former shareholder of SGD0.7 million, and deposit, prepayments and other receivables of SGD0.5 million. Current liabilities of SGD3.9 million comprised accounts payable of SGD0.8 million, customer deposits of SGD1.9 million, accrued liabilities and other payables of SGD0.2 million, and lease liabilities of SGD1.0 million. As a result of the foregoing, net current assets as of December 31, 2021 was SGD0.03 million.

CASH FLOWS

The following table sets forth a summary of its cash flows for the years indicated:

	Years ended December 31,
	2021	2022	2023	2023
	SGD	SGD	SGD	USD

Net cash provided by operating activities	$2,634,079	$2,345,865	$1,164,697	$883,283
Net cash used in investing activities	(761,713)	(5,187)	(332,358)	(252,054)
Net cash used in financing activities	$(1,252,386)	$(1,271,200)	$(1,913,660)	$(1,451,282)

Operating activities

For the year ended December 31, 2023, the Group recorded net cash provided by operating activities of SGD1.2 million (US$0.9 million), which consisted of net income of SGD0.3 million (US$0.2 million) as adjusted for non-cash items and change in operating assets and liabilities. Adjustments for non-cash items mainly consisted of depreciation of plant and equipment of SGD0.1 million (US$47,550), depreciation of right-of-use assets of SGD1.5 million (US$1.1 million), loss on written off of inventories of SGD16,748 (US$12,702) and unrealized foreign exchange losses of SGD15,482 (US$11,742). Change in operating assets and liabilities primarily included increase in inventories of SGD0.1 million (US$0.1 million), increase in deposits, prepayments, and other receivables of SGD0.4 million (US$0.3 million), decrease in customer deposits of SGD0.9 million (US$0.7 million), being partially offset by accounts payable of SGD0.5 million (US$0.4 million) and other things.

For the year ended December 31, 2022, the Group recorded net cash provided by operating activities of SGD2.3 million, which consisted of net income of SGD1.1 million as adjusted for non-cash items and change in operating assets and liabilities. Adjustments for non-cash items mainly consisted of depreciation of plant and equipment of SGD0.1 million, depreciation of right-of-use assets of SGD1.2 million, loss on written off of inventories of SGD9,566 and provision for reinstatement cost of SGD10,000. Change in operating assets and liabilities primarily included increase in accounts receivable of SGD0.1 million, decrease in inventories of SGD0.04 million and increase in deposits, prepayments, and other receivables of SGD0.05 million, being partially offset by decrease in accounts payable of SGD0.04 million, increase in customer deposits of SGD0.1 million and decrease in accrued liabilities and other payables of SGD0.01 million.

For the year ended December 31, 2021, the Group recorded net cash provided by operating activities of SGD2.6 million, which consisted of net income of SGD1.3 million as adjusted for non-cash items and change in operating assets and liabilities. Adjustments for non-cash items mainly consisted of depreciation of plant and equipment of SGD0.1 million, depreciation of right-of-use assets of SGD1.2 million, impairment loss of plant and equipment of SGD13,083 and loss on written off of inventories of SGD43,404. Change in operating assets and liabilities primarily included increase in accounts receivable of SGD0.1 million, increase in inventories of SGD0.4 million and increase in deposits, prepayments, and other receivables of SGD0.1 million, being partially offset by increase in accounts payable of SGD0.7 million, increase in customer deposits of SGD0.6 million and decrease in accrued liabilities and other payables of SGD0.7 million.

Investing activities

For the years ended December 31, 2023, 2022 and 2021, respectively, the Group recorded net cash used in investing activities of SGD0.3 million (US$0.3 million), SGD5,187 and SGD0.8 million which were the purchase of plant and equipment and advance to former shareholder for these years.

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Financing activities

For the year ended December 31, 2023, the Group recorded net cash used in financing activities of SGD1.9 million (US$1.5 million), being payments on lease liabilities of SGD1.4 million (US$1.1 million) and advance to related parties of SGD0.5 million (US$0.4 million).

For the year ended December 31, 2022, the Group recorded net cash used in financing activities of SGD1.3 million, which was payment on lease liabilities of SGD1.3 million.

For the year ended December 31, 2021, the Group recorded net cash used in financing activities of SGD1.3 million, which was payment on lease liabilities of SGD1.3 million being partially offset by advance from a shareholder of SGD688.

Future Capital Requirements

Historically, our primary uses of cash have been to finance working capital needs. We expect that we will be able to meet our needs to fund operations, capital expenditures and other commitments in the next 12 months primarily with our cash and cash equivalents, accounts receivables and operating cash flows.

We may, however, require additional cash resources due to changes in business conditions or other future developments. If these sources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could result in additional dilution to stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financial covenants that would restrict operations. Financing may not be available in amounts or on terms acceptable to us, or at all.

Our capital requirements for 2024 and future years will depend on numerous factors, including management’s evaluation of the timing of projects to pursue. Subject to our ability to generate revenues and cash flow from operations and our ability to raise additional capital (including through possible joint ventures, acquisitions, and/or partnerships), we expect to incur substantial expenditures to carry out our business plan, as well as costs associated with our capital raising efforts and being a public company.

Material Cash Requirements

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to operating leases. We lease all our office facilities, retail stores and warehouse. We expect to make future payments on existing leases from cash generated from operations. We have limited credit available from our major vendors and are obligated to settle the purchase invoices, which further constrains our cash liquidity.

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, absent unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this offering.

Capital Expenditures

Our capital expenditures amounted to approximately SGD0.3 million (US$0.3 million), SGD5,187 and SGD31,413 relating to the purchase of plant and equipment for the years ended December 31, 2023, 2022 and 2021, respectively.

We plan to fund our future capital expenditures with our existing cash balance and proceeds from this offering. We will continue to make capital expenditures to meet the expected growth of our business, including for office equipment and leasehold improvements.

Contractual Obligations

We have also entered into commercial operating lease agreements with various third parties, for the use of retail stores and warehouse in Singapore.

The following table sets forth our contractual obligations as of December 31, 2022 and 2023:

	Payment Due by Period
Lease obligation	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
	SGD	SGD	SGD	SGD	SGD
As of December 31, 2021	1,642,170	998,591	643,579	-	-

As of December 31, 2022	2,384,611	1,056,641	1,323,656	4,314	-

As of December 31, 2023	4,441,294	1,632,192	1,953,224	855,878	-

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Off-Balance Sheet Arrangements

We have no off-balance sheet financial guarantees nor other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our combined financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an uncombined entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any uncombined entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

We conduct credit evaluations of customers, and generally do not require collateral or other security from our customers. We establish an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Concentration risk in major vendors

For the year ended December 31, 2023, the vendors, being related parties, who accounted for 10% or more of the Company’s cost of goods sold and its outstanding payable balances at year-end date, are presented as follows:

	Year ended December 31, 2023			As of December 31, 2023
Vendor	Cost of goods sold		Percentage of cost of goods sold	Accounts payable
	SGD	US$		SGD	US$
HTL Marketing Pte. Ltd. (related party)	$1,857,191	1,408,457	78%	$791,210	600,038
Vendor C - third party	254,094	192,700	11%	-	-

For the year ended December 31, 2022, the vendors, being related parties, who accounted for 10% or more of the Company’s purchases and its outstanding payable balances at year-end date, are presented as follows:

	Year ended December 31, 2022		As of December 31, 2022
Vendor	Cost of goods sold	Percentage of cost of goods sold	Accounts payable
	SGD		SGD
HTL Manufacturing Pte. Ltd. (related party)	$980,696	35%	$-
HTL Marketing Pte. Ltd. (related party)	$1,340,446	47%	$723,625

For the year ended December 31, 2021, the vendors, being related parties, who accounted for 10% or more of the Company’s purchases and its outstanding payable balances at year-end date, are presented as follows:

	Year ended December 31, 2021		As of December 31, 2021
Vendor	Cost of goods sold	Percentage of cost of goods sold	Accounts payable
	SGD		SGD
HTL Manufacturing Pte Ltd. (related party)	1,337,106	49%	751,832
HTL Furniture (China) Co., Ltd. (related party)	722,488	26%	-

All of our Company’s major vendors are located in Singapore and China.

Liquidity risk

Our policy is to regularly monitor our liquidity requirements, to ensure that we maintain sufficient reserves of cash and adequate committed lines of funding from major financial institutions to meet its liquidity requirements in the short and long term. See “—Liquidity and Capital Resources” for details.

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Economic and political risk

Our major operations are conducted in Singapore. Accordingly, the political, economic, and legal environments in Singapore, as well as the general state of Singapore’s economy may influence our business, financial condition, and results of operations.

CRITICAL ACCOUNTING POLICIES, JUDGMENTS AND ESTIMATES

Basis of presentation

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the SEC.

The combined financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

Principle of consolidation

The combined financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the combined financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates reflected in the Company’s combined financial statements include the useful lives of plant and equipment, impairment of long-lived assets, allowance for estimated credit losses, provision for obsolete inventories, revenue recognition, retirement plan cost, leases, income tax provision, deferred taxes and uncertain tax position.

The inputs into the management’s judgments and estimates consider the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

Foreign currency transaction

Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise with the impact of subsequent changes in such rates reflected in the income statement. The functional currency of a significant portion of our international operations is Singapore Dollar (“SGD” or “SG$”).

Convenience translation

Translations of amounts in the combined balance sheets, combined statements of income and comprehensive income, and combined statements of cash flows from SGD into US$ as of and for the year ended December 31, 2023 are solely for the convenience of the readers and were calculated at the rate of US$ = SGD1.3186. No representation is made that the SGD amounts could have been, or could be, converted, realized, or settled into US$ at such rate or at any other rate.

Revenue Recognition

The Company receives revenue from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”). ASC Topic 606 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

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The Company typically enters into sale contract with its customers where the rights of the parties, including payment terms, are identified and sales prices to the customers are fixed with no separate sales rebate, discount, or other incentive and no right of return exists on sales of merchandise. The Company’s performance obligation is to deliver products according to contract specifications. The Company recognizes gross product revenue at a point in time when the control of products or services is transferred to customers, and the corresponding invoice is issued.

The Company mainly generates revenues from the sale of products. The product is invoiced, and the revenue is recognized upon shipment or once transfer of risk has passed to the customer, which is the point at which the Company has satisfied its performance obligation.

All revenues are reported net of any sales discounts or taxes. Refunds and returns, which are minimal, are recorded as a reduction of revenue.

Cost of goods sold

Cost of goods sold primarily consists of purchase costs of merchandizes from the vendors, the shipping and fulfilment costs incurred during the delivery to the customers.

Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2021, 2022 and 2023, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2021, 2022 and 2023, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdictions. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

Cash and cash equivalents

Cash and cash equivalents consist nearly completely of cash in readily available checking and saving accounts. The carrying amounts approximate fair value due to the short maturities of these instruments.

Leases

The Company adopts the FASB Accounting Standards Update (“ASU”) 2016-02 “Leases (Topic 842).” for all periods presented. This standard requires lessees to recognize lease assets (“right-of-use”) and related lease obligations (“lease liabilities”) on the balance sheet for leases with terms in excess of twelve months. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities.

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the combined balance sheets. Finance leases are included in finance lease ROU assets and finance lease liabilities in the combined balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease and finance lease ROU assets and liabilities are recognized, based on the present value of lease payments over the lease term discounted using the rate implicit in the lease. In cases where the implicit rate is not readily determinable, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term. The Company depreciated the ROU assets on a straight-line basis from the lease commencement date to the earlier of the end of the useful life of the ROU assets or the end of the lease term. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

All of the Company’s real estate leases are classified as operating leases and there was no lease with a duration of twelve months or less.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the combined financial statements, “Summary of Significant Accounting Policies”.

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INDUSTRY

All the information and data presented in this section have been derived from CSIL (“CSIL”)’s industry report titled “The World Upholstered Furniture Industry” (the “CSIL Report”) unless otherwise noted. The CSIL Report was not commissioned by us, but rather, is a general report on the upholstered furniture industry across all countries. The CSIL Report states that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

The upholstered furniture industry, in which we operate, is one that can be influenced by various economic factors, consumer preferences, and market trends. In this section, we set out an overview of the upholstered furniture industry, based on insights from the CSIL Report.

Market Overview

The upholstered furniture industry encompasses the manufacturing, distribution, and sale of sofas, armchairs, recliners, and related accessories. Amongst others, this sector is heavily reliant on consumer spending, housing market conditions, and design trends. According to industry research by CSIL, the global consumption of upholstered furniture market was more than US$80 billion in 2022, of which more than US$29 billion was attributable to Asia Pacific (i.e., roughly 36% of the global consumption).

Although Singapore is a small market, CSIL has estimated the market consumption of upholstered furniture in Singapore in 2022 at US$162 million.

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We also intend to expand into the following markets over the next twelve months: Taiwan, Republic of Korea, Indonesia, and Malaysia. CSIL has estimated the consumption of the upholstered furniture industry in these countries in 2022 as follows:

●	Taiwan: US$412 million
●	Republic of Korea: US$830 million
●	Indonesia: US$281 million
●	Malaysia: US$259 million

Competitive Landscape

The retail segment of the upholstered furniture industry is highly competitive, with several small-and-medium companies operating on the market, in Singapore as well as in the markets that we intend to expand into over the next twelve months: Taiwan, Republic of Korea, Indonesia, and Malaysia.

We distinguish ourselves in this market through our commitment to high quality craftsmanship, innovative designs, exceptional customer service, and our strong and trusted brand. By leveraging on our unique value proposition and strategic marketing initiatives, we aim to capture even more of the retail segment of the upholstered furniture industry in Singapore.

We also plan to leverage on our significant expertise and brand recognition in Singapore in our expansion to other markets, beginning with the following: Taiwan, Republic of Korea, Indonesia, and Malaysia.

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Market Forecast and Outlook

Although CSIL’s position in the CSIL Report is that the global consumption of upholstered furniture is projected to contract in real terms (-1.1%) in 2023, it expects that there would be a resumption of growth (+1.7%) in 2024, which is led by a substantial consumption increase in Asia.

For the Singapore upholstered furniture market, CSIL forecasts that there would be a year-on-year real growth in consumption of 2% from 2023 to 2024.

The CSIL has also forecasted the year-on-year real growth in consumption (from 2023 to 2024) of the markets that we intend to expand into as follows:

●	Taiwan: 1%
●	Republic of Korea: 2%
●	Indonesia: 5%
●	Malaysia: 3%

Apart from information gleaned from market forecasts, we believe that the upholstered furniture industry in Singapore, as well as the markets that we intend to expand into, is poised for steady growth, driven by favourable economic conditions, evolving consumer preferences, and technological advancements in retailing. We will continue to leverage on the opportunities available, to achieve sustained revenue growth and enhance shareholder value.

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BUSINESS

Overview

HomesToLife Singapore is one of the leading home furniture retailers that offers and sells customized furniture solutions in Singapore. As of the date of this prospectus, it has six retail store locations, and among furniture companies that sell furniture manufactured from China and other Asian countries, HomesToLife Singapore is the second largest in Singapore by the number of retail store locations. It has helped homeowners create living spaces that reflect their individuality since 2014. Its product offerings include leather and fabric upholstered furniture, case goods and accessories, and offers a one-stop shop for retail customers to furnish their homes. HomesToLife Singapore offers and sells selected HTL Group’s products and brands of luxury contemporary furniture in Singapore, as well as products supplied by trusted third party suppliers. Pursuant to a 20-year exclusive Products Supply Agreement it has with HTL Marketing Pte. Ltd. (“HTL Marketing”), a HTL Group company owned and controlled by our controlling shareholders and Chairman/Vice Chairman, Messrs. Phua Yong Pin and Phua Yong Tat, HomesToLife Singapore has secured a long-term and reliable supply of leather and fabric upholstered furniture from partners within the HTL Group in different parts of China, and is able to offer its customers a wide selection of design, leather and fabric materials, configuration and function of sofas. For the fiscal year ended December 31, 2023, sales of leather and fabric upholstered furniture and case goods and accessories amounted to SGD5.9 million (US$4.5 million) and SGD0.9 million (US$0.7 million), representing approximately 87.3% and 12.7%, respectively, of HomesToLife Singapore’s total sales revenue.

To target the premium mass market by providing customers high-quality luxury products with affordable, reliable and customizable options, HomesToLife Singapore also reserves and dedicates an exclusive space in certain HomesToLife Singapore retail stores in Singapore for the marketing and selling of furniture under HTL’s “Domicil” brand and “Fabbrica” brand, two European furniture brands offering premium and luxury products that are designed by designers from around the world and targeted at the middle and upper class consumer markets.

“HomesToLife” has a long-standing pledge to offer fair prices, great value, consistent and reliable quality, and on-time delivery to its customers. It maintains a website: www.homestolife.com offering consumers a seamless shopping experience online and post-sales customer service support. HomesToLife Cayman plans to use a significant portion of the proceeds in the IPO to fund the expansion of its business and opening of new store locations in other parts of Asia including, Taiwan, Korea, Indonesia and Malaysia. Its mission is to become a leading home furniture retailer in all of Asia.

Corporate History

Our Company was incorporated in the Cayman Islands on February 16, 2024 under the Companies Act as an exempted company with limited liability. Our authorized share capital is currently US$10,000 divided into 100,000,000 Shares, par value US$0.0001 each.

Our principal operating subsidiary, HomesToLife Singapore, was initially incorporated in September 1989 under the name, “Hwa Tat Lee Leather Pte Ltd” in Singapore by three brothers, Messrs. Phua Yong Pin, Phua Yong Sin and Phua Yong Tat (altogether known as, the “Phua Brothers”), as part of the then HTL Group of companies founded by the Phua Brothers. It was initially engaged in the leather trading business. In 1999, it changed its name to “HTL Leather Pte Ltd.” In 2009, it changed its name to “Trends Furniture Pte. Ltd.” In 2014, it shifted to the furniture retail business. In 2019, it changed its name to “HomesToLife Pte. Ltd.”

In May 2014, HomesToLife Singapore started operating as the retail arm of HTL International Holdings Pte. Ltd., a Singapore incorporated holding company with subsidiaries operating in the leather and fabric manufacturing and production of leather and fabric upholstered furniture business in different parts of China. Until September 2016, the Phua Brothers held at least a majority equity interest in HTL International Holdings Pte. Ltd. In August 2018, HomesToLife Singapore was sold as a stand-alone entity to a third party, Champion Retailing Pte. Ltd., a Singapore incorporated company, and from May 2022, the beneficial ownership of HomesToLife Singapore returned to Messrs. Phua Yong Pin and Phua Yong Tat. Prior to the reorganization described below, HomesToLife Singapore was a wholly-owned subsidiary of New Century International Homes Pte. Ltd., a Singapore incorporated company, which was in turn an indirect wholly-owned subsidiary of Golden Hill Investments.

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In preparation for the initial public offering, our Group completed a reorganization (the “Reorganization”) from February to April 2024, which involved the following steps:

●	On February 8, 2024, Golden Hill BVI was incorporated in the British Virgin Islands as a wholly owned subsidiary of Golden Hill Capital Pte. Ltd.

●	On February 16, 2024, HomesToLife Cayman was established under the laws of the Cayman Islands as an exempted company with limited liability. On the same day, Golden Hill BVI acquired 10,000 Shares of HomesToLife Cayman.

●	On February 22, 2024, HomesToLife International Pte. Ltd. was incorporated in Singapore as a private company limited by shares and as a wholly owned subsidiary of HomesToLife Cayman.

●	On March 12, 2024, HomesToLife International Pte. Ltd. acquired the 38,800,000 ordinary shares in the issued and paid-up share capital of HomesToLife Singapore from New Century International Homes Pte. Ltd. for a consideration of S$2,847,127.

●	On April 24, 2024, HomesToLife Cayman issued 13,240,000 Shares to Golden Hill BVI

●	On April 24, 2024, Summer Capital Pte. Ltd., a company controlled by our Chief Financial Officer, acquired 1,237,500 Shares of HomesToLife Cayman from Golden Hill BVI for a consideration of US$300,000.

●	In May 2024, four investors (the “Pre-IPO Investors”) acquired 660,000, 660,000, 630,000 and 50,000 ordinary shares of par value of US$0.0001 in the issued and paid-up share capital of HomesToLife Cayman from Golden Hill BVI for a consideration of US$160,000, US$160,000, US$152,710 and US$12,120, respectively.

After the Reorganization, HomesToLife Cayman directly owns HomesToLife International Pte. Ltd., which is the direct holding company of 100% shares of HomesToLife Singapore. Golden Hill BVI, Summer Capital Pte. Ltd. and the Pre-IPO Investors collectively own all issued and outstanding Shares of HomesToLife Cayman.

Corporate Structure

As at the date of this prospectus, our Group comprised of the Company and its subsidiaries, HomesToLife International Pte. Ltd. and HomesToLife Singapore.

The chart below illustrates our corporate structures and identifies our subsidiaries prior to the IPO:

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The chart below illustrates our corporate structure and identifies our subsidiaries after giving effect to the IPO, assuming no over-allotment option is exercised:

Competitive Strength

We believe the following key competitive strengths are crucial to our success and future growth.

Multi-year supplier agreements with established leather and fabric upholstered furniture manufacturers

HomesToLife Singapore has entered into a 20-year exclusive Products Supply Agreement and Exclusive Brand Distributor Agreement with HTL Marketing Pte. Ltd. (“HTL Marketing”), a HTL Group company.

HomesToLife Singapore is Domicil’s and Fabrrica’s exclusive distributor in Singapore. Because of (1) our relationship with HTL Marketing as our major supplier, (2) the rich resources such as manufacturers that HTL Group has, and (3) stable supply of products with reasonable prices based on the group-level negotiation, we are able to secure good-quality products and deliver the customized products within 8-12 weeks after our customers place an order. We believe this is faster than many of our competitors.

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Established brand

HomesToLife Singapore has been engaged in the furniture retail business in Singapore since 2014. Between January 2016 and December 2019, we established five store locations. In 2023, we added two stores, one of which was closed in 2024. Our retail stores are strategically located in areas with good market potential or customer demands, taking into account population density, average income level of residents and their discretionary spending, and the presence of related trade mix in proximity.

Over the past ten years, HomesToLife Singapore has established its brand and reputation as a premium furniture retailer that offers and sells products that deliver exceptional value. Its products are designed by leading industry designers, hand crafted by dedicated and experienced craftsman using a wide selection of quality and durable materials.

Deep knowledge in local market

HomesToLife Singapore’s management has decades of experience in the global upholstered furniture industry. Its deep knowledge in the local consumer market allows HomesToLife Singapore to anticipate market trends and changing consumer tastes, and offer the premium customization options and product offerings in Singapore.

Unique position to offer a one-stop shop for retail customers

In addition to a broad range of upholstered product offering, HomesToLife Singapore also offers and sells case goods and accessories, and a carefully curated range of home furniture that are sourced internationally and handpicked by HomesToLife Singapore, giving its customers a one-stop shop with all furnishings they need to furnish their homes and express their individuality through their choice furniture. Because of our management’s decades long track record in the upholstered furniture industry and ownership in the HTL Group which has multiple luxury brands of furniture, HomesToLife Singapore is in a unique position to offer a one-stop shop for its retail customers.

Additionally, HomesToLife Singapore positions itself as a luxury furniture retailer, and our sales staff provided significant value-added services at no additional cost to our customers, in order to promote better conversion rates. For example, our sales staff at each of our retail stores are hired for and trained to provide interior design consultancy services for our potential customers. Thus, a customer could provide our sales staff with a general description of the type of furniture are looking for, and our sales staff would be able to recommend furniture based on each such customer’s needs.

Industry veterans holding leadership positions

Our management team has extensive knowledge and experience in the global upholstered furniture industry. Both Mr. Phua Yong Pin, our Chairman, and Mr. Phua Yong Tat, our vice Chairman have over 40 years of experience in the furniture industry. Messrs. Phua Yong Tat and Phua Yong Pin are primarily responsible for the overall management, formulation of business strategies and day-to-day management of our operations. We benefit from the extensive experience of our management team in the industry, which has enabled us to understand the market trends and develop strong business relationship with our customers and suppliers. We believe that the commitment of our management team has been one of the key factors to our success and a competitive edge in our planned expansion in other parts of Asia.

Business Strategies

Reinforcing our brand’s core identity

Whilst the “HomesToLife” brand has been around for many years, we are in the process of reinforcing our brand’s core identity as one that is trusted and with high integrity, promising and delivering high quality goods and products, whilst also being a modern, fun, and “cool” brand. To this end, we do not view the “HomesToLife” brand as a mere furniture retailer and furniture brand. Rather, we aim to provide our customers with a way to express themselves through their homes, and more specifically, the furniture in their homes. We target the customers who may be purchasing their second or third home and prefer furniture of premium quality at affordable prices.

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Strengthen our brand recognition by marketing campaigns

We will continue to reinforce our brand recognition and image by conducting frequent marketing and promotional activities, targeted across various age groups, to enhance our brand image and promote our products to retail customers. We intend to continue promoting our “HomesToLife” brand and products through modern mass media such as social media and apps on a regular basis, including specifically through marketing by Key Opinion Leaders (i.e., “influencers”, which includes “micro-influencers” with a follower-count of between 5,000 to 20,000) on social media, instead of traditional mass media such as television and newspaper advertisements, as we have found that social media focused advertisements resonate well with our potential customers due to their localized approach, and have a strong positive effect on our sales and revenue figures.

At present, we focus our marketing efforts specifically on Facebook, Instagram and influencers. Whilst we do maintain a subtle brand presence on other social media platforms, such as TikTok and Xiao Hong Shu, by having a HomesToLife Singapore account, we do not have immediate plans to focus on these platforms, as our target market does not utilize such other social media platforms as much. However, we are constantly reviewing our marketing strategy to ensure that we reach our target market and potential customers in the most effective manner. We plan to undertake sponsorship of events and attend or host exhibitions or consumer trade fairs to further our brand recognition. We have, and will continue to, invite local celebrities or key-opinion-leaders with a strong social media presence to be our brand representatives to promote our products. These marketing campaigns will increase exposures of our “HomesToLife” brand and elevate our brand’s status, thereby enabling us to capture the potential target customer groups and increase our market presence.

Enhancement of our sales channels through opening additional retail stores in Singapore

We operate our own retail stores under the brand name “HomesToLife” by offering a one-stop solution to retail customers to address their furniture needs. As of the date of this prospectus, we have in operation six retail stores owned by us under our brand name “HomesToLife” across Singapore. Within Singapore, we may open further retail stores in areas with good customer demand and footfall, such as shopping malls, to ensure a commanding presence within the domestic upholstered furniture market in Singapore. We pride ourselves on ensuring that most of our retail stores are only opened in shopping malls in commercial centers and furniture-centric malls, allowing our stores, products and goods to benefit from the higher foot traffic in these areas. Additionally, given the unique design of our flagship products, such as our sofa recliners that can take up less space when not being used, we are able to maximize the space in our malls to display all of our key products for our potential customers to test and evaluate in-store, thus promoting a higher sales conversion rate.

We intend to extend our reach in the overseas upholstered furniture market

As a well-recognized, trusted retail concept brand in the upholstered furniture market in Singapore, we intend to further enhance our competitive advantage by extending our footprint beyond the region and into other markets in the APAC region including, Taiwan, Korea, Indonesia and Malaysia. Specifically, we intend to land the HomesToLife Singapore retail store concept in a number of other key cities in countries within the APAC region, which will be decided on after market studies are conducted. In addition to our direct-to-consumer business, we will also explore the possibility of selectively pursuing mergers and acquisitions, investments and corporations co-operations with local companies or brands to deepen our connection with local furniture suppliers in the APAC region.

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Sales

We primarily engage in business-to-customer sales through our retail stores and occasionally online sales. We believe that our brand recognition and reputation are critical for the growth of our business.

Our Retail Stores

We have a total of six retail stores across Singapore, specifically, at the following locations:

	Location	Address	Area	When opened
1.	Great World City	1 Kim Seng Promenade, #02-133, Singapore 237994	Inside Great World City, a shopping mall	August 2017
2.	Marina Square	6 Raffles Boulevard, #02-01/02/53, Singapore 039594	Inside Marina Square, a shopping mall	July 2017
3.	TradeHub 21	8@TradeHub 21, 8 Boon Lay Way, #01-15, Singapore 609964	Industrial area	December 2019
4.	Enterprise One	1 Kaki Bukit Road 1, #01-23, Enterprise One, Singapore 415934	Industrial area	November 2017
5.	Tagore Building	6 Tagore Dr, #01-04, Tagore Building, Singapore 787623	Industrial area	April 2023
6.	Leisure Park Kallang	5 Stadium Walk, #01-01, Singapore 397693	Inside Leisure Park Kallang, a shopping mall	June 2023

In each of these stores, the furnitures we sell are displayed for potential customers to try and evaluate. Each of these stores is also staffed by at least one employee.

Online Channels

We also offer our furniture and case goods through our website at “homestolife.com”, and customers may browse through our listings, each with high quality pictures and a detailed description of the product, including the dimensions of the product and the materials used. Customers may purchase furniture and case goods through our website, and our sales staff will follow up with the customer on the delivery details of such purchases.

Our online sales are minimal, as customers prefer trying and experiencing our products at our retail stores and purchasing the products they like. We maintain our online sales capabilities through our website in order to reinforce sales, as we understand that potential customers take longer to deliberate over their purchase for big ticket items like sofas. For each of the fiscal years ended December 31, 2023 and 2022, our online sales contributed less than 1% of the total sales.

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Example of products being presented on line

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Examples of case goods and other furnitures we are selling in our retail stores

Business Model

HomesToLife Singapore is a consumer-facing business in Singapore, selling upholstered furniture through its retail stores in Singapore and through its online website. We set out below a detailed explanation of each of the steps involved in the sale process.

Sales Process

Order Placement and Confirmation through Retail Stores

With respect to our retail stores in Singapore, when a potential customer enters a “HomesToLife” retail store, the potential customer will be greeted by a sales staff who will attempt to understand the potential customer’s needs and to assess what the potential customer is looking for (such as sofas and tables). The sales staff will then present appropriate products and related services (such as color customization options) to the potential customer. Once the potential customer narrows down on a few products, our sales staff will then prepare and provide a detailed quotation including price, photos, and dimensions of the product(s) in question.

Given that furniture purchases are relatively big-ticket items, we recognize that such potential customers would require some time to deliberate on the purchase, and our sales staff will highlight to the customer that they need not make their decision on the spot. Our sales staff will take down such potential customers’ contact details with their consent, and will follow up with time-limited offers and delivery lead times as key points to close the deal.

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Once the customer decides to proceed with a purchase, our sales staff will finalize the sale, including reviewing the expected delivery timelines with the customer, and confirming all relevant details with the customer. For orders above SGD1,200, we will provide free delivery to the customer’s home.

Our sales staff will then create an order on the backend CRM system, and confirm the payment details with the customer. At present, full payment is required for ready stock, whereas custom orders require a 50% down payment.

Order Placement and Confirmation through HomesToLife Singapore’s Website

Our potential customers may also place an order of the furniture and case goods through our website at “homestolife.com”. Upon placing an order and payment being made online, the order will be processed through our backend, similar to the process that follows after an order is placed through our retail stores.

Custom furniture

Most of the sofas we sell are customized. If a customer purchases custom furniture such as sofa, our sales staff will help the customer place an order with our supplier within the HTL Group. We will then coordinate with the supplier which will arrange manufacturing and delivering the custom furniture to our Singapore warehouse. The cycle from placing an order to the customer receiving the furniture is about 8 to 12 weeks, which we believe is faster than our competitors and is one of our competitive strengths.

Order Fulfilment and Delivery

Five days before the scheduled delivery date of the goods to the customer, our delivery team will contact the customer to confirm the delivery, and to confirm the logistics of the delivery. For example, our delivery team will confirm elevator dimensions with the customer if there is a bulky item, and will also confirm the exact time window of the delivery. Once the delivery is confirmed, there will be a delivery order generated and issued to the vendor providing the delivery services. All goods that are delivered by the vendor will require photographic proof, and requires the customer to receive and sign-off on the delivered goods.

After-Sales and Service Recovery

In the event that there is a defect with any delivered goods, the customer may reject the goods upon delivery, or to contact us after acceptance of the goods. Our sales team will then verify the purchase and the claim, and will assess the defect reported. In the event of a genuine defect with the goods, we will arrange for on-site service to address the defect, or for return pickup if on-site service is not available. In the event of a return pickup, we will receive and inspect the returned item, and document all findings meticulously. We will also keep the customer updated on the status of the returned item, before arranging for the item to be sent back to the customer once the defect is addressed. We will close the matter when the customer informs us that he/she is satisfied with the resolution. Additionally, in order to improve processes, we will provide the findings from such returned item to our quality control team, manufacturing team, as well as the third party vendor, to prevent future defects.

Products and Brands We Sell

HomesToLife Singapore offers a number of brands of upholstered furniture to customers, mainly sofas and also case goods, such as such as coffee table, dining table and bedding.

Sofas

All six stores in Singapore stock sofas that are manufactured (through its manufacturing partners) and sold only by HomesToLife Singapore. We also exclusively carry the “Domicil” and “Fabbrica” brands in Singapore. We stock the Domicil brand in two retail stores, whilst the Fabbrica brand is stocked in another retail store. We have entered exclusivity agreements with HTL Marketing so we are exclusively authorized to sell the products of these brands in Singapore.

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Case Goods

We also sell case goods such as coffee tables, dining tables and bedding, procured from unrelated third parties.

At HomesToLife Singapore, we pride ourselves on offering not only exquisite seating solutions but also an extensive range of case goods products to elevate your living and dining spaces. Our living case goods range encompasses an array of elegant coffee tables, TV consoles, and shelving units, our dining case goods line features sophisticated dining sets, sideboards, and bar units, and our bedroom case goods include bedframes, bedside tables, dressing tables and bed-end benches. Each collection is thoughtfully curated to seamlessly blend functionality with timeless design, ensuring that your home reflects your unique taste and lifestyle.

Our Customers

The majority of our sales are generated through our six retail stores in Singapore. Our customers come from all walks of life in Singapore, from the mass market to the affluent. For sofas, different brands are positioned to capture different segments of the market. The majority of our customers are individuals and families. We target the customers who may be purchasing their second or third home and prefer the furniture of premium quality at affordable prices.

Our Suppliers

Our major costs of purchases include (i) product procurement; (ii) rental costs and (iii) freight charges.

On May 20, 2024, HomesToLife Singapore entered into the amended and restated products supply agreement (the “Products Supply Agreement”) with another entity within the HTL Group, HTL Marketing, for the supply of products. HTL Marketing, in turn, sources for raw materials (including raw leather) and manufacturing services mainly from other related parties within the HTL Group (mainly other China subsidiaries within the HTL Group). At present, HTL Marketing supplies about 80% of the goods and products to HTL, comprising of mainly sofas.

The details of our Products Supply Agreement with HTL Marketing are set out below:

Term	20 years commencing from January 4, 2021

Rights and responsibilities	●	From time to time during the term of the Agreement, we shall purchase goods from HTL Marketing.
	●	HTL Marketing shall not engage in any other business nor provide goods to any other entity in Singapore without our prior written consent
	●	HTL Marketing shall be responsible for all necessary import or export licenses, clearances, and other legal or regulatory consents required.
	●	HTL Marketing shall indemnify HomesToLife Singapore for all claims brought by the Buyer’s customers, arising from any defects of the goods and any delivery delays.

Price of each product	The price of each product payable by us shall be determined by the cost of manufacturing the products, plus a profit margin that is pre-agreed between the parties at the start of the year.

Payment terms	We shall pay the purchase price within 90 working days after receipt of the invoices
Delivery	HTL Marketing shall deliver the products according to delivery schedules provided by us.

On May 20, 2024, HomesToLife Singapore entered into the amended and restated exclusive brand distribution agreement (the “Exclusive Brand Distribution Agreement”) with HTL Marketing. Pursuant to this agreement, HTL Marketing appointed HomesToLife Singapore as the exclusive retail distributor to market, promote and sell products carrying the “Domicil” and “Fabbrica” brands in Singapore with effect from 2021 and 2023, respectively.

The details of our Exclusive Brand Distribution Agreement with HTL Marketing are set out below:

Term	20 years commencing from January 4, 2021

Rights and responsibilities	●	From time to time throughout the term of the agreement, we shall be the exclusive retail distributor to exclusively market, promote, and sell the products carrying the “Domicil” brand (with effect from January 4, 2021) and products carrying the “Fabbrica” brands (with effect from November 1, 2023), to end-customers in Singapore by opening retail distribution stores.
	●	HTL Marketing shall make available and deliver the products carrying the “Domicil” and “Fabbrica” brands to HomesToLife Singapore on time in accordance with the agreement and the relevant purchase order.
	●	HTL Marketing shall make reasonable efforts to assist HomesToLife Singapore to carry out sales activities, including providing HomesToLife Singapore with necessary advertising materials and other publicity materials.
	●	HomesToLife Singapore can only purchase the products carrying the “Domicil” and “Fabbrica” brands in Singapore from HTL Marketing and sell such products to any person in Singapore during the term of the agreement.
	●	During the term of the agreement and within 60 calendar days after the termination of the agreement, HomesToLife Singapore shall not, without HTL Marketing’s prior written consent, display, manufacture or sell any products of the same or similar category as the relevant products carrying the “Domicil” brand and “Fabbrica” brands or cooperate with HTL Marketing’s competitors who manufacture or sell the same or similar products carrying the “Domicil” brand and “Fabbrica” brands, or become a competitor of HTL Marketing through the manufacture or sale of the related products carrying the “Domicil” brand and “Fabbrica” brands.

Price of each product	●	HTL Marketing shall exclusively provide HomesToLife Singapore with the “Domicil” and “Fabbrica” brands product catalogue and the corresponding order price, which is the price including tax.
	●	HTL Marketing shall have the right to adjust the “Domicil” and “Fabbrica” brands product catalogue and the order price from time to time, and shall give prior written notice to HomesToLife Singapore before the adjusted price takes effect.

Payment terms	We shall pay 100% of the purchase price within 60 days (other than a Saturday or Sunday) on which commercial banks are open for business in Singapore after placing the relevant purchase order.
Delivery	HTL Marketing shall deliver the products according to delivery schedules provided by us in the relevant purchase order, after receiving all the corresponding payment for the purchase order.

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All of our other suppliers for the products we sell are third parties, unrelated to us or HTL Group. Our founders visited various suppliers that manufacture and supply the products that HTL Group plans to sell, and then produced a list of approved third party suppliers for the companies under the HTL Group to procure the products. HTL Group entities have entered into master purchase agreements with these suppliers, but individual purchases for products manufactured by such third party suppliers are made by HomesToLife Singapore directly. These suppliers, which collectively supply around 20% of the goods and products sold by HomesToLife Singapore, are recognized by HomesToLife Singapore as approved suppliers, and collectively are the only non-related suppliers that supply goods and products to HomesToLife Singapore. One of the key reasons for the selection of such suppliers is that they provide favourable wholesale prices to HTL Group. They also have good selection of designs and/or products with premium quality. We engage directly with suppliers, and do not have any middlemen in our supply chain.

Related Services

Apart from goods and products that are supplied by our suppliers, we also contract with a number of other service providers, including freight/delivery services for the transport and delivery of goods and products from our Singapore warehouse to our customers as part of the order fulfilment process. For the transport and delivery of goods and products from our suppliers to our Singapore warehouse, we mainly work with the shipping companies which have signed the master agreements with HTL Group. All of them are third parties, unrelated to us or HTL Group. We also provide the repair services for free for our sold products within warranty period.

Seasonality

Our performance is subject to seasonality in a limited capacity. Large sales events, such as the Great Singapore Sale, take place in Singapore over the course of each year, and many retailers, including us, participate in such sales by offering discounts on our goods and products. During such promotion periods, there may be higher revenue recorded by us.

In general, based on our historical data, we generally record an average revenue of between SGD 500,000 – 600,000 each calendar month. Our peak-sales periods tend to be in March, April, June, August, November, and December of each year, whilst our off-season tends to be in May and September of each year.

Pricing Strategies

Our products are sold at retail prices, with an appropriate mark-up to cost that accounts for, amongst others, labor, retail store rental, and other costs. We take into account factors such as quality of the products, market demand, popularity of the brands, the design and craftsmanship of the product, competitors’ pricing of comparable products, and the purchasing power of the target market.

During promotional events such as the Great Singapore Sale, we offer a discount of up to 70% on the retail price of our goods and products. This generally attracts more potential customers to our retail stores and also increases our revenue during this period, through increased orders placed through our retail stores and through our website.

Quality Control

We emphasize safety and quality as fundamental requirements for all our products, and have a dedicated quality assurance and brand management team within HomesToLife Singapore. We ensure the quality of our goods and products through various measures.

First, we are stringent in our selection of suppliers. With respect to third party suppliers, our management team and product team visits and inspects the factories of such third party suppliers and manufacturers to ensure that the goods and products produced meet the standards consistent with the “HomesToLife” brand. We also constantly liaise with our furniture suppliers (both related-party and third party) to ensure products are of reliable quality. Each supplier, except HTL Marketing, needs to be onboarded at the HTL Group level as an approved supplier, before we can place purchase orders with such approved vendors. The procurement team from the HTL Group will also regularly assess such approved vendors’ workmanship and product quality as well as their reputation. For products of new design, the procurement team from the HTL Group also inspects the products for workmanship and look into the product design to screen out safety or quality issue. Many of the HTL Group suppliers and third party suppliers and manufacturers passed the qualify certifications, such as ISO 14001:2015 for Leather Finishing for Upholstery Leather.

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Second, we conduct quality control inspections of all goods and products in our warehouse, before such goods and products are delivered to customers. This allows us to identify any defects or deviations from our quality standards.

Third, we take our customer feedback and returns analysis very seriously. Each time a product is returned due to defects, we spare no effort in investigating the cause of such defect, in order to derive any recurring quality issues and taking corrective actions.

Fourth, our goods and products come with a warranty period of up to 10 years, to provide customers with assurance with respect to the quality and durability of our goods and products.

Marketing

To enhance our brand awareness, we have conducted various marketing and promotional activities through different local media, including mainly social media (Facebook and Instagram), on regular basis.

Our marketing team is responsible for designing and launching marketing campaigns to promote our brand and image, and does so by focusing campaigns through the highest-impact channels such as social media platforms like Instagram and Facebook.

Unlike other retailers, HomesToLife Singapore creates most of its content in-house instead of relying on external agencies to have full control over its brand identity. Such content is usually more engaging and done with shorter lead times to respond to market changes. Most importantly, we believe it is also economically more effective. Combining gimmicks such as giveaways, collaborating with other brands, or working directly with key opinion leaders has proven to be effective in engaging and increasing awareness. In 2023, we registered a 59.8% increase in reach on Instagram, i.e. the number of unique user that have seen our Instagram posts or stories.

When we pay for advertising, we will work with established media agencies to increase brand awareness. For example, we have engaged a popular Singaporean social media website and news media to design and execute an advertising campaign for the peak period from October 2023 to December 2023, and we recorded around 33% more revenue in December 2023 compared to November 2023.

We also engage performance marketing agencies to place data-driven digital advertisements that use AI algorithms for targeted audience outreach on the Google search engine, serving ads to potential customer across different platforms.

We rely a lot less on traditional mass media such as television and newspaper advertisements, as we have found that social media focused advertisements resonate well with our potential customers due to their localized approach, and have a strong positive effect on our sales and revenue figures. At present, we focus our marketing efforts specifically on Facebook and Instagram. Whilst we are aware of other social media platforms, such as TikTok and Xiao Hong Shu, we do not have immediate plans to focus on these platforms, as our target market does not utilize such other social media platforms as much. However, we are constantly reviewing our marketing strategy to ensure that we reach our target market and potential customers in the most effective manner. For example, although we do not focus our efforts on TikTok, we have a presence through our account on TikTok.

For example, in one of our marketing campaigns in December 2023, executed through Instagram, we found that the marketing campaign was able to gain viral traction with close to 90,000 impressions, which is sizable in a small market like Singapore, and greatly boosted visibility of our brand and our flash sales during the period. We found that our sales figures for December 2023 and January 2024 was significantly over the baseline for the same period, as a result of the marketing campaign.

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Two examples of reaches on Instagram

Environmental protection and ESG

While due to the nature of our business, our operational activities do not directly generate industrial pollutants. As such, we have not directly incurred any cost of compliance with applicable Singapore laws and regulations as of the date of this prospectus and do not expect that we will directly incur significant costs for such compliance in the future. As of the date of this prospectus, we had not come across any material non-compliance issues in respect of any applicable laws and regulations on environmental protection. We have not been subject to any administrative sanctions or penalties that have a material and adverse effect on our financial condition or business operation.

At the retail level, we have also implemented initiatives such as marketing campaigns aimed at reducing wastage, including strategies to minimize the use of foam boards and the digitalization of our catalogues.

Impact of Inflation on Our Business and Mitigation Efforts

The following table shows the factors contributing to the inflationary pressures that we have experienced, the resulting impact to our company, and the actions we have taken to mitigate the impact these inflationary pressures had on our operations.

	Factors	Impact	Mitigating Efforts
1	Increasing purchase price of products	Increased product costs	We have been managing the price adjustments over time to increase average invoice value. We have been adding more variety in value-added features to allow the sales team to upsell.
2	Increasing employee wages	Increased labor costs	A material portion of the compensation of our sales employees is based on sales-driven bonus.
3	Increasing rent	Increased rental costs	We offer premium product assortments in high-rent locations to ensure a higher sales value per square foot. We closely monitor product turnover per square foot to switch out slow-moving products in response to consumer preference.
4	Increasing shipping and logistic rates	Increased transportation costs	We negotiate with shipping companies on freight charges. For custom orders, any increased shipping costs is typically reflected in product price adjustment.

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Competition

The retail sale of upholstered furniture is a highly fragmented and competitive business. We believe that the primary elements of competition in our industry are merchandise (quality, style, selection, price and display), customer service, marketing and advertising, and store location and design. We compete with numerous other independent and chain retail furniture stores across Singapore. Our competitors that are larger chain retail furniture stores benefit from more established name recognition.

Our principal competitors are:

●	Castlery
●	Cellini
●	Commune
●	Harvey Norman
●	Star Furniture
●	King Living

We believe that we are uniquely positioned in the Singapore market for upholstered furniture, with a targeted mix of goods and products that appeals to customers across various segments, from mass market to the affluent. We also consider our experienced sales personnel and customer service as important factors in ensuring our competitive success. We also believe that significant additional competitive advantages are also provided by our ability to make prompt delivery of orders through maintenance of ready-stock inventory in our Singapore warehouse, and to tailor merchandise to customers’ desires through custom orders. Our after-sales and service recovery processes are also robust, allowing us to ensure customer satisfaction with our goods and products.

Intellectual Property Rights

We regard our trademarks, domain name and similar intellectual property as critical to our success. As of the date of this prospectus, HomesToLife Singapore owns the following trademarks:

Place of registration	Trademark	Trademark number	Classes	Expiry Date
Singapore	HomesToLife	T1319858E	35	December 9, 2033

Australia, China, Japan and South Korea		1217190	35	June 2, 2034

Hong Kong		302844621	35	December 19, 2033

Indonesia		IDM00536586	35	December 19, 2033

Hong Kong		303016908	35	June 2, 2034

Malaysia		2014006135	35	June 3, 2034

Singapore		T1408378A	35	May 29, 2034

Australia, China, Japan, South Korea		1236315	35	September 29, 2034

Indonesia		IDM000548742	35	June 5, 2034

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As of the date of this prospectus, we are authorized to use the following trademarks pursuant to a trademark license agreement dated February 19, 2024 between HTL Marketing and HomesToLife Singapore:

Regions of usage	Trademark	Authorized by
Asia, Europe, North America, Middle East, Africa, Australasia	DOMICIL	HTL Marketing
Asia, Europe, North America, Middle East, Africa, Australasia		HTL Marketing
North America, Asia, Australasia, Europe	FABBRICA	HTL Marketing
North America, Asia, Australasia, Europe		HTL Marketing

We are also the registered owner of domain name “homestolife.com”, which expires on June 19, 2025. We will renew the domain name registration before its expiration.

Our employees

We had 30 and 27 full-time employees as of December 31, 2023 and December 31, 2022, respectively. All of our employees are stationed in Singapore, with a portion of employees undertaking business travel as part of their job scopes.

The following table sets forth the number of our full-time employees categorized by function as of December 31, 2023 and 2022:

Function	As of December 31, 2023	As of December 31, 2022
Product / Retail & Marketing	6	6
Sales	17	14
Warehouse	4	4
Finance	2	2
Purchasing	1	1
Total	30	27

Our employees are part of the Building Construction and Timber Industries Employees’ Union (“Union”) of Singapore, and we have entered into a collective agreement with the Union on December 8, 2021 (“Collective Agreement”), that, amongst others, sets out the working hours and rate of payment for overtime work for our employees, as well as the number of rest days per week for each employee. The Collective Agreement expired in April 2024. We and the union have agreed on the final terms of the Collective Agreement to be renewed and are waiting for the Union to file the draft agreement with Industrial Arbitration Court for approval. We expect to receive the approval and sign the Collective Agreement by the fourth quarter of 2024.

We consider that we have maintained a good relationship with our employees and have not experienced any significant disputes with our employees or any disruption to our operations due to any labor disputes. In addition, we have not experienced any difficulties in the recruitment and retention of experienced core staff or skilled personnel.

Our remuneration package includes salary and discretionary bonuses. In general, we determine employees’ salaries based on their qualifications, position and seniority. In order to attract and retain valuable employees, we review the performance of our employees annually which will be taken into account in annual salary review and promotion appraisal.

Properties

As of the date of this prospectus, we have entered into the following lease agreements:

No.	Location	Term of Lease (dd/mm/year)	Size of premises (Sqft)	Monthly Rent (SGD)	Usage
1.	1 Kim Seng Promenade, #02-133, Singapore 237994	02/01/2023 to 01/01/2026	5,106.98	33,706.07	Retail Store
2.	6 Raffles Boulevard, #02-01/02/53, Singapore 039594	04/01/2022 to 03/01/2025	5,694	10,249.20	Retail Store / Principal Executive Office
3.	8@TradeHub 21, 8 Boon Lay Way, #01-15, Singapore 609964	01/06/2023 to 31/08/2026	5,435.77	16,155.10	Retail Store
4.	1 Kaki Bukit Road 1, #01-23, Enterprise One, Singapore 415934	12/01/2024 to 11/01/2026	2,260	7,006.00	Retail Store
5.	6 Tagore Dr, #01-04, Tagore Building, Singapore 787623	15/04/2023 to 14/04/2028	3,583	10,000.00	Retail Store
6.	5 Stadium Walk, #01-01, Singapore 397693	01/09/2023 to 31/09/2025	5,512.67	16,538.01	Retail Store
7.	20 Gul Way, #03-08, Singapore 629196	15/08/2021 to 14/08/2024	20,650	18,585.00	Warehouse

All of our properties are leased, and we do not own any properties.

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Licenses and Permits

We confirm that we have obtained all material licenses, certificates and approvals required for carrying on our business activities in Singapore up to the date of this prospectus.

Insurance

We maintain business insurance of our stores and our office, and for goods and products in transit. We also maintain directors and officers liability insurance. We believe that our current insurance policies are sufficient for our operations.

Legal Proceedings

To the best of our knowledge, we are not currently the subject of any material governmental investigation, private lawsuit or other legal proceeding. From time to time, we may be involved in legal and regulatory proceedings or investigations concerning matters that arise in the ordinary course of our business and that could result in significant fines or penalties, have an adverse impact on our reputation, business and financial condition or results of operations and divert the attention of our management from the operation of our business. The outcome of any future litigation, regulatory or other proceedings cannot be predicted with certainty, and some lawsuits, claims, actions or proceedings may be disposed of unfavorably to us.

Government Regulations

As our material business operations are conducted in Singapore, we are subject to the relevant laws and regulations of Singapore and may be affected by policies which may be introduced by the Singaporean government from time to time. We have identified the main laws and regulations (apart from those pertaining to general business requirements) that materially affect our operations below. However, we believe that we comply with all these laws and regulations, and therefore none of them have materially affected the Company or operations in the past.

As of the date of this prospectus, our Directors believe that we are not in breach of any laws or regulations applicable to our business operations that would materially affect our business operations, and our Group is in compliance with all the applicable laws and regulations that are material to our business operations. The Group may be subject to certain fines/penalties arising from its ordinary course of business from time to time.

Singapore

Laws relating to Consumer Protection

The primary statute governing consumer protection is the Consumer Protection (Fair Trading) Act 2003 of Singapore (the “CPFTA”) and its subsidiary legislations. Besides the CPFTA, there are other statutes which govern the sale, supply or hire of goods that are relevant to consumer protection.

CPFTA

The CPFTA was enacted to protect consumers against unfair practices and to give consumers additional rights in respect of goods that do not conform to contract. The CPFTA sets out a legislative framework prohibiting suppliers from engaging in unfair practices in relation to transactions and to allow consumers aggrieved by unfair practices to have recourse to civil remedies before the Singapore courts. The definition of supplier under the CPFTA includes persons who promote the use or purchase of goods or services. Suppliers may be held liable for engaging in unfair practices in relation to consumer transactions.

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The CPFTA was amended on 1 September 2012 by the Consumer Protection (Fair Trading) (Amendment) Act 2012 to, amongst others, in relation to a contract of sale of goods, give consumers additional rights and remedies against the seller for non-conforming goods. The CPFTA is administered by the Competition and Consumer Commission of Singapore (“CCCS”) and the Consumer Association of Singapore and the Singapore Tourism Board are the first point of contact for local consumers and tourists respectively to handle complaints. Errant suppliers who persist in unfair trade practices will be referred to the CCCS for investigation.

Part II of the CPFTA provides that a consumer who has entered into a consumer transaction involving an unfair practice may bring an action against the supplier. It is an unfair practice under the CPFTA for a supplier, in relation to a consumer transaction: (i) to do or say anything, or omit to do or say anything, if as a result, a consumer might reasonably be deceived or misled; (ii) to make a false claim; (iii) to take advantage of a consumer if the supplier knows or ought reasonably to know that the consumer (a) is not in a position to protect his own interests; or (b) is not reasonably able to understand the character, nature, language, or effect of the transaction or any matter related to the transaction; or (iv) to commit any of the unfair practices specified in the Second Schedule of the CPFTA.

Part III of the CPFTA will apply to a contract of sale of goods if the buyer deals as consumer, and the goods do not conform to the applicable contract at any time within the period of six (6) months starting after the date on which the goods were delivered to the buyer, and if the contract was made on or after 1 September 2012. Goods do not conform to a contract of sale of goods if there is, in relation to the goods, a breach of, an express term of the contract, the implied condition that the goods will correspond with the description or samples provided by the seller to the buyer, or the implied condition that the goods are of satisfactory quality or fitness for the purpose for which the goods were supplied. Under Part III of the CPFTA, consumers will have a statutory right to (i) repair or replace the goods, or (ii) reduce the amount to be paid for the sale by an appropriate amount or rescind the contract with regard to the goods in question. If the consumer requires the vendor to repair or replace the goods, the vendor must repair or as the case may be, replace the goods within a reasonable time and without causing significant inconvenience to the consumer, and bear any necessary costs in doing so (including in particular, the cost of any labour, materials or postage). The consumer may require the vendor to reduce the amount to be paid for the goods by an appropriate amount or rescind the contract with regard to those goods if: (i) the remedy of repair or replacement is impossible, disproportionate in comparison to the other of those remedies or disproportionate, or (ii) the consumer has required the vendor to repair or replace the goods but the transferor is in breach of the requirement to do so within a reasonable time and without causing significant inconvenience to the vendor.

Consumer Protection (Fair Trading) (Cancellation of Contracts) Regulations 2009

The Consumer Protection (Fair Trading) (Cancellation of Contracts) Regulations 2009 is enacted under the CPFTA to complement and enhance consumer protection in Singapore, allowing consumers the right to cancel a direct sales contract within five (5) days (excluding Saturdays, Sundays and public holidays) after the date on which the contract is entered into or after the date on which the supplier informs the consumer about the right to cancel the contract. A consumer may also cancel the contract (or any subsequent contracts with the supplier on substantially the same terms as the cancelled contract), if the supplier enters into a contract with that consumer in breach of an accompanying court order made under section 9(4)(b) of the CPFTA. In this scenario, the consumer may give a notice of cancellation of the contract at any time within six (6) months after the date on which the contract was entered into.

Consumer Protection (Consumer Goods Safety Requirements) Regulations 2011 (the “CGSR”)

The CGSR requires all consumer goods ordinarily supplied for private use or consumption except for goods such as used or second-hand goods specifically excluded under CGSR to conform to the required safety standards. Enterprise Singapore is appointed by the Ministry of Trade and Industry to administer the CGSR and the Consumer Product Safety Office (the “CPSO”) is an office overseen by Enterprise Singapore that is responsible for the implementation of the CGSR. The CPSO has the power to investigate incidents and feedback involving unsafe general consumer goods, stop the sale of, or ban unsafe general consumer goods from the market.

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The consumer goods covered by CGSR are classified into two (2) categories:

(i)	Category 1: any consumer goods for which safety standards have been formulated or adopted and published by any of the following: International Organisation for Standardisation (“ISO”), International Electrotechnical Commission (“IEC”), European Committee for Standardisation (“EN”) or ASTM International (“ASTM”).

(ii)	Category 2: any consumer goods other than Category 1 goods.

Category 1 goods shall conform to safety standards for such goods imposed by ISO, IEC, EN or ASTM safety standards, as well as any additional safety requirements for such goods specified by the CPSO and published in its Consumer Protection (Consumer Goods Safety Requirements) Information Booklet.

Category 2 goods shall conform to the safety standards for such goods that have been formulated or adopted and published by any regional or national standards body.

Under the CGSR, Enterprise Singapore may issue a public notice declaring any consumer goods to be unsafe and/or issue a directive for suppliers to (i) control or cease supply of such goods in Singapore; and (ii) inform users of the potential danger of the goods, if any of these consumer goods do not conform to the required safety standards. It is an offence under the CGSR to continue supplying any consumer goods as declared by Enterprise Singapore to be unsafe in Singapore in the course of trade or business and any person who fails to comply with such directive shall be guilty of an offence under the CGSR.

The CGSR provides that any person guilty of an offence under CGSR shall be liable on conviction to pay a fine not exceeding S$2,000 or to imprisonment for a term not exceeding 12 months or to both; and in the case of a second or subsequent offence, to a fine not exceeding S$10,000 or to imprisonment for a term not exceeding two (2) years or to both.

Singapore Code of Advertising Practice (the “SCAP”)

The SCAP is a code of practice set out by the Advertising Standards Authority of Singapore (the “ASAS”) prescribing general principles applicable to advertisements, which include decency, honesty and truthful presentation, and contains guidelines relating to specific services/products. While the SCAP has no force of law, a breach of the SCAP may lead to ASAS referring the matter to the CASE under the CPFTA if an advertiser has repeatedly violated the SCAP by marketing false, misleading or unsubstantiated claims. The ASAS has also issued additional guidelines from time to time, such as the Guidelines for Interactive Marketing Communication & Social Media, which emphasizes that marketing communication should be clearly distinguishable from editorial and personal opinion and should not take the form of social media content that appears to originate from a credible and impartial source, and the Guidelines on Advertising of Investments, which aim to minimize investments-related advertisement with claims that are speculative, misleading or not substantiable.

Consumer Protection (Trade Descriptions and Safety Requirements) Act 1975 (the “CPTDSR Act”)

The CPTDSR Act of Singapore prohibits the application of false trade descriptions to goods in the course of trade or business, as well as the supply of goods to which a false trade description has been applied. In particular, it is an offence to falsely indicate that any goods supplied or methods adopted are of a standard specified or recognized by any person or implied by the approval of any person, if there is no such person or no standard as specified, recognized or implied.

The CPTDSR Act provides in general that any person convicted of an offence under the CPTDSR Act for which no penalty is expressly provided shall be liable on conviction to pay a fine not exceeding S$10,000 or to imprisonment for a term not exceeding two (2) years or both.

Sale of Goods Act 1979 of Singapore (the “SGA”)

The SGA is the main governing law in Singapore in relation to sale of goods. The SGA applies to any contract for the sale of goods. A contract of sale of goods is a contract by which the seller transfers or agrees to transfer the property in goods to the buyer for a money consideration called the price.

Section 14 of the SGA provides that where a seller sells goods in the course of a business, there is an implied condition that the goods supplied under the contract are of satisfactory quality, except that there is no such condition (i) as regards defects specifically drawn to the buyer’s attention before the contract is made; (ii) where the buyer examines the goods before the contract is made, as regards defects which the examination ought to reveal; or (iii) if the contract is a contract for sale by sample, defects which would have been apparent on a reasonable examination of the sample. For the purposes of the SGA, goods are of satisfactory quality if they meet the standard that a reasonable person would regard as satisfactory, taking account of any description of the goods, the price, and all other relevant circumstances.

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Breach of this implied provision, it being a condition of the contract, would entitle the buyer to terminate the agreement and take action against the seller in respect of any loss suffered.

Unfair Contracts Terms Act 1977 of Singapore (the “UCTA”)

The UCTA generally regulates against unfair contract terms such as exclusion clauses and limitation of liability clauses in most consumer and standard form contracts. Amongst other things, the UCTA prohibits the exclusion or restriction of liability for death or personal injury caused by negligence in all contracts. It also prevents sellers/service providers from excluding or limiting their liability for a breach of contract, unless, in each case, the contract term satisfies the requirement of reasonableness (that is, the contract term must have been a fair and reasonable one to be included having regard to the circumstances which were, or ought reasonably to have been, known to or in the contemplation of the parties when the contract was made). Similarly, contract terms requiring the consumer to indemnify the supplier in respect of liability incurred by the supplier’s negligence or breach of contract are also prohibited unless they satisfy the requirement of reasonableness. The UCTA also circumscribes the limitation of liability in relation to certain implied terms in respect of goods purchased.

Misrepresentation Act 1967 of Singapore (the “Misrepresentation Act”)

The Misrepresentation Act applies this requirement of “reasonableness” to terms which would exclude or restrict any liability to which a party to a contract may be subject by reason of any misrepresentation made by him before the contract was made, or any remedy available to another party to the contract by reason of such a misrepresentation.

If the supplier is liable for fraudulent misrepresentation under the Misrepresentation Act, the Singapore Courts can award all losses flowing directly from the claimant’s reliance on the fraudulent misrepresentation, regardless of whether the loss was foreseeable. This measure of damages similarly applies if the supplier made a negligent misrepresentation to the claimant, unless the claimant had reasonable ground to believe, and did believe, that the facts represented were true.

Laws relating to Employment Matters

Employment Act 1968 of Singapore (the “Employment Act”)

The rights of all employees employed under a contract of service with our subsidiaries are governed under the Employment Act. The Employment Act generally extends to all employees regardless of their designation, salary level or type of work performed, with the exception of certain groups of employees (i.e., seafarers, domestic workers and public workers). It provides employees falling within its ambit certain protections such as minimum notice periods, restrictions in relation to the deductions from wages, minimum days of annual and sick leave, maternity/paternity leave and paid childcare leave. The Employment Act also applies to employees who are foreigners so long as they fall within the definition of “employee” under the Employment Act.

As at the date of this prospectus, all of the 37 employees of our Company’s Singapore operating subsidiary, HomesToLife Singapore, are covered under the Employment Act and granted the aforementioned rights.

Central Provident Fund Act 1953 of Singapore (the “CPF Act”)

The Central Provident Fund (“CPF”) is a social security savings scheme funded by contributions from employers and employees formed pursuant to the CPF Act. It enables working Singapore citizens and permanent residents to set aside funds for retirement. It also addresses healthcare, home ownership, family protection and asset enhancement. Under the CPF Act, both employers and employees make monthly CPF contributions on the amount of wages at the rates set out in the CPF Act. CPF contributions are due at the end of the month and an employer has a grace period of 14 days to pay it. The employer must pay both the employer’s and employee’s share of the monthly CPF contribution. However, the employer can recover the employee’s share by deducting it from their wage when the contributions are paid for that month.

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The CPF Act provides that in general if any person convicted of an offence under the CPF Act for which no penalty is provided shall be liable on conviction to pay a fine not exceeding S$5,000 or to imprisonment for a term not exceeding six (6) months or both, and if that person is a repeat offender for the same offence, to a fine not exceeding S$10,000 or to imprisonment for a term not exceeding 12 months or both.

Employment of Foreign Manpower Act 1990 of Singapore (the “EFMA”)

The employment of foreign workers in Singapore is governed by the EFMA and regulated by the Ministry of Manpower. In Singapore, under Section 5(1) of the EFMA, no person shall employ a foreign worker unless he has obtained in respect of the foreign worker a valid work pass. The foreign worker has to be employed and carry out duties in respect of his or her work pass. Any person who fails to comply with or contravenes Section 5(1) of the EFMA shall be guilty of an offence and shall:

(a)	be liable on conviction to a fine of not less than S$5,000 and not more than S$30,000 or to imprisonment for a term not exceeding 12 months or to both; and

(b)	on a second or subsequent conviction:

(i)	in the case of an individual, be punished with a fine of not less than S$10,000 and not more than S$30,000 and with imprisonment for a term of not less than one (1) month and not more than 12 months; and

(ii)	in any other case, be punished, with a fine not less than S$20,000 and not more than S$60,000.

Laws relating to Workplace Safety

Workplace Safety and Health Act 2006 of Singapore (the “WSHA”)

The WSHA provides that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of (a) his employees at work and (b) persons (not being his employees) who may be affected by any undertaking carried on by him in the workplace. These measures include, but are not limited to: (i) providing and maintaining for employees a work environment which is safe, without risk to health, and adequate as regards to facilities and arrangements for their welfare at work; (ii) ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees; (iii) ensuring that employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer; (iv) developing and implementing procedures for dealing with emergencies that may arise while those employees are at work; and (v) ensuring that employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work.

Any person guilty of an offence under the WSHA (but not including the relevant regulations) for which no penalty is expressly provided by the WSHA shall be liable on conviction:

(a) in the case of a natural person, to a fine not exceeding S$200,000 or to imprisonment for a term not exceeding two (2) years or to both; and

(b) in the case of a body corporate, to a fine not exceeding S$500,000,

and, if the contravention in respect of which he was so convicted continues after the conviction, he shall (subject to Section 52 of the WSHA) be guilty of a further offence and shall be liable to a fine:

(i) in the case of a natural person, not exceeding S$2,000 for every day or part thereof during which the offence continues after conviction; or

(ii) in the case of a body corporate, not exceeding S$5,000 for every day or part thereof during which the offence continues after conviction.

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Under the WSHA, the Commissioner for Workplace Safety and Health may serve a remedial or a stop-work order in respect of a workplace, for contravention or omission of any WSHA-specified condition.

As an employer in Singapore, our Singapore operating subsidiary, HomesToLife Singapore, is required to adhere to the WSHA and adopt these measures to ensure the safety and health of its employees and persons (not being employees of HomesToLife Singapore) who may be affected by any undertaking carried on by him in our Group’s office premises in Singapore.

As at the date of this prospectus, our Group have not been served any orders by the Commissioner of Workplace Safety and Health in Singapore.

Workplace Safety and Health (Incident Reporting) Regulations (the “WSHIR”)

Under Regulation 4 of the WSHIR, where any accident at a workplace occurs which leads to the death of any employee, the employer shall, as soon as is reasonably practicable but no later than 10 days after the accident, submit a report to the Commissioner for Workplace Safety and Health.

Under Regulation 6 of the WSHIR, where an employee meets with an accident at a workplace on or after September 1, 2020, and the employee is certified by a registered medical practitioner or registered dentist to be unfit for work, or to require hospitalization or to be placed on light duties, on account of the accident, the employer shall submit a report to the Commissioner for Workplace Safety and Health of the accident within 10 days after the date the employer first has notice of the accident.

As an employer in Singapore, our Singapore operating subsidiary, HomesToLife Singapore, is required to adhere to the WSHIR reporting requirements in the situation where any accident at our Group’s office premises or workplace occurs which results in the injury or death of any employee.

As at the date of this prospectus, our Group have not had any workplace accidents which would require it to adhere to the WSHIR reporting requirements.

Work Injury Compensation Act 2019 of Singapore (the “WICA”)

The WICA provides that if any employment personal injury by accident arises out of and in the course of the employment is caused to an employee, the employer shall be liable to pay compensation in accordance with the provisions of WICA. The amount of compensation under the WICA in respect of any personal injury of an employee caused by accident arising out of and in the course of his employment shall be computed in accordance with a fixed formula as set out in the Third Schedule of the WICA, subject to a maximum and minimum limit.

Pursuant to Section 24(1) of WICA read with Regulation 3 and the Second Schedule of the Work Injury Compensation (Insurance) Regulations 2020, employers are required to maintain work injury compensation insurance for all employees doing manual work regardless of salary level and non-manual employees whose salary within the meaning of the Employment Act received from the employer exceeds S$2,600 a month. Any employer who fails to insure himself in accordance with WICA shall be guilty of an offence and shall be liable to, on conviction, a fine not exceeding S$10,000 or to imprisonment for a term not exceeding 12 months or to both.

As at the date of this prospectus, our Group has maintained the necessary insurance as required under the WICA and during the past three (3) years, one (1) of our employees have experienced a workplace injury that is subject to WICA jurisdiction.

Laws relating to Personal Data Protection

Personal Data Protection Act 2012 of Singapore (the “PDPA”)

The PDPA governs the collection, use and disclosure of the personal data of individuals (being data, whether true or not, about an individual, who can be identified from that data or other accessible information), and is administered and enforced by the regulator, the Personal Data Protection Commission (“PDPC”). The PDPA sets out data protection obligations which all organizations are required to comply with in undertaking activities relating to the collection, use or disclosure of personal data and to provide individuals with the right to access and correct their own personal data.

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Organizations have mandatory obligations to assess data breaches they suffer, and to notify the PDPC and where applicable, the relevant individuals where the data breach is (or is likely to be) of a significant scale or resulting in (or is likely to result in) significant harm to individuals. Other obligations include accountability, protection, retention, and requirements around the overseas transfers of personal data.

Organizations are required to, among other things, (i) obtain consent from individuals and inform them of the applicable purposes before collecting, using or disclosing their personal data; and (ii) put in place reasonable measures to (a) protect the personal data in their possession or control from unauthorized access, loss or damage and (b) prevent the loss of any storage medium or device on which personal data is stored. In the event of a data breach involving any personal data in an organization’s possession or control, the PDPA requires the organization to reasonably and expeditiously assess whether the data breach is notifiable and notify the PDPC and, unless exceptions apply, the affected individuals of the data breach, if the data breach is assessed to be one that (a) is likely to result in significant harm or impact to the individuals to whom the information relates, or (b) is, or is likely to be, of a significant scale. Other obligations include accountability, retention and requirements around the overseas transfers of personal data.

In addition, the PDPA also established a Do-Not-Call Registry (“DNC Registry”) which allows individuals to register their Singapore telephone numbers in any of the three Do-Not-Call Registers (“DNC Register”) to opt out of receiving specified messages via voice call, specified text messages and specified fax messages. Under the PDPA, before an organisation sends a specified message to a Singapore telephone number, it must check with the DNC Registry to confirm that the number is not listed on the DNC Register, unless the personal has obtained clear and unambiguous consent in evidential form from the user or subscriber of the number.

Non-compliance with the PDPA may attract financial penalties or even criminal liability. The PDPC has broad powers to give any such directions as it thinks fit to ensure compliance, which include requiring an organization to pay a financial penalty. In this connection: (i) in the case of contravention of the parts of the PDPA which sets out the obligations of organizations relating to data protection (including the obligation to protect and care for personal data, and to conduct assessments of data breaches), the maximum financial penalty that may be imposed: (a) on an organization whose annual turnover in Singapore exceeds S$10 million is 10% of the organization’s annual turnover in Singapore, if the contravention occurs on or after October 1, 2022; and (b) in any other case is S$1 million; and (ii) in the case of contravention of the DNC requirements, the maximum financial penalty that may be imposed is S$1 million.

In the course of operating its business, our Company’s Singapore operating subsidiary, HomesToLife Singapore, collects and uses personal data from consenting customers. HomesToLife Singapore has implemented various processes to safeguard the personal data collected from its customers, which include the appointment of a Data Protection Officer with an appropriate level of knowledge and specific responsibilities to ensure data protection within the Group, as well as providing data protection training to all employees of HomesToLife Singapore.

As at the date of this prospectus, our Group believes that it is in compliance with all PDPA requirements.

Laws relating to Taxation

Goods and Services Tax Act 1993 of Singapore (the “GST Act”)

Goods and Services Tax (“GST”) is a broad-based consumption tax levied pursuant to the GST Act on the import of goods, as well as nearly all supplies of goods and services in Singapore. It is an indirect tax expressed as a percentage applied to the selling price of goods and services provided by GST registered entities in Singapore. The prevailing rate of GST is 9%. As GST is charged to the end consumer, the GST-registered entity does not generally incur any costs in relation to GST and merely collects taxes on behalf of the local tax authority.

A company is required to register for GST when the turnover of its business is more than S$1 million in the past 12 months, or is expected to exceed S$1 million in the next 12 months. If a company fails to make a correct return by omitting or understating any output tax or any other tax for which it is accountable, it will be guilty of an offence and on conviction be required to pay a penalty equal to the amount of tax which has been undercharged. Failure to make returns within the prescribed period under the GST Act will also expose a company to a penalty equal to 5% of the amount of tax payable.

GST exemptions apply to the provision of most financial services, the sale and lease of residential properties, and the importation and local supply of investment precious metals. Goods that are exported and international services are zero-rated.

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Income Tax Act 1947 of Singapore (the “ITA”)

The corporate income tax (“CIT”) rate in Singapore is currently 17% of its chargeable income and applies to both local and foreign companies. In addition, 75% of up to the first S$10,000, and 50% of up to the next S$190,000, of a company’s chargeable income otherwise subject to normal taxation is exempt from corporate tax. The remaining chargeable income (after the tax exemption) will be fully taxable at the prevailing CIT. The Singapore Government announced in the Singapore Budget 2024 that in order to help companies manage rising costs, a CIT rebate (the “CIT Rebate”) of 50% of the corporate tax payable will be granted to all taxpaying companies, whether tax resident or not, for the year of assessment 2024. Additionally, companies that have employed at least one local employee in 2023 will receive S$2,000 in cash payout (the “CIT Rebate Cash Grant”). The maximum total benefits of CIT Rebate and CIT Rebate Cash Grant that a company may receive is S$40,000.

Payment of corporate tax must be made within one (1) month from the date of notice after which a 5% penalty can be imposed on the unpaid tax amount. If the amount of tax outstanding is not paid within 60 days of the imposition of the 5% penalty, an additional penalty of 1% of the tax outstanding shall be payable for each completed month that the tax remains unpaid, but the total additional penalty shall not exceed 12% of the amount of tax outstanding.

Laws relating to Anti-Money Laundering and Prevention of Terrorism Financing

Regulations on Anti-Money Laundering and Prevention of Terrorism Financing

The primary anti-money laundering legislation in Singapore is the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992 of Singapore (the “CDSA”), which provides for the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes. Generally, the CDSA criminalizes the concealment or transfer of the benefits of criminal conduct as well as the knowing assistance of the concealment, transfer or retention of such benefits. The CDSA permits the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes.

The Terrorism (Suppression of Financing) Act 2002 of Singapore (the “TSOFA”), is the primary legislation for the combating of terrorism financing. The TSOFA criminalizes terrorism financing and prohibits any person in Singapore from dealing with or providing services to a terrorist entity, including those designated pursuant to the TSOFA. It was enacted to give effect to the International Convention for the Suppression of the Financing of Terrorism.

Besides criminalizing the laundering of proceeds derived from drug dealing and other serious crimes and terrorism financing, the CDSA and the TSOFA also require suspicious transaction reports to be lodged with the Suspicious Transaction Reporting Office, Singapore’s Financial Intelligence Unit within the Criminal Affairs Division of the Singapore Police Force. If any person fails to lodge the requisite reports under the CDSA and the TSOFA, it may be subject to criminal liability.

In addition, the TSOFA has extraterritorial reach, and any person outside Singapore who commits an act or omission that would constitute an offense under the TSOFA if committed in Singapore may be proceeded against, charged, tried and punished accordingly in Singapore.

As at the date of this prospectus, our Company’s Singapore incorporated subsidiaries believes that it is in compliance with the provisions of the CDSA and the TSOFA.

Laws relating to Foreign Investment and Exchange Control

Singapore does not have an umbrella regime for regulating foreign investment. Instead, foreign investment is regulated (if at all) by sector. Singapore imposes no significant restrictions on the repatriation of earnings and capital, or on remittances, foreign exchange transactions and capital movements.

Laws relating to Intellectual Property

The Intellectual Property Office of Singapore administers the intellectual property legislative framework in Singapore, which includes copyrights, trademarks and patents. Singapore is a member of the main international conventions regulating intellectual property matters, and the World Trade Organization’s Agreement on Trade Related Aspects of Intellectual Property Rights.

Generally, it is unlawful to import goods into Singapore which infringe intellectual property rights. Failure to comply may result in civil remedies and criminal sanctions, including fines of up to S$10,000 for each imported good, thing or article infringing intellectual property rights (such as a good or thing to which a trade mark is falsely applied or an article made without the consent of the copyright owner), but not exceeding in aggregate S$100,000, and/or imprisonment for a term not exceeding five (5) years. In addition, the forfeiture and/or destruction of the infringing items may be ordered.

Trade Marks Act 1998 of Singapore (the “TMA”)

Singapore operates a first-to-file system in respect of registered trademarks under the TMA, and the registered proprietor is granted a statutory monopoly of the trademark in Singapore in relation to the product or service for which it is registered. In the event of any trademark infringement, the registered proprietor will be able to rely on the registered trademark as proof of his right to the mark, and the infringement of a trademark may give rise to civil and criminal liabilities. Statutory protection of a registered trademark can last indefinitely, as long as the registration is renewed every 10 years. Unregistered trademarks are also protected under the common law of passing off, provided that the owner is able to prove that there is goodwill or reputation in the mark; misrepresentation on the part of the infringer; and damage to the mark as a result.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Name	Age	Position
Phua Yong Pin	77	Director and Chairman
Phua Yong Tat	72	Director and Vice-Chairman
Phua Mei Ming	46	Chief Executive Officer
Chew Kwang Yong	51	Chief Financial Officer
Lai Kuan Loong “Victor”*(1)(2)(3)	45	Independent Director Nominee, Chair of Audit Committee
Lee Ai Ming *(1)(2)(3)	69	Independent Director Nominee, Chair of Nomination Committee
Sim Mong Keang “Kenny” *(1)(2)(3)	54	Independent Director Nominee, Chair of Compensation Committee

*	Each of Lai Kuan Loong “Victor”, Lee Ai Ming and Sim Mong Keang “Kenny” has accepted our appointment to be our independent director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nomination Committee

Below is a summary of the business experiences of each our executive officers and directors:

Phua Yong Pin is the Chairman and a director of the Company. Mr. Phua oversees the HTL Group’s overall management, merger and acquisition and corporate/commercial transaction matters, and is responsible for overseeing the PRC-based manufacturing and retail operations of HTL Group. Mr. Phua is one of the founders of the Company and the HTL Group, and has committed to expanding and promoting the Company’s business for upholstered furniture. Mr. Phua has over 40 years of experience in the furniture industry. Since September 2020, Mr. Phua has been the Chairman of the HTL Group. From April 2020 to September 2020, Mr. Phua was a consultant of the HTL Group. From April 2010 to March 2020, Mr. Phua was the Group Chairman of the HTL Group. From August 1993 to March 2010, Mr. Phua was a director of Hwa Tat Lee Holdings Pte Ltd., before it changed its name to HTL International Holdings Limited. In September 1991, Phua Yong Pin co-founded Hwa Tat Lee Holding Pte Ltd and acted as its Executive Director until August 1993. Mr. Phua co-founded HTL Manufacturing, the predecessor of the HTL Group in the 1980s as a sofa maker in Singapore.

Phua Yong Tat is the Vice-Chairman and a director of the Company. Mr. Phua oversees the HTL Group’s the general corporate strategy and brand promotion management and business expansion, including sales, marketing, and product development, and is responsible for the business, product development, product design, marketing and sales of the HTL Group. Mr. Phua is one of the founders of the Company and the HTL Group, and has committed to expanding and promoting the Company’s business for upholstered furniture. Mr. Phua has over 40 years of experience in the furniture industry. Since September 2020, Mr. Phua has been the CEO of the HTL Group. From April 2020 to September 2020, Mr. Phua was a consultant of the HTL Group. From September 2016 to March 2020, Mr. Phua was CEO of the HTL Group. From April 2010 to September 2016, Mr. Phua was the Group Managing Director of the HTL Group. From August 1993 to March 2010, Mr. Phua was a director of Hwa Tat Lee Holdings Pte Ltd, before it changed its name to HTL International Holdings Limited. In September 1991, Phua Yong Tat co-founded Hwa Tat Lee Holding Pte Ltd and acted as its Managing Director until August 1993. Mr. Phua co-founded HTL Manufacturing, the predecessor of the HTL Group in the 1980s as a sofa maker in Singapore.

Phua Mei Ming is the Chief Executive Officer of the Company. She has been the CEO of HTL Marketing since October 2022 and was Chief Operating Officer and Director of HTL Marketing between July 2022 and September 2022. She was the Chief Operating Officer of HTL Manufacturing from January 2021 to June 2022. From September 2018 to September 2020, Ms. Phua was the general manager of the HomesToLife Singapore and oversaw HomesToLife Singapore’s operations. From January 2012 to December 2017, Ms. Phua was the director for HR and communications of HTL Group. From January 2010 to January 2012, Ms. Phua was the HR director of the HTL Group. She was also the general manager of Domicil Pte Ltd. from January 2007 to January 2012. From January 1999 to December 2006, Ms. Phua was sales of HTL Manufacturing. Ms. Phua graduated in 1999, and holds a Bachelor’s degree in business administration from the National University of Singapore, She brings with her over 25 years of experience in the furniture industry, and a wealth of expertise through having served in various roles in the Company. With over 10 years collectively spent in leadership positions, she has directed both retail and wholesale operations, brand development and management, marketing and HR. Her strategic vision and adept leadership have contributed to the Company’s growth, evident in her track record of driving sales and fostering organizational development.

Chew Kwang Yong is the Chief Financial Officer of the Company. Mr. Chew is also a director of several HTL Group companies. He is also a shareholder and a director of several other companies including but not limited to X-INVESTMENT PTE. LTD., HMB PTE. LTD., LANDMARK INVESTMENT PTE. LTD. and SUMMER CAPITAL PTE. LTD. Mr. Chew has over 27 years of experience in financial management and audit. In January 2022, he founded Robert Chew Consulting Pte Ltd and Run Zhi Hua Li (Shanghai) Co. Ltd., and provided consultancy and advisory to corporates regionally until he started working with the Company in 2024. Mr. Chew also founded Hua Li Century (Yangzhou) Co Ltd in January 2021 and provided advisory and consulting services until December 2022. Mr. Chew joined HTL Group in March 2006, serving in various positions including financial controller, chief operating officer, chief financial officer and chief executive officer of various subsidiaries of the HTL Group. From April 2004 to February 2006, Mr. Chew worked at Zhonghui Holdings Ltd. (a former listed company on the Singapore Exchange Limited (“SGX”)) where he served as Chief Financial Officer. From November 2001 to April 2004, he was a senior cost accountant at GlaxoSmithKline Pte. Ltd., overseeing the finance department and maintaining a full set of accounts. He started his career in December 1996 at PricewaterhouseCoopers, performing audit assurance services for a wide scope of industries. Mr. Chew was awarded a Diploma in Business from Temasek Polytechnic of Singapore in June 1994. In June 1997, he obtained a qualification from the Association of Chartered Accountants.

Lai Kuan Loong “Victor” will begin serving as our independent Director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Lai will serve as chairman of the audit committee and as a member of the compensation and nomination committees. Mr. Lai is also an independent director of the following companies: JCY International Bhd (Bursa Malaysia), and Astaka Holdings Limited (SGX, where he also serves as the chairman). Mr. Lai also serves as an audit committee member for various research entities of the Agency for Science, Technology and Research. Since January 2021, Mr. Lai has been a principal consultant at CitadelCorp Pte Ltd which he founded in February 2020. From February 2015 to July 2019, Mr. Lai was the managing director of Boardroom Limited. Prior to that, Mr. Lai was an auditor director at PwC LLP from October 2002 to December 2014. Mr. Lai graduated from Nanyang Technological University in 2002, with a Bachelor of Accountancy (Honours) degree. Mr. Lai has over 22 years of professional and management experience with a focus on corporate advisory in the capital markets sector, advising Boards and management on strategy, corporate governance and business development, and will be an invaluable addition to our Board.

Long Ai Ming (aka Mrs. Lee Ai Ming) will begin serving as our independent Director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mrs. Lee will serve as chairman of the nomination committee and as a member of the audit and compensation committees. Mrs. Lee is also a director of Temasek Life Sciences Laboratory Limited, and serves as a member of the audit committee, and a director of Lendlease Global Commercial REIT, a real estate investment trust listed on the SGX where she serves as a member of the audit, compensation, and nominating committees. Mrs. Lee is presently an advocate and solicitor of the Supreme Court of Singapore, and a senior consultant at Dentons Rodyk & Davidson LLP (formerly Rodyk & Davidson LLP), where she has practiced law from 1982. Prior to joining Dentons Rodyk & Davidson LLP, Mrs. Lee practiced law at Francis T Seow from 1978 to 1982. Mrs. Lee graduated from the University of Singapore in 1977 with an LLB (Hons) degree. We believe that Mrs. Lee is qualified to serve on our board because of her rich legal experiences.

Sim Mong Keang “Kenny” will begin serving as our independent Director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Sim will serve as chairman of the compensation committee and as a member of the audit and nomination committees. Mr. Sim is also a director of various private and listed companies in Singapore. The public companies of which Mr. Sim is a director include Serial Achieva Ltd (SGX), Global Invacom Group Ltd (SGX), USP Group Ltd (SGX), WE Holding Ltd (now known as Accrelist Ltd) (SGX), and ZACD Group Ltd (Growth Enterprise Market, Stock Exchange of Hong Kong). Mr. Sim has been the CEO of Serial Achieva Ltd, a company listed on SGX, since June 2024. Mr. Sim also has been serving as the Vice President of Strategy at AME International Pte Ltd since April 2024. Mr. Sim is also the founder of FSK Advisory Pte Ltd and has been its CEO and director since July 2014. From April 2023 to June 2024, Mr. Sim was Interim CEO of Achieva Sdn Bhd, a wholly-owned subsidiary of Serial Achieva Ltd. From December 2022 to March 2023, Mr. Sim was the Chief Commercial Officer and a director of Doxa Holdings International Pte Ltd, a FinTech start-up in Singapore. Mr. Sim graduated from Murdoch University in Western Australia in 1997, with a Bachelor of Commerce degree. Mr. Sim brings with him a wealth of experience as a businessman in various industries, as well as a director on the boards of many listed companies (including on various committees of the boards he serves on) in Singapore, and will be an invaluable addition to our board of directors.

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Employment Agreements and Director Agreements

We will enter into employment agreements with each of our executive officers, Ms. Phua Mei Ming and Mr. Chew Kwang Yong, pursuant to which such individuals will be employed as an executive officer for a continuous term unless we or the executive officer gives prior notice to terminate such employment in accordance with the employment agreement. We may terminate the employment for cause without notice, at any time for certain acts, such as repeated or continuing breach of the executive officer’s obligations under the employment agreement, any act or conduct which would bring the executive officer or our company into disrepute, any serious misconduct, unreasonable absenteeism or willful disobedience of our company’s lawful orders, willful refusal to perform all or any duties, insubordination, breach of company secrecy, or violation of the applicable laws and regulations. We may also terminate the employment without cause at any time upon 3 months’ advance written notice. Each executive officer may resign at any time upon 3 months’ advance written notice or upon payment of 3 months remuneration in lieu of notice for the relevant notice period.

Each executive officer has agreed to hold, both during and after two years after the termination or expiry of his employment agreement, in strict confidence and not to use for his own account or divulge or disclose to any person, firm or company, except as required in the performance of his duties in connection with the employment or as required by applicable laws or if the information lawfully comes into the public domain, any trade secret, intellectual property, or any of confidential information of or relating to our Group the confidential information of any third party received by us and for which we owe confidentiality obligations to. Each executive officer has also agreed to disclose in confidence to us all inventions, designs and trade secrets which he conceives, develops during his employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of the employment and for six (6) months following the last date of employment. Specifically, each executive officer has agreed not to: (i) engage or seek to do business which shall be in competition with our business, or (ii) solicit, divert or do business with any person, firm or company who has done business with our company in the previous 12 months preceding the termination of the executive officer’s employment, or (iii) canvass or attempt to entice away the custom of any person who had in the previous 12 months before the termination of the executive officer’s employment had been a customer or supplier of the our company, or (iv) solicit, induce or attempt to induce any employee or independent contractor to terminate his or her employment or engagement with us. The employment agreements also contain other customary terms and provisions.

We also plan to enter into director agreements with each of our independent directors which agreements set forth the terms and provisions of their engagement.

Family Relationships

Phua Yong Pin and Phua Yong Tat are brothers who co-founded the HTL Group more than 40 years ago. Phua Mei Ming is the oldest daughter of Phua Yong Tat.

Apart from the above, none of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K. Our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Composition of our Board of Directors

Our board of directors currently consists of 2 directors and will consist of 5 directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. The Corporate Governance Rules of the Nasdaq generally require that a majority of an issuer’s board of directors must consist of independent directors. Our board of directors has determined that each of Lai Kuan Loong “Victor”, Lee Ai Ming, and Sim Mong Keang “Kenny” is an “independent director” as defined in the Nasdaq Listing Rules. Our board of directors is composed of a majority of independent directors.

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Committees of the Board of Directors

Prior to completion of this offering, we intend to establish an audit committee, a compensation committee and a nominating and corporate governance committee under our Board of Directors. We intend to adopt a charter for each of the three committees prior to completion of this offering. Each committee’s members and functions are described below.

Audit Committee.

Our audit committee will consist of our three independent directors, and will be chaired by Lai Kuan Loong “Victor”. We have determined that satisfy the requirements of Rule 5605(c)(2) of the Listing Rules of the NASDAQ and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee is responsible for, among other things:

●	reviewing and recommending to our board for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

●	approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors at least annually;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

●	discussing with our independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

●	establishing and overseeing procedures for the handling of complaints and whistleblowing; and

●	meeting separately and periodically with management and the independent registered public accounting firm.

Compensation Committee.

Our compensation committee will consist of our three independent directors and will be chaired by Sim Mong Keang “Kenny”. We have determined that satisfy the “independence” requirements of Rule5605(c)(2) of the Listing Rules of the NASDAQ. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

●	overseeing the development and implementation of compensation programs in consultation with our management;

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●	at least annually, reviewing and approving, or recommending to the board for its approval, the compensation for our executive officers;

●	at least annually, reviewing and recommending to the board for determination with respect to the compensation of our non-executive directors;

●	at least annually, reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements;

●	reviewing executive officer and director indemnification and insurance matters; and

●	overseeing our regulatory compliance with respect to compensation matters, including our policies on restrictions on compensation plans and loans to directors and executive officers.

Nominating and Corporate Governance Committee.

Our nominating and corporate governance committee will consist of our three independent directors, and will be chaired by Lee Ai Ming. We have determined that satisfy the “independence” requirements of Rule5605(c)(2) of the Listing Rules of the NASDAQ. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experiences, expertise, diversity and availability of service to us;

●	developing and recommending to our board such policies and procedures with respect to nomination or appointment of members of our board and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or Nasdaq rules, or otherwise considered desirable and appropriate;

●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

●	evaluating the performance and effectiveness of the board as a whole.

Code of Business Conduct and Ethics

In connection with this offering, we have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

Duties of Directors

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

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Interested Transactions

A director may, subject to any separate requirement for audit and risk committee approval under applicable law, the post-offering amended and restated memorandum and articles of association or applicable Nasdaq rules, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

●	Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, listing rules of Nasdaq provide that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of their respective rules and listing standards, subject to conditions thereof. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practices in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

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Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Upon the completion of this offering, we will be a “controlled company” as defined under corporate governance rules of Nasdaq, because our founders and Chairman/Vice Chairman, Messrs. Phua Yong Pin and Phua Yong Tat, will beneficially own approximately 75.6% of our then-issued and outstanding Shares and will be able to exercise approximately 69.1% of the total voting power of our issued and outstanding Shares immediately after the consummation of this offering, assuming the underwriters do not exercise its option to purchase additional Shares. We may also be eligible to utilize the controlled Company exemptions under the Nasdaq corporate governance rules if more than 50% of our voting power is held by an individual, a group or another Company. At this time, we do not intend to rely on these exemptions to corporate governance requirements as a controlled company. However, we may elect to do so in the future.

Compensation of Directors and Executive Officers

HomesToLife Cayman was incorporated in 2024. For the years ended December 31, 2023 and 2022, our operating subsisidary HomesToLife Singapore did not directly pay its executive officers. Rather, the compensation of its executive officers was paid by other companies within the HTL Group. We do not have a share incentive program to provide for grants of awards to our directors and executive officers. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. We have no service contracts with any of our directors providing for benefits upon termination of employment.

Equity Incentive Plan

We have not granted any equity awards to our directors or executive officers during the fiscal years ended December 31, 2022 and 2023.

We approved the HomesToLife Ltd 2024 Incentive Securities Plan on September 17, 2024, which we refer to as the Plan in this prospectus, to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants, and promote the success of our business.

The maximum aggregate number of Shares that may be issued under the Plan is 2,900,000, which is equal to twenty percent (20%) of the total outstanding Shares on a fully diluted basis as of the completion of this offering. As of the date of this prospectus, no awards have been granted under the Plan.

The following paragraphs summarize the principal terms of the Plan.

Types of Awards. The Plan permits the award of non-qualified stock options, incentive stock options, restricted stock, unrestricted stock and any combination of the foregoing.

Plan Administration. The Plan will be administered by the Compensation Committee.

Eligibility. We may grant awards to employees, directors and/or consultants determined by the Compensation Committee to be eligible for participation in the Plan in accordance with its terms.

Vesting Schedule. In general, the Compensation Committee determines the vesting schedule, which is specified in the relevant award agreements.

Exercise of Awards. In general, the Compensation Committee determines the exercise or purchase price, as applicable, for each award, which is stated in the relevant award agreement. Options that are vested and exercisable will terminate if they are not exercised prior to the time as the Compensation Committee determines at the time of grant.

Transfer Restrictions. Awards may not be transferred in any manner by the participant other than in accordance with the exceptions provided in the plan or the relevant award agreement or otherwise determined by the Compensation Committee, such as transfers by will or the laws of descent and distribution.

Termination and Amendment of the Plan. The Plan will terminate on the 10 year anniversary of its adoption by the Board.

Incentive Compensation

We do not maintain any cash incentive or bonus programs and did not maintain any such programs during the year ended December 31, 2023 and 2022.

Director and Executive Officer Compensation Table

The following table sets forth information regarding the compensation paid to our directors and our executive officers during the year ended December 31, 2023 and 2022.

	Compensation Paid
Name and Principal Position	Years ended December 31,	Salary (SGD)	Bonus (SGD)	Other Compensation (SGD)	Total (SGD)
Phua Yong Pin, Director and Chairman	2023	-	--	-	-
	2022	-	-	-	-

Phua Yong Tat, Director and Vice-Chairman	2023	-	-	-	-
	2022	-	-	-	-

Phua Mei Ming, Chief Executive Officer	2023	-	-	-	-
	2022	-	-	-	-

Chew Kwang Yong, Chief Financial Officer	2023	-	-	-	-
	2022	-	-	-	-

Lai Kuan Loong “Victor, Independent Director Nominee	2023	-	-	-	-
	2022	-	-	-	-

Lee Ai Ming, Independent Director Nominee	2023	-	-	-	-
	2022	-	-	-	-

Sim Mong Keang “Kenny, Independent Director Nominee	2023	-	-	-	-
	2022	-	-	-	-

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Shares will purchase shares in this offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering (2)
Name of Beneficial Owners(1)	Number	%	Number	%

Directors and Executive Officers:
Phua Yong Pin(3)	5,006,250	37.8	5,006,250	34.53
Phua Yong Tat(3)	5,006,250	37.8	5,006,250	34.53
Phua Mei Ming	-	-	-	-
Chew Kwang Yong(4)	1,237,500	9.3	1,237,500	8.53
Lai Kuan Loong “Victor”	-	-	-	-
Lee Ai Ming	-	-	-	-
Sim Mong Keang “Kenny”	-	-	-	-
All directors and executive officers as a group (7 persons)	11,250,000	84.9	11,250,000	77.59
5% shareholders:
Golden Hill BVI(3)	10,012,500	75.6	10,012,500	69.05
Summer Capital Pte. Ltd.(4)	1,237,500	9.3	1,237,500	8.53

(1)	Unless otherwise noted, the business address of each of the above entities or individuals is 6 Raffles Boulevard, #02-01/02, Marina Square, Singapore 039594.

(2)	Applicable percentage of ownership is based on 14,500,000 Shares outstanding immediately after the offering.

(3)	Each of Phua Yong Pin and Phua Yong Tat indirectly owns 50% of Golden Hill Capital Ltd. As such, each of Phua Yong Pin and Phua Yong Tat is deemed to beneficially own 5,006,250 Shares held through Golden Hill BVI. The mailing address for Golden Hill BVI is 229 Mountbatten Road, #03-44/45, Singapore 398007.

(4)	Chew Kwang Yong, our Chief Financial Officer, controls Summer Capital Pte. Ltd. As such, Chew Kwang Yong is deemed to beneficially own 1,237,500 Shares held through Summer Capital Pte. Ltd. The mailing address for Summer Capital Pte. Ltd. is 229 Mountbatten Road, #01-01, Mountbatten Square, Singapore, 398007.

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RELATED PARTY TRANSACTIONS

Except for the compensation and other arrangements described in “Executive and Director Compensation” elsewhere, our related party balances as of December 31, 2023, 2022 and 2021 and transactions since January 1, 2024 are identified as follows:

Related Party Transactions with Affiliates

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2023 2022 and 2021, and the period from January 1, 2024 to August 31, 2024:

Name of related parties	Relationship with the Company	Transaction	Transaction Amount
			For the Year Ended December 31,				From January 1, 2024 to August 31,
			2021(S$)	2022(S$)	2023(S$)	2023(US$)	2024 (US$)
New Century Trading (India) Private Limited	Entity controlled by common shareholders and the controlling shareholders	Sales of goods	-	-	292	221	-

HTL Manufacturing Pte Ltd.	Entity controlled by the controlling shareholder’s daughter	Purchase of goods	1,999,994	8,846	-	-	-

HTL Marketing	Entity controlled by common controlling shareholders	Purchase of goods (1)(2)	-	2,098,656	1,925,559	1,460,306	911,774
		Sales rebate	-	-	68,111	51,654	68,421
		Sales warranty rebate	-	-	136,222	103,308	102,631

		Marketing support	-	-	263,652	199,948	740,114
		IT and human resource service income	-	-	-	-	134,000
New Century Sofa India Private Limited	Entity controlled by common controlling shareholders	Purchase of goods	-	-	20,267	15,370	22,704

HTL Furniture (China) Co., Ltd.	Entity controlled by common controlling shareholders	Purchase of goods	362,705	-	-	-	-

(1)	The Company entered into a Products Supply Agreement with HTL Marketing on May 20, 2024. Pursuant to the Products Supply Agreement, the Company purchases the Goods from HTL Marketing in accordance with the agreed pricing structure. The parties agreed that the price of the Goods will be reviewed on an annual basis. The term of the Products Supply Agreement is 20 years commencing from January 4, 2021.
(2)	The Company entered into an Exclusive Brand Distribution Agreement on January 4, 2021, as amended by the Amended and Restated Exclusive Brand Distribution Agreement dated May 20, 2024 (the “Exclusive Brand Distribution Agreement”), pursuant to which HTL Marketing appointed HomesToLife Singapore as the exclusive retail distributor to market, promote and sell products carrying the “Domicil” and “Fabbrica” brands in Singapore with effect from 2001 and 2023, respectively.
(3)	The Company entered into a Trademark License Agreement with HTL Marketing on February 19, 2024.

Policy Concerning Related Party Transactions

On September 17, 2024, the Company’s board of directors approved the adoption of its related party transaction policy, or the “Related Party Transaction Policy”, which sets forth, among others, the definition of a related party transaction and its review process which requires the submission of transaction details, including name of the related party, transaction value, timing of the transaction and nature of the transaction. All transactions determined to be a related party transaction under the Related Party Transaction Policy by the Company’s general counsel are submitted to the Audit Committee for review. The Audit Committee will review the related party transaction in its entirety with specific consideration to the independent nature between the related party and the transaction execution process, and that the execution of the transaction is in the best interest of the Company. If a related party transaction is a continuing transaction, the Audit Committee, at a minimum, will review the transaction on an annual basis.

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DESCRIPTION OF SHARE CAPITAL5

HomesToLife Cayman is a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act and the common law of the Cayman Islands.

As provided in our post-offering amended and restated memorandum and articles of association, the objects of our Company are unrestricted. As provided by section 7(4) of the Companies Act, we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Prior to the effectiveness of the registration statement, of which this prospectus forms a part, we plan to adopt post-offering amended and restated memorandum and articles of association to authorize the issuance of up to 100,000,000 Shares of par value $0.0001 per share.

As of the date immediately prior to this offering, 13,250,000 Shares of par value $0.0001 were issued, fully paid and outstanding and no preference shares were in issue. Upon completion of this offering, we will have 14,500,000 Shares issued and outstanding, assuming the underwriter does not elect to exercise their option to purchase additional Shares from us and no preference shares will be in issue.

The following are summaries of material provisions of our post-offering amended and restated memorandum and articles of association and the Cayman Islands laws insofar as they relate to material terms of our Shares that we expect will become effective upon the closing of this offering.

Assuming that we obtain the requisite shareholder approval, we will adopt our post-offering amended and restated memorandum and articles of association which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of certain material provisions of our post-offering amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. The Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Dividends

Subject to the Companies Act and our post-offering amended and restated articles of association, our Company in general meeting may declare dividends in accordance with the respective rights of the Members but no dividend shall be declared in excess of the amount recommended by our board of directors.

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(i)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and;

(ii)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors

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Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares, unless any share carries special voting rights or unless a call or other amount presently payable has not been paid, at any general meeting: (a) on a poll every member present in person and every person representing a member by proxy or, in the case of a member being a corporation, by a duly authorised representative shall have one vote for every share ; and (b) on a show of hands every member who is present in person (or, in the case of a member being a corporation, by a duly authorised representative) and every person representing a member by proxy shall have one vote. No member is bound to vote on his shares or any of them nor is he bound to vote each of his Shares in the same way. All members holding shares of a particular class of shares are entitled to vote at a meeting of the holders of that class of Shares.

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Transfer of Ordinary Shares

Subject to the Companies Act and our post-offering amended and restated articles of association and provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or in such other form as our board of directors may approve, executed:

●	where the ordinary shares are fully paid, by or on behalf of that shareholder; and

●	where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

Our board of directors shall keep or cause to be kept a register of members as required by the Companies Act and may cause the Company to maintain one or more branch registers as contemplated by the Companies Act, provided that where the Company is maintaining one or more branch registers, the board of directors shall ensure that a duplicate of each branch register is kept with the Company’s principal register of members and updated within such number of days of any amendment having been made to such branch register as may be required by the Companies Act. The title to shares listed on Nasdaq may be evidenced and transferred in accordance with the laws applicable to the rules and regulations of the Nasdaq and, for these purposes, the register of members may be maintained in accordance with Section 40B of the Companies Act.

Where the ordinary shares of any class in question are not listed on or subject to the rules of the Nasdaq, our board of directors may, in our absolute discretion, decline to register a transfer of any share (not being a fully paid up share) or on which our Company has a lien. It may also decline to register a transfer of any share issued unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the board of directors of the Company may reasonably require to show the right of the transferor to make the transfer;
(b)	the instrument of transfer is in respect of only one class of shares;
(c)	the instrument of transfer is properly stamped, if required;
(d)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four;
(e)	the shares transferred are fully paid up and free of any lien in favour of the Company; and
(f)	any applicable fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as the board of the directors of the Company may from time to time require, related to the transfer is paid to the Company.

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of Nasdaq, be suspended at such times and for such periods (not exceeding in the whole thirty days in any year) as our board of directors may determine.

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Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to our post-offering amended and restated articles of association and to the terms of allotment, our board of directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to us the amount called on his shares. A call may provide for payment to be by instalments. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid: (a) at the rate fixed by the terms of allotment of the share or in the notice of the call; or (b) if no rate is fixed, at ten per cent per annum. The Directors may waive payment of the interest wholly or in part.

If a call remains unpaid after it has become due and payable, our board of directors may, give to the person from whom it is due not less than 14 days’ notice requiring payment of: (a) the amount unpaid, (b) any interest which may have accrued and (c) any expenses which have been incurred by the Company due to that person’s default. The notice shall state the following: the place where payment is to be made; and (b) a warning that if the notice is not complied with the Shares in respect of which the call is made will be liable to be forfeited.

If the requirements of any such notice are not complied with, the directors may, before the payment required by the notice has been made, resolve that any share the subject of that notice be forfeited. Such forfeiture will include all dividends or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

Redemption of Ordinary Shares

Subject to the Companies Act, our post-offering amended and restated articles of association, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, we may by action of our directors:

●	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;
●	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and
●	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

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Variations of Rights of Shares

Subject to the Companies Act and without prejudice to our post-offering amended and restated articles of association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the votes by the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

Our Company not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings may be convened on the written requisition of one or more members entitled to attend and vote at our general meetings who (together) hold at least one tenth of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

Every general meeting of our Company shall be called by at least 5 clear days’ notice in writing. The notice must specify the day and the hour, place of the meeting, whether the meeting will be held virtually, at a physical place or both, if the meeting is to be held in any part at a physical place, the address of such place, if the meeting is to be held in two or more places or in any part virtually, the Electronic Communication Facilities (as defined in our post-offering amended and restated articles of association) that will be used to facilitate the meeting, including the procedures to be followed by any shareholder or other participant of the meeting who wishes to utilise such Electronic Communication Facilities for the purposes of attending and participating in such meeting and the general nature of that business.

Subject to the Companies Act, a meeting may be convened on shorter notice, subject to the Companies Act with the consent of the member or members who, individually or collectively, hold at least ninety per cent of the voting rights of all those who have a right to vote at that meeting:

Save as provided in the relevant Article of post-offering amended and restated memorandum and articles of association, no business shall be transacted at any general meeting unless a quorum is present in person or by proxy.

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The quorum for a general meeting shall be: (a) if the Company has only one member: that member; (b) if the Company has more than one member: subject to Article 11.1(b)(ii) of the post-offering amended and restated memorandum and articles of association, two or more members holding shares carrying the right to vote at such general meeting; or for so long as any shares are listed on Nasdaq, one or more members holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

Inspection of Books and Records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company. They will, however, have such rights as may be set out in our post-offering amended and restated articles of association.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	sub-divide our shares or any of them into our shares of smaller amount than is fixed by our Company’s post-offering memorandum of association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our shares is derived;

(d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which its capital is divided; and

(e)	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital in any way.

Certain Cayman Islands Company Considerations

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may obtain an undertaking against the imposition of any future taxation;

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

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“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the combined company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the combined or surviving company, a statement setting out the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (i) seventy-five per cent. (75%) in value of shareholders or class of shareholders or (ii) a majority in number representing seventy-five per cent. (75%) in value of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

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●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of ninety percent (90%) of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority”.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person’s own fraud or dishonesty or against the consequences of committing a crime.

Under Delaware corporate law, a corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party to a proceeding (other than a derivative proceeding), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all reasonably incurred expenses, judgments and amounts paid in settlement so long as the person acted in good faith and in a manner the person believed to be in, or not opposed to, the best interests of the corporation, and if with respect to a criminal proceeding, the person had no reasonable cause to believe that his or her conduct would be unlawful. A corporation has the power to indemnify a director, officer, employee or agent in connection with the defense or settlement of a derivative action against expenses reasonable and actually incurred provided such person acted in good faith and in a manner he or she reasonably believe to be in, or not opposed to, the corporation’s best interest and if such person has been adjudged liable only if a court determines that the person is fairly and reasonably entitled to indemnification. To the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding, such person shall be indemnified against expenses actually and reasonably incurred.

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Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Cayman Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Cayman Companies Act, but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Removal of directors are governed by the terms of the post-offering amended and restated articles of association. Under the post-offering amended and restated articles of association, directors may be removed by an ordinary resolution of our shareholders.

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Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated memorandum and articles of association, , whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the votes by the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, the post-offering amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our post-offering amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the post-offering amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

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Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or
(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or
(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.
(d)

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

For the purpose of this privacy notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

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By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to us with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should transmit this document to those individuals for their awareness and consideration.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with requested personal data or subsequently withdraw your consent, you may not be able to invest in our Company or remain invested in our Company as it will affect our ability to manage your investment.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Economic Substance Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands in January 2019introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities.” An exempted company incorporated in the Cayman Islands as is our Company is an in-scope Cayman Islands entity; however, it does not include an entity that is tax resident outside the Cayman Islands. Our Company being a holding company with no material operations will likely be subject to more limited substance requirements. However, as it is a new regime, it is anticipated that the Substance Act will evolve and be subject to further clarification and amendments. Failure to satisfy applicable requirements may subject us to penalties under the Substance Act.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no established public trading market for our Shares. We cannot assure you that a liquid trading market for our Shares will develop on Nasdaq or be sustained after this offering. Future sales of substantial amounts of Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Shares. Further, since a large number of our Shares will not be available for sale shortly after this offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have 14,500,000 Shares outstanding. All of the Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our Shares in the public market could adversely affect prevailing market prices of our Shares. Prior to this offering, there has been no public market for our Shares, and while we intend to submit application for the Shares to be listed on Nasdaq, we cannot assure you that a regular trading market will develop in the Shares.

Lock-Up Agreements

We, our directors and executive officers, and our 5% or more shareholders have agreed, subject to some exceptions, not to transfer or dispose of, directly or indirectly, any of our Shares, or any securities convertible into or exchangeable or exercisable for our Shares, for a period of six months after the date of this prospectus. After the expiration of the six-month period, the Shares held by our directors, executive officers and our 5% shareholders may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

Rule 144

All of our Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates may sell within any three-month period a number of restricted shares that does not exceed the greater of the following:

●	1% of the then outstanding Shares of the same class, which will equal approximately 145,000 Shares immediately after this offering assuming the over-allotment option is not exercised and 146,875 Shares assuming the over-allotment option is exercised in full; or

●	the average weekly trading volume of our Shares on Nasdaq during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Shares 90 days after we became a reporting Company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and
●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

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MATERIAL INCOME TAX CONSIDERATIONS

The following are material Cayman Islands tax, Singapore tax and U.S. federal income tax considerations relevant to an investment in our Shares. This discussion does not address all of the tax consequences that may be relevant in light of the investor’s particular circumstances. Potential investors should consult their tax advisers regarding the Cayman Islands Singapore, U.S. federal, state and local, and non-U.S. tax consequences of owning and disposing of our Shares in their particular circumstances.

Cayman Islands Taxation

The statements made herein regarding Cayman Islands tax considerations are the opinion of Ogier, our Cayman Islands legal counsel.

Pursuant to the Tax Concessions Act (Revised) of the Cayman Islands, our Company has obtained an undertaking from the Carbinet Office of the Cayman Islands: (a) that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and (b) in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall not be payable on or in respect of the shares, debentures or other obligations of our Company or by way of withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act (Revised) of the Cayman Islands. The undertaking for our Company is for a period of 20 years from 27 May 2024.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Shares, nor will gains derived from the disposal of our Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our Shares or on an instrument of transfer in respect of our Shares, so long as the instrument of transfer is not executed in, brought to, or produced before a court of the Cayman Islands.

Singapore Tax Considerations

The statements made herein regarding taxation are general in nature and based on certain aspects of current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date of this prospectus and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. The statements below are not to be regarded as advice on the tax position of any holder of our Shares or of any person acquiring, selling or otherwise dealing with our Shares or on any tax implications arising from the acquisition, sale or other dealings in respect of our Shares. The statements made herein do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of our Shares and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective holders of our Shares are advised to consult their own tax advisers as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of our Shares. The statements below regarding the Singapore tax treatment of dividends received in respect of our Shares are based on the assumption that the Company is tax resident in Singapore for Singapore income tax purposes. It is emphasized that neither the Company nor any other persons involved in this prospectus accepts responsibility for any tax consequences or liabilities resulting from the subscription for, purchase, holding or disposal of our Shares.

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Individual Income Tax

Individual taxpayers who are Singapore tax residents are subject to tax on income accrued or derived from Singapore. All foreign-sourced income (except for income received through a partnership in Singapore) received on or after January 1, 2004 in Singapore by tax resident individuals will be exempt from tax. Certain Singapore-sourced investment income (such as interest from debt securities) derived by tax resident individuals on or after January 1, 2004 from certain financial instruments (other than income derived through a partnership in Singapore or from the carrying on of a trade, business or profession) will be exempt from tax.

A Singapore tax resident individual is taxed at progressive rates ranging from 0% to a maximum rate of 22.0% after deduction of qualifying personal reliefs where applicable, with effect from the year of assessment 2017 to year of assessment 2023.

Non-resident individuals, subject to certain exceptions, are generally subject to income tax on income accrued in or derived from Singapore at 15% of gross income or 22% of net income, with effect from year of assessment 2017 to year of assessment 2023, except that Singapore employment income is taxed at 15.0% or at the progressive resident rates, whichever yields a higher tax. However, Singapore does not tax capital gains. A non-resident individual (other than a director) exercising a short-term employment in Singapore for not more than 60 days may be exempt from tax in Singapore.

An individual is regarded as a tax resident in Singapore if in the calendar year preceding the year of assessment, he or she was physically present in Singapore or exercised an employment in Singapore (other than as a director of a company) for 183 days or more, or if he or she ordinarily resides in Singapore except for such temporary absences therefrom as may be reasonable and not inconsistent with a claim by such person to be resident in Singapore.

Corporate Income Tax

A company established outside Singapore but whose governing body, being the board of directors, usually exercises de facto control and management of its business in Singapore could be considered tax residents in Singapore. However, such control and management of the business should not be deemed to be in Singapore if physical board meetings are conducted outside of Singapore. Where board resolutions are passed in the form of written consent signed by the directors each acting in their own jurisdictions it is possible that the place of de facto control and management will be considered to be where the majority of the board are located when they sign such consent.

A Singapore tax resident company is subject to Singapore income tax on income accruing in or derived from Singapore and on foreign-sourced income received or deemed to be received in Singapore, unless certain exemptions apply.

Foreign-sourced income in the form of dividends, branch profits and service income received or deemed to be received in Singapore by a Singapore tax resident company is exempt from Singapore income tax if the following conditions are met:

(i)	such income is subject to tax of a similar character to income tax (by whatever name called) under the law of the territory from which such income is received;

(ii)	at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%; and

(iii)	the Comptroller is satisfied that the tax exemption would be beneficial to the Singapore tax resident company.

The corporate tax rate in Singapore is currently 17%. From YA 2020 onwards, three-quarters of a company’s first S$10,000 of its normal chargeable income, and half of its next S$190,000 of normal chargeable income are exempt from corporate tax.

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Newly incorporated companies will also, subject to certain conditions and exceptions, be eligible for tax exemption on three-quarters of the company’s first S$100,000 of normal chargeable income, and half of its next $100,000 of normal chargeable income, for each of the company’s first three YAs falling in or after YA 2020.

Dividend Distributions

Under Singapore’s one-tier corporate tax system, dividends paid by a Singapore tax resident company are exempt from Singapore income tax in the hands of its shareholders, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Gains on Disposal of our Shares

Singapore does not impose tax on capital gains. There are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. Gains arising from the disposal of our Shares may be construed to be of an income nature and subject to Singapore income tax, especially if they arise from activities which the IRAS regards as the carrying on of a trade or business in Singapore.

Holders of our Shares who apply, or who are required to apply, the Singapore Financial Reporting Standard (“FRS”) 39, FRS 109 or Singapore Financial Reporting Standard (International) 9 (“SFRS(I) 9”) (as the case may be) may for the purposes of Singapore income tax be required to recognize gains or losses (not being gains or losses in the nature of capital) in accordance with the provisions of FRS 39, FRS 109 or SFRS(I) 9 (as modified by the applicable provisions of Singapore income tax law) even though no sale or disposal of our Shares is made.

Holders of our Shares should consult their accounting and tax advisers regarding the Singapore income tax consequences of their acquisition, holding and disposal of our Shares.

Estate Duty

Singapore estate duty was abolished with respect to all deaths occurring on or after February 15, 2008.

Shareholders, whether or not domiciled in Singapore, should consult their own tax advisors regarding the Singapore tax consequences.

Certain United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Shares. This summary applies only to U.S. Holders that hold our Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

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●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	the Company’s officers or directors;

●	holders who are not U.S. Holders;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Shares through such entities.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Shares and their partners are urged to consult their tax advisors regarding an investment in our Shares.

Persons considering an investment in our Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

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Taxation of Dividends and Other Distributions on Our Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that our Shares are readily tradable on an established securities market in the United States and the U.S. Holder satisfies certain holding periods and other requirements. In this regard, Shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on Nasdaq, as our Shares are expected to be.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Shares.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Our Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of our Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Shares. Any capital gain or loss will be long term if the Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

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No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Shares), and (ii) any gain realized on the sale or other disposition of Shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Shares;
●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;
●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and
●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Shares held at the end of the taxable year over the adjusted tax basis of such Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Shares over the fair market value of such Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

100

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual IRS Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

In addition, dividend payments with respect to our Shares and proceeds from the sale, exchange or redemption of our Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual Shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with US Tiger Securities Inc., as representative of the underwriters, or the representative, in this offering. The representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. The underwriters have agreed to purchase from us, on a firm commitment basis, the number of Shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriters	Number of Shares
US Tiger Securities Inc.
Total

The underwriters are committed to purchase all the Shares offered by this prospectus if they purchase any Shares. The underwriters are not obligated to purchase the Shares covered by the underwriter’s over-allotment option to purchase Shares as described below. The underwriters are offering the Shares, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the representative an option, exercisable for 45 days from the closing date of this offering, to purchase up to 187,500 additional Shares (equal to 15% of the Shares initially offered by this prospectus) at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus.

Discounts and Expenses

The underwriting discounts are equal to seven percent (7%) of the initial public offering price set forth on the cover of this prospectus.

The following table shows the per share and total initial public offering price, underwriting discounts, and proceeds before expenses to the Company. These amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option to purchase up to an additional 187,500 Shares.

		Total
	Per Share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price(1)	$5.00	$6,250,000	$7,187,500
Underwriting discounts to be paid by us	$0.35	$437,500	$503,125
Proceeds, before expenses, to us	$4.65	$5,812,500	$6,684,375

(1)	Initial public offering price per share is assumed as US$5 per share, which is the midpoint of the range set forth on the cover page of this prospectus.

We will also pay to the underwriter by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the Shares, including any Shares issued pursuant to the exercise of the underwriter’s over-allotment option.

We have agreed to reimburse the underwriter up to a maximum of US$250,000 (inclusive of the Advance) for out-of-pocket accountable expenses, for all of its reasonable, out-of-pocket expenses (including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals) in connection with the performance of its services. We paid an expense advance of US$150,000 to the underwriter (the “Advance”), for the underwriter’s anticipated out-of-pocket expenses, and any expense deposits will be returned to us to the extent the underwriter’s incurred out-of-pocket accountable expenses are less than the Advance in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and the non-accountable expense allowance, will be approximately US$1.7 million, including a maximum aggregate reimbursement of US$250,000 of underwriter’s accountable expenses.

Right of Participation

We have agreed to grant the Representative, for the twelve-month period following the closing of this offering, a right to participate as an investment banker, joint book-runner and/or joint placement agent for any future public and private equity, convertible or debt offerings of our securities during such period.

Lock-up Agreements

The Company, on behalf of itself and any successor entity, will agree in the Underwriting Agreement that, without the prior written consent of the representative, it will not, for a period of six (6) months after the date of this prospectus (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

102

In addition, each of our directors, officers and the principal shareholders (5% or more shareholders), has agreed to enter into customary lock-up agreements in favor of the representative that for a period of six (6) months from the date of this prospectus, they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares of the Company or any securities convertible into or exercisable or exchangeable for Shares of the Company, subject to customary exceptions.

The representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreement may be waived at its discretion. In determining whether to waiver the terms of the lock-up agreement, the representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Stock Exchange

We have applied to list our Shares approved for listing/quotation on the Nasdaq under the symbol “HTLM.” However, there can be no assurance that we will be successful in listing our Shares on the Nasdaq. We will not consummate and close this offering without a listing approval letter from Nasdaq.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our securities during and after this offering, including:

●	stabilizing transactions;

●	short sales;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our securities while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Shares, which involve the sale by the underwriters of a greater number of Shares than they are required to purchase in this offering and purchasing Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing our securities in the open market. In making this determination, the underwriters will consider, among other things, the price of our securities available for purchase in the open market as compared to the price at which they may purchase our securities through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing our securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result of these activities, the price of our securities may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

The principal factors to be considered in determining the public offering price include:

●	the information set forth in this prospectus and otherwise available to underwriters;

●	our history and prospects and the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our company;

●	the general condition of the securities market at the time of this offering;

●	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

The assumed public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our Shares or that the Shares will trade in the public market at or above the public offering price.

103

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in these securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of our securities for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Stamp Taxes

If you purchase the securities offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the public offering of the Shares in the United States, the underwriter may, subject to applicable foreign laws, also offer the Shares in certain countries.

Offers Outside of the United States

Notice to Prospective Investors in Hong Kong

The Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Taiwan

The Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Shares in Taiwan.

Notice to Prospective Investors in the Cayman Islands

No invitation, whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for our Shares.

104

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions and non-accountable expenses, that we expect to incur in connection with this offering. With the exception of the SEC registration fee and the Nasdaq listing fee, all amounts are estimates.

SEC Registration Fee	$1,273
Nasdaq Listing Fee	$75,000
FINRA Filing Fee	$5,675
Legal Fees and Expenses	$746,388
Accounting Fees and Expenses	$511,000
Printing and Engraving Expenses	$10,459
Miscellaneous Expenses	$100,205
Total	$1,450,000

LEGAL MATTERS

Loeb & Loeb LLP is acting as counsel to our Company regarding U.S. securities law matters. The validity of the Shares offered hereby will be passed upon for us by Ogier. Certain legal matters with respect to U.S. federal and New York State law in connection with this offering will be passed upon for the underwriter by Hunter Taubman Fischer & Li LLC. Legal matters as to Singapore law will be passed upon for us by Icon Law (SGP). Loeb & Loeb LLP may rely upon Ogier with respect to matters governed by Cayman Islands law and Icon Law (SGP) with respect to matters governed by Singapore law.

EXPERTS

The combined financial statements as of December 31, 2023, 2022 and 2021, and for each of the years then ended included in this prospectus have been so included in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

105

HOMESTOLIFE LTD AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

HOMESTOLIFE LTD

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of HomesToLife Ltd and Subsidiaries (collectively referred to as the “Company”) as of December 31, 2021, 2022 and 2023, the related combined statements of operations, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, 2022 and 2023, and the results of its operations and its cash flows each of the years in the three-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Restatement of the 2022 and 2023 Financial Statements

As discussed in Note 13 to the combined financial statements, the accompanying 2022 and 2023 combined financial statements have been restated to correct a misstatement.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Audit Alliance LLP

Singapore

We have served as the Company’s auditor since 2024.

# we have issued the report on our opinion to the financial statements for the years ended December 31, 2022 and 2023 on July 17, 2024.

August 21, 2024 (September 19, 2024 as to the effects of the restatement discussed in Note 13 to the combined financial statements)

F-2

HOMESTOLIFE LTD AND SUBSIDIARIES

COMBINED BALANCE SHEETS

	As of December 31,
	2021	2022	2023	2023
	SGD	SGD	SGD	USD
ASSETS
Current assets:
Cash and cash equivalents	1,814,312	2,883,790	1,802,469	1,366,956
Accounts receivables	83,454	204,778	149,602	113,455
Inventories, net	824,617	771,856	889,907	674,888
Amounts due from related parties	-	-	505,716	383,525
Amount due from former shareholder	730,300	730,300	730,300	553,845
Deposit, prepayments and other receivables	504,295	549,986	909,738	689,928
Total current assets	3,956,978	5,140,710	4,987,732	3,782,597

Non-current assets:
Plant and equipment, net	100,293	27,928	297,587	225,685
Right-of-use assets, net	1,338,351	2,150,473	4,100,541	3,109,768
Total non-current assets	1,438,644	2,178,401	4,398,128	3,335,453

TOTAL ASSETS	5,395,622	7,319,111	9,385,860	7,118,050

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	820,775	779,204	1,310,787	994,075
Customer deposits	1,884,412	1,982,928	1,117,364	847,387
Accrued liabilities and other payables	218,784	260,622	285,756	216,711
Lease liabilities	998,591	1,056,641	1,632,192	1,237,822
Total current liabilities	3,922,562	4,079,395	4,346,099	3,295,995

Long-term liabilities:
Other payables	166,083	125,083	125,083	94,861
Lease liabilities	643,579	1,327,970	2,809,102	2,130,367
Total long-term liabilities	809,662	1,453,053	2,934,185	2,225,228

TOTAL LIABILITIES	4,732,224	5,532,448	7,280,284	5,521,223

Commitments and contingencies

Shareholders’ equity
Ordinary share, US$0.0001 par value, 100,000,000 shares authorized, 13,250,000 shares issued and outstanding as of December 31, 2021, 2022 and 2023*	1,747	1,747	1,747	1,325
Additional paid-in capital	38,798,253	38,798,253	38,798,253	29,423,823
Accumulated other comprehensive loss	(4,666,758)	(4,666,758)	(4,666,758)	(3,539,177)
Accumulated losses	(33,469,844)	(32,346,579)	(32,027,666)	(24,289,144)
Total shareholders’ equity	663,398	1,786,663	2,105,576	1,596,827

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	5,395,622	7,319,111	9,385,860	7,118,050

* The shares amounts are presented on a retroactive basis.

See accompanying notes to the combined financial statements.

F-3

HOMESTOLIFE LTD AND SUBSIDIARIES

COMBINED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2021	2022	2023	2023
	SGD	SGD	SGD	USD
	(Restated, see Note 13)		(Restated, see Note 13)
Revenues, net
Revenue from third parties	7,386,268	8,235,089	6,811,111	5,165,411
Cost of goods sold	(2,750,236)	(3,116,993)	(1,928,492)	(1,462,532)

Gross profit	4,636,032	5,118,096	4,882,619	3,702,879

Operating expenses:
Sales and distribution expenses	(2,866,960)	(2,747,981)	(3,078,543)	(2,334,705)
General and administrative expenses	(1,755,608)	(1,345,886)	(1,521,472)	(1,153,851)
Total operating expenses	(4,622,568)	(4,093,867)	(4,600,015)	(3,488,556)

Income from operations	13,464	1,024,229	282,604	214,323

Other income:
Interest income	-	-	8,234	6,245
Government grant	293,364	78,702	11,500	8,721
Legal compensation	1,000,000	-	-	-
Sundry income	-	20,334	16,575	12,570
Total other income, net	1,293,364	99,036	36,309	27,536

Income before income taxes	1,306,828	1,123,265	318,913	241,859

Income tax expense	-	-	-	-

NET INCOME	1,306,828	1,123,265	318,913	241,859

Weighted average number of ordinary shares:
Basic and diluted *	13,250,000	13,250,000	13,250,000	13,250,000

EARNINGS PER SHARE – BASIC AND DILUTED	0.10	0.08	0.02	0.02

* The shares amounts are presented on a retroactive basis.

See accompanying notes to the combined financial statements.

F-4

HOMESTOLIFE LTD AND SUBSIDIARIES

COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary shares		Additional	Accumulated other		Total
	No. of shares *	Amount	paid-in capital	comprehensive loss	Accumulated losses	shareholders’ equity
		SGD	SGD	SGD	SGD	SGD

Balance as of January 1, 2021	13,250,000	1,747	38,798,253	(4,666,758)	(34,776,672)	(643,430)

Net income for the year	-	-	-	-	1,306,828	1,306,828

Balance as of December 31, 2021	13,250,000	1,747	38,798,253	(4,666,758)	(33,469,844)	663,398

Net income for the year	-	-	-	-	1,123,265	1,123,265

Balance as of December 31, 2022	13,250,000	1,747	38,798,253	(4,666,758)	(32,346,579)	1,786,663

Net income for the year	-	-	-	-	318,913	318,913

Balance as of December 31, 2023	13,250,000	1,747	38,798,253	(4,666,758)	(32,027,666)	2,105,576

Balance as of December 31, 2023 (USD)	13,250,000	1,325	29,423,823	(3,539,177)	(24,289,144)	1,596,827

* The shares amounts are presented on a retroactive basis.

See accompanying notes to the combined financial statements.

F-5

HOMESTOLIFE LTD AND SUBSIDIARIES

COMBINED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2021	2022	2023	2023
	SGD	SGD	SGD	USD
Cash flows from operating activities:
Net income	1,306,828	1,123,265	318,913	241,859
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of plant and equipment	83,482	77,552	62,699	47,550
Depreciation of right-of-use assets	1,215,568	1,201,519	1,514,559	1,148,611
Impairment loss of plant and equipment	13,083	-	-	-
Loss on written off of inventories	43,404	9,566	16,748	12,702
Provision for reinstatement cost	-	10,000	-	-
Unrealized foreign exchange losses	-	-	15,482	11,742

Change in operating assets and liabilities:
Accounts receivable	(83,454)	(121,324)	55,176	41,843
Inventories	(371,996)	43,195	(134,799)	(102,229)
Deposits, prepayments, and other receivables	(99,592)	(45,691)	(375,234)	(284,571)
Accounts payable	690,586	(41,570)	531,583	403,142
Customer deposits	557,463	98,516	(865,564)	(656,427)
Accrued liabilities and other payables	(721,293)	(9,163)	25,134	19,061
Net cash provided by operating activities	2,634,079	2,345,865	1,164,697	883,283

Cash flows from investing activities:
Purchase of plant and equipment	(31,413)	(5,187)	(332,358)	(252,054)
Advance to former shareholder	(730,300)	-	-	-
Net cash used in investing activities	(761,713)	(5,187)	(332,358)	(252,054)

Cash flows from financing activities:
Advance from shareholder	688	-	-	-
Advance to related parties	-	-	(505,716)	(383,525)
Payments on lease liabilities	(1,253,074)	(1,271,200)	(1,407,944)	(1,067,757)
Net cash used in financing activities	(1,252,386)	(1,271,200)	(1,913,660)	(1,451,282)

Net change in cash and cash equivalent	619,980	1,069,478	(1,081,321)	(820,053)

BEGINNING OF YEAR	1,194,332	1,814,312	2,883,790	2,187,009

END OF YEAR	1,814,312	2,883,790	1,802,469	1,366,956

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	-	-	-	-
Cash paid for interest	71,789	93,824	195,000	147,884

See accompanying notes to the combined financial statements.

F-6

HOMESTOLIFE LTD AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1 － BUSINESS OVERVIEW

HomesToLife Ltd (“HTLL” or the “Company”) was incorporated in the Cayman Islands with limited liability under the Companies Act on February 16, 2024.

The Company, through its subsidiaries, is principally engaged in the sale and distribution of leather upholstered furniture, such as, sofas, armchairs, recliners, and related accessories, with its unique design and craftmanship, throughout a network of retail stores under the brand name of “HomesToLife” in Singapore.

Description of subsidiaries incorporated and controlled by the Company:

Name	Background	Ownership

HomesToLife International Pte. Ltd (“HIPL”)	● Singaporean company ● Incorporated on February 22, 2024 ● Issued and outstanding 1 ordinary share for SGD1 ● Investment holding	100% owned by HTLL

HomesToLife Pte. Ltd. (“HTL SG”)	● Singaporean company ● Incorporated on September 28, 1989 ● Issued and outstanding 38,800,000 ordinary shares for SGD38,800,000 ● Sale and distribution of furniture	100% owned by HIPL

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

Reorganization

Since April 2024, the Company completed several transactions for the purposes of a group reorganization (the “Reorganization”).

Prior to the Reorganization, HTL SG was held as to 100% by New Century International Homes Pte. Ltd, which is jointly controlled by Mr. Phua Yong Pin and Mr. Phua Yong Tat (“Phua Founders”). Upon completion of the Reorganization, Golden Hill Investment Limited, which is controlled by Phua Founders, ultimately owns 75.57% of the Company and HTL SG has become an indirect wholly-owned subsidiary of the Company.

During the years presented in these combined financial statements, the control of these entities has been demonstrated by Phua Founders, as joint owners, as if the Reorganization had taken place at the beginning of the earlier date presented. Accordingly, the combination has been treated as a corporate restructuring of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The combination of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying combined financial statements.

NOTE 2 － SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying combined financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying combined financial statements and notes.

●	Basis of Presentation

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

F-7

HOMESTOLIFE LTD AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

The combined financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is not an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

●	Principles of Consolidation

The combined financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Use of Estimates and Assumptions

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the combined financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates reflected in the Company’s combined financial statements include the useful lives of plant and equipment, impairment of long-lived assets, allowance for estimated credit losses, provision for obsolete inventories, revenue recognition, retirement plan cost, leases, income tax provision, deferred taxes and uncertain tax position.

The inputs into the management’s judgments and estimates consider the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

●	Foreign Currency Transaction

Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise with the impact of subsequent changes in such rates reflected in the income statement. The functional currency of a significant portion of our international operations is Singapore Dollar (“SGD” or “SG$”).

●	Convenience Translation

Translations of amounts in the combined balance sheets, combined statements of income and comprehensive income, and combined statements of cash flows from SGD into US$ as of and for the year ended December 31, 2023 are solely for the convenience of the readers and were calculated at the rate of US$ = SGD1.3186. No representation is made that the SGD amounts could have been, or could be, converted, realized, or settled into US$ at such rate or at any other rate.

F-8

HOMESTOLIFE LTD AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

●	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. They consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments.

●	Accounts Receivables

Accounts receivables due from credit card processors, as the cash proceeds from accounts receivables are received within the next 3 working days, which are recorded at the gross billing amounts, net of the fee charges by credit card processors.

The Company reviews impairment losses for accounts receivable based on assessments of the recoverability of the accounts receivable and individual account analysis, including the current creditworthiness and the past collection history of each credit card processors and current economic industry trends. Impairments arise when there is objective evidence indicating that the balances may not be collectible. The identification of bad and doubtful debts, in particular of a loss event, requires the use of judgment and estimates, which involve the estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on analysis of credit card processors’ payment history and ongoing relationship, management makes conclusions about whether any balances outstanding at the end of the period will be deemed non-collectible on an individual basis and on aging analysis basis. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the combined statements of operations and comprehensive income. Delinquent account balances are written off against the allowance for estimated credit losses after management has determined that the likelihood of collection is not probable.

As of December 31, 2021, 2022 and 2023, no allowances for estimated credit losses are recorded as the Company considers all of the outstanding accounts receivable fully collectible in the foreseeable future.

●	Inventories

Substantially all of the inventories are finished goods inventory of sofa, armchairs, recliners, accessories and other related products, which are stated at the lower of cost or net realizable value.

Cost of inventories is determined using the weighted average method and includes all costs to acquire and other costs to bring the inventories to their present location and condition. The Company takes ownership, risks, and rewards of the products purchased.

Inventories are written down to estimated net realizable value, which could be impacted by certain factors including historical usage, expected demand, anticipated sales price, and other factors. The Company continuously evaluates the recoverability of the Company’s inventories, and inventory provisions are recorded in the combined statements of operations and comprehensive income. Inventory provision is made by the Company for the years ended December 31, 2021, 2022 and 2023 were SGD103,599, SGD103,599 and SGD103,599 (US$78,567), respectively.

●	Plant and Equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Leasehold improvements	Shorter of 3 years or the term of lease
Furniture and fittings	1-5 years
Computer equipment	3-5 years

F-9

HOMESTOLIFE LTD AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as plant and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. No impairment losses were recognized for the years ended December 31, 2021, 2022 and 2023.

●	Revenue Recognition

The Company receives revenue from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC Topic 606 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Certain portion of the Company’s income is derived from contracts with customers, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC Topic 606, as follows:

The Company typically enters into sale contract with its customers where the rights of the parties, including payment terms, are identified and sales prices to the customers are fixed with no separate sales rebate, discount, or other incentive and no right of return exists on sales of merchandise. The Company’s performance obligation is to deliver products according to contract specifications. The Company recognizes gross product revenue at a point in time when the control of products or services is transferred to customers.

F-10

HOMESTOLIFE LTD AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

The Company mainly generates revenues from the sale of products. The product is invoiced, and the revenue is recognized upon shipment or once transfer of risk has passed to the customer, which is the point at which the Company has satisfied its performance obligation.

Payments received as deposits for the purchase orders made by the customers are recognized as customer deposits and included in liabilities on the balance sheet. Customer deposits are recognized as revenue when control over the ordered furniture is transferred to and accepted by the customer.

All revenues are reported net of any sales discounts or taxes. Refunds and returns, which are minimal, are recorded as a reduction of revenue.

In accordance with ASC Topic 606, Revenue Recognition: Principal Agent Considerations, the Company evaluates the terms in the agreements with its channels and independent contractors to determine whether or not the Company acts as the principal or as an agent in the arrangement with each party respectively. The determination of whether to record the revenue on a gross or net basis depends upon whether the Company has control over the goods prior to transferring it. In general, the Company controls the products as it has the obligation to (i) fulfil the products delivery and (ii) bear any inventory risk as legal owners. In addition, when establishing the selling prices for delivery of resale products, the Company has control to set its selling price to ensure it would generate profit for the products delivery arrangements. The Company believes that all these factors indicate that the Company is acting as a principal in this transaction. As a result, revenue from the sales of products is presented on a gross basis.

The Company only accepts the return of products that are defective or non-conforming due to defects in manufacturing and/or workmanship within 7 days upon the receipt of products by the customers.

Disaggregation of Revenue

The Company has disaggregated its revenue from contracts with customers into categories based on the product categories, as follows:

	For the years ended December 31,
	2021	2022	2023	2023
	SGD	SGD	SGD	USD
By products:

Sale of Leather and Fabric Upholstered Furniture	6,510,721	7,263,760	5,949,005	4,511,607
Sale of Case Goods and Accessories	875,547	971,329	862,106	653,804
Retail sales, total	7,386,268	8,235,089	6,811,111	5,165,411

●	Cost of Goods Sold

Cost of goods sold primarily consists of purchase costs of merchandizes from the vendors, the shipping and fulfilment costs incurred during the delivery to the customers.

●	Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 2021, 2022 and 2023 were SGD181,691, SGD141,740 and SGD199,240 (US$151,100), respectively.

●	Shipping and Handling Costs

Shipping costs incurred to deliver the products from the warehouse to the customers are included in cost of revenue in the combined statements of operations and totaled SGD122,581, SGD304,351 and SGD149,138 (US$113,104) for the years ended December 31, 2021, 2022 and 2023, respectively.

F-11

HOMESTOLIFE LTD AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

●	Segment Reporting

ASC Topic 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments. As the Company’s chief operating decision maker has been identified as the chief executive officer, who reviews the combined results when making decisions about allocating resources and assessing performance of the Company, thus for the years ended December 31, 2021, 2022, and 2023, the Company has one single business segment operating in Singapore.

●	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operations as the related employee service are provided.

●	Leases

The Company adopts the FASB Accounting Standards Update (“ASU”) 2016-02 “Leases (Topic 842).” for all periods presented. This standard requires lessees to recognize lease assets (“right-of-use”) and related lease obligations (“lease liabilities”) on the balance sheet for leases with terms in excess of twelve months. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities.

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the combined balance sheets. Finance leases are included in finance lease ROU assets and finance lease liabilities in the combined balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease and finance lease ROU assets and liabilities are recognized, based on the present value of lease payments over the lease term discounted using the rate implicit in the lease. In cases where the implicit rate is not readily determinable, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term. The Company depreciated the ROU assets on a straight-line basis from the lease commencement date to the earlier of the end of the useful life of the ROU assets or the end of the lease term. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

All of the Company’s real estate leases are classified as operating leases and there was no lease with a duration of twelve months or less.

●	Warranty Liabilities

The Company offers a product warranty to its customers, generally ten (10) years, from the date of shipment accepted by the customers, in accordance with applicable law or industry standard, which is limited to the original equipment manufacturers’ warranties on the defective or non-conforming products. Historically, the Company has experienced a low rate of payments on product claims. Warranty expense was immaterial for the years ended December 31, 2021, 2022 and 2023.

●	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-12

HOMESTOLIFE LTD AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2021, 2022 and 2023, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2021, 2022 and 2023, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdictions. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

●	Net Income Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the year. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

●	Related Parties

The Company follows the ASC Topic 850-10, Related Party (“ASC 850”) for the identification of related parties and disclosure of related party transactions.

Pursuant to ASC 850, the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of ASC Topic 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The combined financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which statements of operations are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which statements of operations are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments and Contingencies

The Company follows the ASC Topic 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

F-13

HOMESTOLIFE LTD AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

●	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, accounts receivable, amounts due from related parties, deposit, prepayments and other receivables, accounts payable, accrued liabilities and other payables and amounts due to related parties approximate at their fair values because of the short-term nature of these financial instruments.

●	Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In June 2016, the FASB issued Accounting Standards Update (ASU) 2016-13, Financial Instruments — Credit Losses (Topic 326). The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) — Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyses financial instruments, but it does not anticipate a material impact on results of operations. The Company has adopted this new standard on its combined financial statements for the year ended December 31, 2023.

F-14

HOMESTOLIFE LTD AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

In June 2023, the FASB issued Accounting Standards Update (ASU) No. 2022-03 Fair Value Measurements (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. These amendments clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. This guidance is effective for public business entities for fiscal years, including interim periods within those fiscal years, beginning after October 15, 2023. Early adoption is permitted. The Company has assessed ASU 2023-03 and early adopted the guidance during the second quarter of 2023. The adoption did not have a material impact on the Company’s combined financial statements.

In March 2023, the FASB issued ASU No. 2023-01, Leases (Topic 842) – Common-Control Arrangements. This guidance amends the accounting for leasehold improvements in common-control arrangements by requiring a lessee in a common-control arrangement to amortize leasehold improvements that it owns over the improvements’ useful life to the common-control group, regardless of the lease term, if the lessee continues to control the use of the underlying asset through a lease. The new standard will become effective for the Company beginning in fiscal year 2025. The Company is currently evaluating the impact of this standard on its combined financial statements and disclosures.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative, which incorporates certain SEC disclosure requirements into the FASB Accounting Standards Codification. This update will improve disclosure and presentation requirements of a variety of topics and align the requirements in the FASB codification with the SEC’s regulations. The Company is currently evaluating the potential effect of this ASU on its combined financial statements, but does not expect the impact to be material.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the combined balance sheets, statements of operations and cash flows.

NOTE 3 － INVENTORIES, NET

	As of December 31,
	2021	2022	2023	2023
	SGD	SGD	SGD	USD

Goods for retail sales	928,216	875,455	993,506	753,455
Less: reserve for obsolete inventories	(103,599)	(103,599)	(103,599)	(78,567)
	824,617	771,856	889,907	674,888

NOTE 4 － PLANT AND EQUIPMENT, NET

Plant and equipment consisted of the following:

	As of December 31,
	2021	2022	2023	2023
	SGD	SGD	SGD	USD
As cost:
Leasehold improvements	1,394,159	1,394,159	1,657,643	1,257,123
Office equipment	31,368	31,368	76,536	58,044
Computer equipment	244,764	249,951	273,657	207,537
	1,670,291	1,675,478	2,007,836	1,522,704
Less: accumulated depreciation	(1,569,998)	(1,647,550)	(1,710,249)	(1,297,019)
Plant and equipment, net	100,293	27,928	297,587	225,685

Depreciation expense for the years ended December 31, 2021, 2022 and 2023 were SGD83,482, SGD77,552 and SGD62,699 (US$47,550), respectively.

F-15

HOMESTOLIFE LTD AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 5 － LEASES

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Generally, the implicit rate of interest (“discount rate”) in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

The Company has entered into commercial operating leases with various third parties for the use of offices, retail stores and warehouse in Singapore. These leases have original terms exceeding 1 year, but not more than 3 years. These operating leases are included in “Right-of-use Assets” on the balance sheet and represent the Company’s right to use the underlying assets during the lease term. The Company’s obligation to make lease payments are included in “Lease liabilities” on the balance sheet.

Supplemental balance sheet information related to operating leases was as follows:

	As of December 31,
	2021	2022	2023	2023
	SGD	SGD	SGD	USD
Operating lease:
Right-of-use assets, net	1,338,351	2,150,473	4,100,541	3,109,768

Lease liabilities:
Current lease liabilities	998,591	1,056,641	1,632,192	1,237,822
Non-current lease liabilities	643,579	1,327,970	2,809,102	2,130,367
Total lease liabilities	1,642,170	2,384,611	4,441,294	3,368,189

Operating lease expense for the years ended December 31, 2021, 2022 and 2023 was SGD1,193,362, SGD914,797 and SGD1,602,942 (US$1,215,640), respectively.

Other supplemental information about the Company’s operating lease as of December 31,

	2021	2022	2023
Weighted average discount rate	3.96-6.56%	3.96-6.56%	3.96-6.56%
Weighted average remaining lease term (years)	0.81-4.94 years	0.16-5.67 years	0.59-4.67 years

Operating lease commitments:

The following table summarizes the future minimum lease payments due under the Company’s operating leases in the next five years:

For the year ending December 31,	SGD	USD

2024	1,825,780	1,384,635
2025	1,349,225	1,023,225
2026	774,381	587,275
2027	738,008	559,691
2028	159,242	120,766
Total minimum lease payments	4,846,636	3,675,592
Less: imputed interest	(405,342)	(307,403)
Future minimum lease payments	4,441,294	3,368,189

F-16

HOMESTOLIFE LTD AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 6 － SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company was established under the laws of Cayman Island on February 2, 2024, and was authorized to issue one class of ordinary share. At the date of filing, the total number of ordinary shares which the Company is authorized to issue 100,000,000 ordinary shares, consisting of 13,250,000 shares of ordinary share issued and outstanding, at US$0.0001 par value.

NOTE 7 － NET INCOME PER SHARE

	Years ended December 31,
	2021	2022	2023	2023
	SGD	SGD	SGD	USD
Numerator:
Net income attributable to the Company’s shareholders	1,306,828	1,123,265	318,913	241,859

Denominator:
Weighted average ordinary shares outstanding
Basic and diluted*	13,250,000	13,250,000	13,250,000	13,250,000

Net income per share
Basic and diluted	0.10	0.08	0.02	0.02

* The shares amounts are presented on a retroactive basis.

NOTE 8 － INCOME TAX EXPENSE

The provision for income tax expense consisted of the following:

Years ended December 31,
	2021	2022	2023	2023
	SGD	SGD	SGD	USD

Current income tax	-	-	-	-
Deferred income tax	-	-	-	-

Income tax expense	-	-	-	-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company operates in Singapore that is subject to taxes in the jurisdictions in which it operates, as follows:

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Singapore

HIPL and HTL SG are operating in Singapore and are subject to the corporate income tax under Singapore tax regime at the rate of 17%, based on its chargeable income. In addition, 75% of up to the first SGD10,000, and 50% of up to the next SGD190,000, of a company’s chargeable income otherwise subject to normal taxation is exempt from corporate tax.

F-17

HOMESTOLIFE LTD AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

The reconciliation of income tax rate to the effective income tax rate based on income before income tax expense for the years ended December 31, 2021, 2022 and 2023 are as follows:

	Years ended December 31,
	2021	2022	2023	2023
	SGD	SGD	SGD	USD

Income before income taxes	1,306,828	1,123,265	318,913	241,859
Statutory income tax rate	17%	17%	17%	17%
Income tax expense at statutory rate	222,161	190,955	54,215	41,116
Income not subject to taxes	-	(4,934)	-	-
Expenses not subject to tax deduction	278,039	238,204	301,548	228,688
Temporary difference not subject to taxes	(3,120)	(3,119)	(513)	(389)
Utilization of deferred tax asset not previously recognized	(213,022)	(232,054)	(239,350)	(181,519)
Utilization of tax losses previously not recognized	(284,058)	(189,052)	(115,900)	(87,896)
Income tax expense	-	-	-	-

Deferred income tax assets are not recognized for tax losses, unutilized capital allowances and deductible temporary differences arising from provisions carried forward to the extent that realization of the related tax benefits through future taxable profits is profitable.

As at December 31, 2021, 2022, 2023, the operation in the Singapore incurred SGD10,062,992, SGD9,125,863 and SGD8,444,098 (US$6,403,835) of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating losses carryforward have no expiration under Singapore tax regime.

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2021, 2022 and 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended December 31, 2021, 2022 and 2023 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2023.

NOTE 9 － PENSION COSTS

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Singapore. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. For the years ended December 31, 2021, 2022 and 2023, the contribution to the defined benefit plans was approximately SGD179,035, SGD166,321 and SGD152,098 (US$115,348), respectively.

NOTE 10 － RELATED PARTY BALANCES AND TRANSACTIONS

Nature of relationships with related parties

Name of related party	Relationship with the Company
Golden Hill Capital Ltd	Holding company of the Company
New Century International Homes Pte. Ltd.	Entity controlled by common shareholders and the controlling shareholder
HTL Manufacturing Pte Ltd.	Entity controlled by controlling shareholder’s daughter
HTL Marketing Pte. Ltd.	Entity controlled by common shareholders and the controlling shareholder
HTL Furniture (China) Co., Ltd.	Entity controlled by common shareholders and the controlling shareholder
New Century Sofa India Private Limited	Entity controlled by common shareholders and the controlling shareholder
New Century Trading (India) Private Limited	Entity controlled by common shareholders and the controlling shareholder

F-18

HOMESTOLIFE LTD AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

Related party balances consisted of the following:

		As of December 31,
		2021	2022	2023	2023
Name	Nature	SGD	SGD	SGD	USD

New Century International Homes Pte. Ltd.	Amount due from former holding company	730,300	730,300	730,300	553,845

As of December 31, 2021, 2022 and 2023, the amount due from New Century International Homes Pte. Ltd. represented the temporary advances by the Company for non-trade purpose. The amount is unsecured, interest-free and due on demand. Subsequently, in March 2024, these temporary advances were fully repaid by New Century International Homes Pte. Ltd., the former shareholder.

In the ordinary course of business, during the years ended December 31, 2021, 2022 and 2023, the Company has involved with transactions, either at cost or current market prices and on the normal commercial terms among related parties. The following table provides the transactions with these parties for the years as presented (for the portion of such period that they were considered related):

		For the years ended December 31,
		2021	2022	2023	2023
Name	Nature	SGD	SGD	SGD	USD

New Century Trading (India) Private Limited	Sales of goods	-	-	292	221
HTL Manufacturing Pte. Ltd.	Purchase of goods	1,999,994	8,846	-	-
HTL Marketing Pte. Ltd.	Purchase of goods	-	2,098,656	1,925,559	1,460,306
	Sales rebate	-	-	68,111	51,654
	Sales warranty rebate	-	-	136,222	103,308
	Marketing support	-	-	263,652	199,948
HTL Furniture (China) Co., Ltd.	Purchase of goods	362,705	-	-	-
New Century Sofa India Private Limited	Purchase of goods	-	-	20,267	15,370

Apart from the transactions and balances detailed above and elsewhere in these accompanying combined financial statements, the Company has no other significant or material related party transactions during the years presented.

NOTE 11 － CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the years ended December 31, 2021, 2022 and 2023, there was no single customer who accounted for 10% or more of the Company’s revenues.

All of the Company’s customers are located in Singapore.

F-19

HOMESTOLIFE LTD AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(b)	Major vendors

For the years ended December 31, 2021, 2022 and 2023, the vendors, being related parties, who accounted for 10% or more of the Company’s purchases and its outstanding payable balances at year-end dates, are presented as follows:

	Year ended December 31, 2021		As of December 31, 2021
Vendor	Cost of goods sold	Percentage of cost of goods sold	Accounts payable
	SGD		SGD
HTL Manufacturing Pte Ltd. (related party)	1,337,106	49%	751,832
HTL Furniture (China) Co., Ltd. (related party)	722,488	26%	-

	Year ended December 31, 2022		As of December 31, 2022
Vendor	Cost of goods sold	Percentage of cost of goods sold	Accounts payable
	SGD		SGD
HTL Marketing Pte. Ltd. (related party)	1,340,446	47%	723,625
HTL Manufacturing Pte Ltd. (related party)	980,696	35%	-

	Year ended December 31, 2023			As of December 31, 2023
Vendor	Cost of goods sold		Percentage of cost of goods sold	Accounts payable
	SGD	USD		SGD	USD
HTL Marketing Pte. Ltd. (related party)	1,857,191	1,408,457	78%	791,210	600,038
Vendor C – third party	254,094	192,700	11%	-	-

All of the Company’s major vendors are located in Singapore and China.

(c)	Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents, and accounts receivable. Cash equivalents are maintained with high credit quality institutions in Singapore, the composition and maturities of which are regularly monitored by the management. The Singapore Deposit Protection Board pays compensation up to a limit of SGD500,000 (US$379,190) if the bank in Singapore with which an individual/a company hold its eligible deposit fails.

As of December 31, 2023, cash and cash equivalents of SGD1.8 million (US$1.4 million) was maintained at financial institutions in Singapore, of which approximately SGD1.3 million (US$1 million) was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

(d)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore, there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of SGD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

(e)	Economic and political risk

The Company’s major operations are conducted in Singapore. Accordingly, the political, economic, and legal environments in Singapore, as well as the general state of Singapore’s economy may influence the Company’s business, financial condition, and results of operations.

NOTE 12－ COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of December 31, 2021, 2022 and 2023, the Company did not have any significant commitments and contingencies involved.

F-20

HOMESTOLIFE LTD AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 13 – RESTATEMENT OF PREVIOUSLY ISSUED COMBINED FINANCIAL STATEMENTS

Subsequent to the issuance of the Company’s combined financial statements for the years ended December 31, 2022 and 2023, certain errors were identified in relation to the treatment and presentation of material components under “other income” caption. Based on the predominance principle in ASC 250-10-50-7, the Company has corrected and restated its statements of operations for the years ended December 31, 2022 and 2023 accordingly.

The following table summarizes the impact of the corrections on the combined statements of operations for the years ended December 31, 2022 and 2023:

	Year ended December 31, 2022
	As Previously	Restatement
	Reported	Adjustments	As Restated
	SGD	SGD	SGD
Operating expenses:
Sales and distribution expenses	(2,747,981)	-	(2,747,981)
General and administrative expenses	(1,355,809)	9,923	(1,345,886)
Total operating expenses	(4,103,790)	9,923	(4,093,867)

Income from operations	1,014,306	9,923	1,024,229

Other income:
Government grant	-	78,702	78,702
Sundry income	108,959	(88,625)	20,334
Total other income, net	108,959	(9,923)	99,036

Income before income taxes	1,123,265	-	1,123,265

	Year ended December 31, 2023
	As Previously	Restatement
	Reported	Adjustments	As Restated
	SGD	SGD	SGD
Operating expenses:
Sales and distribution expenses	(3,079,243)	700	(3,078,543)
General and administrative expenses	(1,598,960)	77,488	(1,521,472)
Total operating expenses	(4,678,203)	78,188	(4,600,015)

Income from operations	204,416	78,188	282,604

Other income:
Interest income	-	8,234	8,234
Government grant	-	11,500	11,500
Sundry income	114,497	(97,922)	16,575
Total other income, net	114,497	(78,188)	36,309

Income before income taxes	318,913	-	318,913

NOTE 14－ SUBSEQUENT EVENTS

In accordance with ASC Topic 855, Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the combined financial statements are issued, the Company has evaluated all events or transactions that occurred after the balance sheet date up to the date that the audited combined financial statements were available to be issued. Based upon the review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement except those have been disclosed elsewhere in the Notes to the financial statements and the following:

On March 20, 2024, the Company’s former shareholder, New Century International Homes Pte. Ltd., repaid the temporary advances in full to the Company.

F-21

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person’s own fraud or dishonesty or against the consequences of committing a crime.

Our post-offering amended and restated memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification by the underwriters of us and our directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

The shares were issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act. No underwriters were involved in these issuances of Shares.

Name	Number of Shares	Consideration
Golden Hill Capital Ltd	13,250,000	$1,325.00

The foregoing issuances were exempt from registration under the Securities Act since they were transactions not involving a public offering. No underwriters were involved in these issuances of Shares. Other than disclosed herein, we did not issue any securities in the past three years.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Combined Financial Statements or the Notes thereto.

II-2

ITEM 9. UNDERTAKINGS.

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on September 19, 2024.

HomesToLife Ltd

By:	/s/ Phua Mei Ming
Name:	Phua Mei Ming
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Chew Kwang Yong
Name:	Chew Kwang Yong
Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phua Mei Ming	Chief Executive Officer	September 19, 2024
Phua Mei Ming	(Principal Executive Officer)

/s/ Chew Kwang Yong	Chief Financial Officer	September 19, 2024
Chew Kwang Yong	(Principal Financial and Accounting Officer)

*		September 19, 2024
Phua Yong Pin	Director and Chairman

*		September 19, 2024
Phua Yong Tat	Director and Vice-Chairman

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of HomesToLife Ltd has signed this registration statement or amendment thereto in New York, New York, United States of America on September 19, 2024.

COGENCY GLOBAL INC.

By:	/s/ Coleen A. De Vries
Name:	Coleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

II-4

EXHIBIT INDEX

Exhibit No.	Description of document
1.1*	Form of Underwriting Agreement
3.1**	Form of Amended and Restated Memorandum and Articles of Association (to be effective in connection with the completion of this offering)
4.1**	Specimen Ordinary Share Certificate
5.1*	Opinion of Ogier, Cayman Islands counsel of the Registrant, regarding the validity of Ordinary Shares being registered
8.1*	Opinion of Ogier, Cayman Islands counsel of the Registrant, as to certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1**^	Employment Agreement of Phua Mei Ming
10.2**^	Employment Agreement of Chew Kwang Yong
10.3**^	Amended and Restated Products Supply Agreement dated May 20, 2024 between HomesToLife Pte. Ltd. and HTL Marketing Pte. Ltd.
10.4**^	Amended and Restated Exclusive Brand Distribution Agreement dated May 20, 2024 between HomesToLife Pte. Ltd. and HTL Marketing Pte. Ltd.
10.5**	Form of Independent Director Appointment Letter
21.1**	List of Subsidiaries of the Registrant
23.1*	Consent of Audit Alliance LLP
23.2*	Consent of Ogier (included in Exhibits 5.1)
23.3*	Consent of Loeb & Loeb LLP
23.4*	Consent of Icon Law
24.1**	Power of Attorney (included in signature page hereto)
99.1**	Code of Business Conduct and Ethics
99.2**	Form of HomesToLife Ltd 2024 Incentive Securities Plan
99.3**	Director Nominee Consent of Lai Kuan Loong “Victor”
99.4**	Director Nominee Consent of Lee Ai Ming
99.5**	Director Nominee Consent of Sim Mong Keang “Kenny”
99.6**	Form of Clawback Policy
107**	Calculation of Registration Fee

*	Filed herewith.
**	Previously filed.
^	Certain terms have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Registrant hereby undertakes to furnish copies of any of the terms upon request by the SEC.

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